As filed with the Securities and Exchange Commission on May 11, 2006

Registration No. 333-127405

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

To

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its governing instruments)

865 South Figueroa Street, Suite 3500, Los Angeles, California 90017 (213) 683-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack A. Cuneo

President and Chief Executive Officer

CB Richard Ellis Realty Trust

865 South Figueroa Street, Suite 3500, Los Angeles, California 90017 (213) 683-4222

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert E. King, Jr. Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 (212) 878-8000	David C. Roos Moye White LLP 1400 16th Street Denver, CO 80202 (303) 292-2900	Kevin J. Lavin Arnold & Porter LLP 1600 Tysons Boulevard McLean, VA 22102-4865 (703) 720-7011

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Shares of beneficial interest, par value $.01 per share	$2,000,000,000	$100,074.43	(2)

(1)	Includes an indeterminate number of shares of the Registrant’s common shares as may be sold, from time to time, by the Registrant to investors at $10.00 per share and an indeterminate number of shares of the Registrant’s common shares as may be issued, from time to time, pursuant to the Registrant’s dividend reinvestment plan at $9.50 per share, with an aggregate public offering price not to exceed $2,000,000,000. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	$135,325.58 was previously paid at the initial filing of the registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED MAY 11, 2006

PROSPECTUS

$2,000,000,000

[LOGO]

CB RICHARD ELLIS REALTY TRUST

Common Shares of Beneficial Interest

CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

We are offering up to $2,000,000,000 in common shares of beneficial interest, 90% of which will be offered at a price of $10.00 per share, and 10% of which will be offered pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm we choose for that purpose. We reserve the right to reallocate the shares between the primary offering and our dividend reinvestment plan.

This is a best efforts offering, which means CNL Securities Corp., the Dealer Manager, will use its best efforts but is not required to sell any specific amount of shares. This is a continuous offering that will end no later than the date two years from the date of this prospectus. You must initially invest at least $5,000, assuming no discounts apply. Following an initial subscription for at least the required minimum investment, any investor may make additional purchases of one share. Your subscription funds will be deposited in an interest-bearing account with             , the escrow agent, and will be held in trust for your benefit, pending release to us.

To assist us in maintaining our qualification as a REIT, our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit.

Investing in our shares involves risks. You should read the complete discussion of the risk factors beginning on page 14 of this prospectus.

•	We and the Investment Advisor commenced operations in July 2004 and have a limited operating history and we have limited experience operating as a REIT and may not be able to operate our business or implement our operating policies and strategies successfully.
•	You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets. This is a “blind pool” offering and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested. We have not identified any specific assets to acquire or investments to make with the proceeds from this offering.
•	Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the value of the cost of our assets, our organizational documents limit our aggregate borrowing up to 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. If we become more highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on outstanding indebtedness and to pay our anticipated distributions and/or the distributions required to qualify as a REIT, and could harm our financial condition.
•	There are potential conflicts of interest in our relationship with the Investment Advisor and its affiliates, including CBRE Investors, including that our advisory agreement was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party; the Investment Advisor and its affiliates may engage in investment activities that may compete with ours; and certain advisory fees paid to the Investment Advisor and its affiliates are not tied to the performance of our portfolio. Our chairman and our chief financial officer each serve as managing directors of the Investment Advisor and also serve as president and executive managing director, respectively, of CBRE Investors, our sponsor. Our president and chief executive officer serves as the president and chief executive officer of the Investment Advisor and also serves as a managing director of CBRE Investors. Our president and chief executive officer and our chief financial officer directly hold an aggregate 16.8% economic interest in the Investment Advisor.
•	We pay substantial fees and expenses to the Investment Advisor, its affiliates and the Dealer Manager, which payments increase the risk that you will not earn a profit on your investment.
•	No public market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.
•	If you purchase our common shares in this offering, you will incur immediate dilution of up to approximately $(.95), or (9.5)%, in the book value per share of our common shares from the price you pay in this offering.
•	The concentration of our ownership may adversely affect the ability of new investors to influence our policies. For example, Wells Fargo Bank, N.A., as trustee for certain related trusts, owns approximately 2.3 million common shares, representing a total of approximately 39.69% of our outstanding common shares prior to the sale of any shares in this offering. Consequently, these shareholders have significant influence over us.
•	If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no ability to deduct distributions made to our shareholders.

	Price to Public(1)	Commissions(1)(2)	Proceeds to us, before expenses(1)
Primary Offering Per Share	$10.00	$0.85	$9.15
Total Primary Offering Amount	$1,800,000,000	$153,000,000	$1,647,000,000
Dividend Reinvestment Plan Offering Per Share	$9.50	$—	$9.50
Total Dividend Reinvestment Plan Offering Amount	$200,000,000	$—	$200,000,000
Total Offering Amount	$2,000,000,000	$153,000,000	$1,847,000,000

(1)	Assumes we sell $1,800,000,000 in the primary offering and $200,000,000 pursuant to our dividend reinvestment plan.
(2)	Includes up to a 6.0% selling commission, a 1.5% dealer manager fee and a 1.0% marketing support fee, none of which will be paid for shares issued pursuant to our dividend reinvestment plan.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common shares, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

CNL Securities Corp.

Dealer Manager

The date of this prospectus is                     , 2006.

SUITABILITY STANDARDS

An investment in our company involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $150,000; or

•	a gross annual income of at least $45,000 and a net worth of at least $45,000.

In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards:

Alaska, Arizona, California, Iowa, Kansas, Michigan and North Carolina – Investors must have either (1) a net worth of at least $225,000, or (2) gross annual income of at least $60,000 and a net worth of at least $60,000.

Tennessee – Investors must have either (1) a net worth of at least $500,000 or (2) gross annual income of $65,000 and a net worth of at least $250,000.

New Hampshire – Investors must have either (1) a net worth of at least $250,000 or (2) gross annual income of $50,000 and a net worth of at least $125,000.

South Carolina – Investors must have either (1) a net worth of at least $150,000 or (2) gross annual income of $65,000 and a net worth of at least $65,000.

Kansas, Missouri and Pennsylvania – In addition to the suitability requirements described above, investors must have a net worth of at least 10 times their investment in us.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Those selling shares on our behalf must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each shareholder based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives.

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SUITABILITY STANDARDS	i
SUMMARY	1
RISK FACTORS	14
Risks Related to Our Business	14
We and the Investment Advisor commenced operations in July 2004 and have a limited operating history and may not be able to implement our operating policies and strategies successfully.	14
You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested.	14
If the Investment Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.	14

Conflict of Interest Risks	15
The Investment Advisor faces conflicts of interest relating to time management.	15
The Investment Advisor faces conflicts of interest relating to the purchase and leasing of assets.	15
The Investment Advisor and its affiliates may face conflicts of interest if they sell or lease properties they acquire to us.	15
We pay substantial fees and expenses to the Investment Advisor, its affiliates and the Dealer Manager, which payments increase the risk that you will not earn a profit on your investment.	15
Termination of the Advisory Agreement could be costly	16
Certain of our officers and trustees face conflicts of interest.	16
We will be subject to additional risks as a result of any joint ventures.	16

General Investment Risks	17
No market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.	17
If you purchase our common shares in this offering, you will incur immediate dilution of up to approximately $(.95), or (9.5)%, in the book value per share of our common shares from the price you pay in this offering.	17
This is a “best efforts” offering and if we are unable to raise substantial funds, we may have substantial limitations on our ability to achieve a diversified portfolio of assets.	17
This is a “blind pool” offering and you will not have the opportunity to evaluate investments prior to purchasing our common shares	17
Restrictions on ownership of a controlling percentage of our shares may limit your opportunity to receive a premium on your shares.	17
The concentration of our ownership may adversely affect the ability of new investors to influence our policies. For example, the Stein Trusts own approximately 2.3 million common shares, representing a total of approximately 39.69% of our outstanding common shares. Consequently, these shareholders have significant influence over us.	18
We have implemented certain provisions that could make any change in our board of trustees or in control of our company more difficult.	18
You are limited in your ability to sell your shares pursuant to our share redemption program.	18
We established the offering price on an arbitrary basis.	19
Your interest in us may be diluted if we issue additional equity.	19

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The amount and timing of cash dividends is uncertain.	19
We are uncertain of our sources for funding of future capital needs.	19

General Real Estate Risks	19
Real estate investments are long-term illiquid investments and may be difficult to sell in response to changing economic conditions.	19
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our shareholders.	20
Adverse economic conditions in the geographic regions in which we purchase properties may negatively impact your overall returns.	20
Adverse economic conditions affecting the particular industries of our tenants may negatively impact your overall returns.	20
Because we will be dependent on our tenants for substantially all of our revenue, our success is materially dependent on the financial stability of our tenants.	20
If one or more of our tenants file for bankruptcy protection, we may be precluded from collecting all sums due.	20
We may not have funding for future tenant improvements, which may reduce your returns and make it difficult to attract one or more new tenants.	21
A property that incurs a significant vacancy could be difficult to sell or lease.	21
Uninsured losses relating to real property may adversely affect your returns.	21
Development and construction of our properties may result in delays and increased costs and risks.	21
Competition for investments may increase costs and reduce returns.	22
Delays in acquisitions of properties may adversely affect your investment and reduce returns.	22
Uncertain market conditions and the broad discretion of the Investment Advisor relating to the future disposition of properties could adversely affect the return on your investment.	22
General economic conditions may affect the timing of the sale of our properties and the purchase price we receive.	22
If we purchase environmentally hazardous property, our operating results could be adversely affected.	22
Costs associated with complying with regulations such as the Americans with Disabilities Act of 1990 may result in unanticipated expenses.	23
Your investment may be subject to additional risks if we make international investments.	23
If we make or invest in mortgage loans, our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.	23
If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations which could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell the mortgage loans.	24
Delays in liquidating defaulted mortgage loans could reduce our investment returns.	24

Financing Risks	24
Rising interest rates will increase our borrowing costs and reduce cash available for distributions and could also adversely affect the values of the properties we own.	24
We could become more highly leveraged and an increase in debt service could adversely affect our cash flow and ability to make distributions.	24
If we fail to make our debt payments, we could lose our investment in a property.	24
Lenders may require us to enter into restrictive covenants relating to our operations.	25
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.	25
Failure to hedge effectively against interest rate changes may adversely affect results of operations.	25

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U.S. Federal Income Tax Risks	26
If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to shareholders.	26
The Investment Advisor has not previously managed a REIT, and we cannot assure you that the past experience of its management will be sufficient to successfully manage our business as a REIT.	26
We may be subject to tax on our undistributed net taxable income or be forced to borrow funds to make distributions required to qualify as a REIT.	27
Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates.	27
We will pay some taxes.	27
The ability of our board of trustees to revoke our REIT election without shareholder approval may cause adverse consequences to our shareholders.	27
Legislative or regulatory action could adversely affect investors.	27
FORWARD-LOOKING STATEMENTS	28
ESTIMATED USE OF PROCEEDS	29
DISTRIBUTION POLICY	32
DILUTION	33
SUMMARY SELECTED FINANCIAL DATA	34
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	36
Overview	36
Critical Accounting Policies	36
Revenue Recognition and Valuation of Receivables	37
Investments in Real Estate	37
Real Estate Purchase Price Allocation	38
Treatment of Management Compensation, Expense Reimbursements	39
Accounting for Derivative Financial Investments and Hedging Activities	39
Accounting for Share-Based Compensation	39
Variable Interest Entities	40
Results of Operations	40
Financial Condition, Liquidity and Capital Resources	40
Off-Balance Sheet Arrangements	42
Contractual Obligations and Commitments	42
Income Taxes	42
Qualitative Disclosures About Market Risk	42
Recent Developments	43
THE COMPANY	44
General	44
Company Background	44
Business Strengths	45
Competition	46
Employees	47
Facilities	47
Legal Proceedings	47
PRIOR PERFORMANCE SUMMARY	48
Prior Investment Programs	48

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SUMMARY

The following summary highlights the key aspects of this offering. Because this is a summary, it may not contain all of the information that you should consider. You should read carefully the more detailed information appearing elsewhere in this prospectus, including the information in “Risk Factors.” Unless the context otherwise requires or indicates, references in this prospectus to “CBRE REIT,” “we,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of CB Richard Ellis Realty Trust and its subsidiaries.

Q:	What is a Real Estate Investment Trust?

A:	In general, a real estate investment trust, or REIT, is an entity that:

•	combines the capital of many investors to acquire or provide financing for real properties;

•	enables individual investors to invest in a professionally managed portfolio of real estate assets; and

•	provided certain U.S. federal income tax requirements are satisfied, avoids the “double taxation” (at the corporate and shareholder level) of income that generally results from investments in a corporation because a REIT is generally not subject to U.S. federal corporate income taxes on that portion of its income distributed to shareholders.

Q:	Who is CB Richard Ellis Realty Trust?

A:	CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. We are an externally managed REIT, and have retained CBRE Advisors LLC as our investment advisor. We intend to qualify as a REIT for U.S. federal income tax purposes.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55.5 million from July 2004 to October 2004 in private placements of our common shares. As of the date of this prospectus, we own seven properties.

Q:	Who is CB Richard Ellis Investors, L.L.C.?

A:	CB Richard Ellis Investors, L.L.C., or CBRE Investors, is our sponsor and who we consider to be our promoter. Robert H. Zerbst, president of CBRE Investors, is the chairman of our board of trustees, Jack A. Cuneo, managing director of CBRE Investors, is our president and chief executive officer and one of our directors, and Laurie Romanak, executive managing director of CBRE Investors, is our senior vice president, chief financial officer and secretary. CBRE Investors and its investment management affiliates provide investment management services to clients/partners that include pension plans, investment funds and other organizations seeking to generate returns and diversification through investment in real estate. It sponsors funds and investment programs that span the risk/return spectrum across three continents: North America, Europe and Asia. CBRE Investors’ employees now total approximately 200 in 11 offices, including six overseas offices in Luxembourg, London, Tokyo, Paris, Milan and Frankfurt. CBRE Investors is a wholly-owned subsidiary of CB Richard Ellis Group, Inc.

Q:	Who is CB Richard Ellis Group, Inc.?

A:	CB Richard Ellis Group, Inc. (NYSE: CBG), or CB Richard Ellis, is the largest global commercial real estate services firm, based on 2005 revenue, offering a full range of services to owners, lenders, tenants and investors in office, retail, industrial, multi-family and other commercial real estate. As of December 31, 2005, excluding affiliate and partner offices, CB Richard Ellis operated in over 220 offices worldwide with approximately 14,500 employees. CB Richard Ellis’ business is focused on several service competencies, including tenant representation, property/agency leasing, property sales, commercial mortgage origination/servicing, integrated capital markets (equity and debt) solutions, commercial property and corporate facility management, valuation, proprietary research and real estate investment management.

Q:	What is the experience of our executive officers and trustees?

A.	Our senior management team, led by Jack A. Cuneo, has extensive experience investing and managing commercial real estate. We believe that the broad experience of our executive officers and trustees will enable us to generate investment opportunities consistent with our investment objectives.

Q:	Who is CBRE Advisors LLC?

A:	CBRE Advisors LLC is our investment advisor. CBRE Advisors LLC, which we refer to as the Investment Advisor in this prospectus, was organized as a Delaware limited liability company in June 2004 and commenced operations in July 2004. The Investment Advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. We benefit from the investment expertise and experience of the Investment Advisor, which is an affiliate of CBRE Investors. The Investment Advisor will receive advisory services relating to real estate acquisitions, property management and communications with existing investors from CNL Fund Management Company, an affiliate of the Dealer Manager, pursuant to a sub-advisory agreement.

Q:	Who is CBRE Operating Partnership, L.P.?

A:	CBRE Operating Partnership, L.P., or CBRE OP, was formed in March 2004 to acquire, own and operate properties on our behalf. We are considered to be an umbrella partnership real estate investment trust, or an “UPREIT,” as all of our assets are owned in a partnership, CBRE OP, of which we are the sole general partner. This structure allows us to acquire real property through the issuance of CBRE OP interests to sellers who desire to defer taxable gain otherwise required to be recognized by them upon a disposition of their properties. We intend to make all acquisitions of real properties through CBRE OP.

Q:	What are our investment objectives?

A:	Our investment objectives are:

•	to maximize cash dividends paid to you;

•	to preserve and protect your capital contribution;

•	to realize growth in the value of our assets upon the sale of such assets; and

•	to provide you with the potential for future liquidity by (i) listing our shares on a national securities exchange or the over-the-counter market or (ii) if a listing has not occurred on or before December 31, 2011 our board of trustees must consider (but is not required to) commencing an orderly liquidation of our assets.

We may only change these investment objectives with the approval of our shareholders.

Q:	Are there any risks involved in an investment in our shares?

A:	Yes, an investment in our shares involves material risks. Each prospective purchaser of our shares should consider carefully the matters discussed below and under “Risk Factors” beginning on page 14 before investing in our shares.

•	We and the Investment Advisor commenced operations in July 2004 and have a limited operating history and we have limited experience operating as a REIT and may not be able to operate our business or implement our operating policies and strategies successfully.

•	You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets. This is a “blind pool” offering and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested. We have not identified any specific assets to acquire or investments to make with the proceeds from this offering.

•	Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the value of the cost of our assets, our organizational documents limit our aggregate borrowing up to 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. If we become more highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on outstanding indebtedness and to pay our anticipated distributions and/or the distributions required to qualify as a REIT, and could harm our financial condition.

•	There are potential conflicts of interest in our relationship with the Investment Advisor and its affiliates, including CBRE Investors, including that our advisory agreement was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party; the Investment Advisor and its affiliates may engage in investment activities that may compete with ours; and certain advisory fees paid to the Investment Advisor and its affiliates are not tied to the performance of our portfolio. Our chairman and our chief financial officer each serve as managing directors of the Investment Advisor and also serve as president and executive managing director, respectively, of CBRE Investors, our sponsor. Our president and chief executive officer serves as the president and chief executive officer of the Investment Advisor and also serves as a managing director of CBRE Investors. Our president and chief executive officer and our chief financial officer directly hold an aggregate 16.8% economic interest in the Investment Advisor.

•	We pay substantial fees and expenses to the Investment Advisor, its affiliates and the Dealer Manager, which payments increase the risk that you will not earn a profit on your investment.

•	No public market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	If you purchase our common shares in this offering, you will incur immediate dilution of up to approximately $(.95), or (9.5)%, in the book value per share of our common shares from the price you pay in this offering.

•

The concentration of our ownership may adversely affect the ability of new investors to influence our policies. For example, Wells Fargo Bank, N.A., as trustee for certain related trusts (collectively, the “Stein Trusts”), owns approximately 2.3 million common shares, representing a total of approximately 39.69% of our outstanding common shares prior to the sale of any shares in this offering. Consequently, these shareholders have significant influence over us.

•	If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to our shareholders.

•	If the Investment Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

•	Real estate investments are long-term illiquid investments and may be difficult to sell in response to changing economic conditions.

•	REIT distribution requirements could adversely affect our liquidity.

•	Ownership limitations and transfer restrictions on our common shares may restrict liquidity of the common shares.

•	Dividends payable by REITs generally do not qualify for reduced U.S. federal individual income tax rates.

Q:	What are our business strengths?

A:	We believe that our relationship with the Investment Advisor and its affiliates provides us with several key business strengths:

•	CB Richard Ellis Global Platform. Our relationship with the CB Richard Ellis organization harnesses its global resources in research, market intelligence, investment sourcing, financing, leasing and property management services for our benefit. Strong local market intelligence sourced from the network allows us to make more informed investment decisions, and provides access to a greater variety of investment opportunities.

•	Proven Investment Team. The Investment Advisor employs a team of experienced real estate professionals. The five senior officers of the Investment Advisor have significant experience in the real estate industry, including extensive acquisition, disposition and financing experience. Before its experience in managing us, the Investment Advisor had not managed a REIT.

•	Disciplined Research-Based Investment Process. The Investment Advisor uses a disciplined process in making investment decisions, based primarily on the extensive resources of CBRE Investors’ dedicated research department led by Doug Herzbrun. Other key resources include local market intelligence from the CB Richard Ellis network and analysis from its real estate market research affiliate, Torto Wheaton Research, as well as the Investment Advisor’s network of industry contacts.

•

Investment Sourcing.    The scope of the CB Richard Ellis network includes established relationships with sellers, developers and real estate brokers across all major markets in the United States, providing a broad pipeline of investment opportunities. In particular, we believe that we will be able to access “off-market” opportunities identified by the network which are not being generally marketed for sale. In addition, the Investment Advisor and our management team have extensive resources and contacts outside of the CB Richard Ellis network which we expect to provide additional investment opportunities.

•	Proven Acquisitions Experience and Transaction Underwriting Experience. CBRE Investors personnel are constantly sourcing, evaluating, underwriting and closing real estate investments, primarily on behalf of third party investors.

•	Proactive Asset Management. The Investment Advisor uses CBRE Investors’ proactive asset management approach to operate our assets, manage continuing capital investments, evaluate whether to hold or sell assets and coordinate the resources of the CB Richard Ellis platform and other service providers to improve asset performance.

Q:	Why should you invest in real estate?

A.	Allocating some portion of your investment portfolio may provide you with a hedge against unanticipated inflation, portfolio diversification, lower volatility and attractive risk-adjusted returns. As a result, real estate has become a major asset class for asset allocations in investment portfolios.

Q:	In what types of real property will we invest the proceeds of this offering?

A:	We generally will seek to use the offering proceeds available for investment after the payment of fees and expenses to acquire real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. Our investment policies provide that we may not invest more than 20% of our total assets in any single investment. In addition, we seek to maintain a portfolio of geographically diverse assets and we may invest up to 30% of our total assets outside of the United States. Investments outside of the United States will be focused in areas in which CBRE Investors has existing operations or previous investment experience, which today consist of Western Europe and Japan. We are not limited in the amount that we may invest in any type of real estate investment consistent with our investment objectives.

Q.	Why do we invest in global real estate assets?

A.	In addition to opportunities in the United States, we also believe that international real estate markets provide investors with an opportunity to diversify their portfolio with an investment that may provide returns that are less correlated to the returns of the equity, bond and real estate markets of the United States.

Q:	May we invest in anything other than real property?

A:	Yes. We anticipate there will be opportunities to acquire some or all of the ownership interests of unaffiliated enterprises having real property investments consistent with those we intend to acquire directly. In addition, we may invest in or make mortgage loans, subject to the investment limitations contained in our declaration of trust. However, we have no current intention to invest in mortgage loans. Because there are significant limitations on the amount of non-real estate related assets that a REIT may own without losing its qualification as a REIT, our ability to own non-real estate investments will be limited. These limitations may limit our ability to maximize profits.

Q:	Who chooses the investments we make?

A:	The Investment Advisor finds, presents and recommends to us real estate investment opportunities consistent with our investment objectives. The Investment Advisor has contractual responsibilities to us and is a fiduciary of ours and our shareholders pursuant to the advisory agreement. Certain officers of the Investment Advisor, including Robert H. Zerbst, Jack A. Cuneo and Scott Stuckman, assist in making property acquisition recommendations on behalf of the Investment Advisor to our board of trustees. The Investment Advisor may not complete an acquisition or disposition of property or financing of such acquisition on our behalf without the prior approval of a majority of our board of trustees. The actual terms and conditions of transactions involving investments in properties are determined in the sole discretion of the Investment Advisor, subject at all times to such board approval.

Q:	How does the Investment Advisor select potential properties for acquisition?

A:	In making investment decisions for us, the Investment Advisor considers relevant risks and financial factors, including the creditworthiness of major tenants, the expected levels of rental and occupancy rates, current and projected cash flow of the property, the location, condition and use of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and tax considerations. In addition to these factors, the Investment Advisor, when evaluating prospective mortgage loan investments, will consider the ratio of the amount of the investment to the value of the property by which it is selected and the quality, experience and creditworthiness of the borrower. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. Our primary focus is on office, industrial, retail and multi-family residential properties.

Q:	Will we use leverage?

A:	Yes, we expect to borrow money to purchase assets. We have adopted a policy to limit our aggregate borrowing to no more than 65% of the value of the cost of our assets before non-cash reserves and depreciation. This policy may be altered at any time or suspended if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report.

Q:	Do we intend to acquire some of our properties in joint ventures?

A:	We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties, including other programs sponsored by CBRE Investors, for the purpose of developing, owning and operating real properties. However, we do not intend to enter into joint ventures or similar arrangements in which we do not exercise management control. In determining whether to invest in a particular joint venture, the Investment Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate investments.

Q:	What steps do we take to make sure we invest in environmentally compliant property?

A:

We will not close the purchase of any property unless and until we obtain an environmental assessment for each property purchased and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment generally consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. We may pursue additional assessments or reviews if the Phase I site assessment reveals issues.

Q:	What is the current ownership structure of CBRE REIT and its affiliates?

A:	The following chart illustrates the structure and ownership of our company after this offering (assuming all of the shares offered hereby are sold) and the management relationship among the Investment Advisor, its affiliates and us.

Q:	What conflicts of interest exist between us, the Investment Advisor and its affiliates?

A:	Our Investment Advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	The Investment Advisor may in the future become a sponsor of or affiliated with other real estate accounts or programs having investment objectives and legal and financial obligations similar to ours, and, in such an event, the Investment Advisor must determine which investment opportunities to recommend to us or another program or joint venture;

•	If the Investment Advisor acquires interests in other real estate programs or accounts in the future, the Investment Advisor and its affiliates will have conflicts of interest in allocating their time between us and such other programs and activities in which they are involved;

•	Certain of our executive officers and trustees are also executive officers and directors of the Investment Advisor and its affiliates, including CBRE Investors, and, as such, our advisory agreement with the Investment Advisor was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party;

•	To the extent that we own properties in the same geographic areas where other affiliates of the Investment Advisor own properties, a conflict could arise in the leasing of properties if we and one of such affiliates were to compete for the same tenants in negotiating leases, or in connection with the resale of properties if we and one of such affiliates were to attempt to sell similar properties at the same time;

•	If we enter into a joint venture agreement with an affiliate of the Investment Advisor, the Investment Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture; and

•	Although we will not rely exclusively on, or do not have a written agreement with, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services from it or an affiliated entity. The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. Although such arrangements will be approved by a majority of our independent trustees, they will be negotiated among related parties.

Q:	What are the fees that we will pay to the Investment Advisor, its affiliates and the Dealer Manager in connection with this offering?

A:

The Investment Advisor and its affiliates will perform services relating to this offering and the investment and management of our assets. In addition, the Dealer Manager will perform services in connection with the offer and sale of shares. Although we will not rely exclusively on, and do not have a written agreement with, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services from it or an affiliated entity. We have paid mortgage loan origination fees in the aggregate of $275,000 to an affiliate of the Investment Advisor, CBRE Melody & Company, in connection with the acquisition of certain properties we currently own. We have paid a property management fee in the amount of $6,200 to CB Richard Ellis Inc. in connection with one property we own. We also in the future may pay fees to affiliates of the Investment Advisor who are engaged by the

Investment Advisor to provide property management, leasing and construction supervision services in connection with our portfolio. The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. The most significant items of compensation and equity participation are described in the table below. The estimated maximum amount of fees to be paid are based on the sale of $1,800,000,000 in common shares pursuant to the primary offering and $200,000,000 in common shares pursuant to our dividend reinvestment plan.

Type	Description and Method of Computation	Estimated Maximum
	Organizational and Offering Stage

Selling Commissions – the Dealer Manager	Up to 6.0% of gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$108,000,000

Dealer Manager Fee – the Dealer Manager	Up to 1.5% of the gross proceeds from the sale of shares in the primary offering.	$27,000,000

Marketing Support Fee – the Dealer Manager	Up to 1.0% of the gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$18,000,000

Organizational and Offering Expense Reimbursement – the Investment Advisor and the Dealer Manager	All offering, excluding selling commissions, the dealer manager fee and the marketing support fee, and organizational expenses incurred by the Investment Advisor and the Dealer Manager on our behalf, estimated to be 1.5% of aggregate gross proceeds (all or a portion received by the Dealer Manager may be reimbursed to participating broker-dealers).	$30,000,000

	Acquisition Stage

Acquisition Fee – the Investment Advisor	Up to 0.5% of (i) the purchase price of real estate investments acquired by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity. For purposes of the “estimated maximum” of acquisition fees to be paid to the Investment Advisor, we have assumed that there is zero leverage in the portfolio and the proceeds form this offering are fully invested.	$10,000,000

	Operational Stage

Investment Management Fee – the Investment Advisor	The investment management fee will consist of (i) a monthly fee equal to one twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments within our portfolio and (ii) a monthly fee equal to 6.0% of the aggregate monthly net operating income derived from all real estate investments within our portfolio.	Not determinable at this time.

Class B Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC
	Distributions will be made by CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such disposition, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to an 8% annual, uncompounded return on such invested capital.	Not determinable at this time.

Class C Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC
	Distributions will be made by CBRE OP in an amount equal to (i) 3% of the aggregate amounts distributable to the class A unitholders and the holder of the class C limited partnership interest and (ii) up to 3% of the proceeds upon liquidation of the assets of CBRE OP.	Not determinable at this time.

Type	Description and Method of Computation	Estimated Maximum

Expense Reimbursement – the Investment Advisor	Reimbursement of actual expenses incurred in connection with our administration on an ongoing basis. We do not expect our operating expenses to exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income.	Not determinable at this time.

Liquidation/Listing Stage

Real Estate Commissions – the Investment Advisor or its affiliates
	In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), an amount not to exceed 50% of the brokerage commission paid; provided that 50% of such commission may not exceed 3% of the contract price of each property sold and may not exceed the lesser of a competitive total real estate commission or 6% of the contract price of the property sold.	Not determinable at this time.

Class B Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC	As described under “Operational Stage” above.	Not determinable at this time.

Class C Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC	As described under “Operational Stage” above.	Not determinable at this time.

Q:	If you buy shares, will you receive dividends and how often?

A:	Provided we have sufficient cash flow to pay dividends, we intend to pay dividends on a quarterly basis. In order to maintain our qualification as a REIT, we must make aggregate annual distributions equal to at least 90% of our taxable income (which may not equate to net income as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding net capital gains. However, if our cash available for distribution to our common shareholders is less than the annual distribution requirements applicable to REITs, then we may need to sell properties or borrow funds to make some distributions. It is anticipated that distributions generally will be taxable as ordinary income to our shareholders, although a portion of such distributions may be designated by us as a return of capital or as capital gain.

Q:	How do we calculate the payment of dividends to shareholders?

A:	We intend to declare dividends to our shareholders on a daily basis so that any dividend benefits will begin to accrue to our shareholders immediately upon admission. As a result, new shareholders will not participate in earnings that accrued prior to their admission. Dividends will be paid on a quarterly basis.

Q:	May you reinvest your dividends in shares of CB Richard Ellis Realty Trust?

A:	Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement, which is attached as Appendix B, or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will be the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose.

Q:	Will the dividends you receive be taxable as ordinary income?

A:	Generally, dividends that you receive, including dividends that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Dividends paid by REITs, such as us, are generally not eligible for reduced rates of U.S. federal income tax for individual investors. We expect that some portion of your dividends may not be subject to tax in the year in which they are received because depreciation expense reduces the amount of our taxable income but does not reduce cash available for distribution to our shareholders. The portion of your dividend that is not subject to current tax is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, can defer a portion of your tax until your investment is sold or we are liquidated, at which time any gain should generally be taxed at capital gains rates. Any dividend or distribution that we properly designate as a capital gain distribution generally will be treated as long-term capital gain without regard to the period for which you have held your shares. Individual investors are subject to a maximum U.S. federal income tax rate of 25% to the extent our capital gain dividends are attributable to the recapture of depreciation expense deductions. Because each investor’s tax considerations are different, we urge you to consult your tax advisor as to the tax consequences to you of an investment in our shares.

Q:	What will we do with the money raised in this offering?

A:	We expect that 89.7% to 90.3% of the proceeds raised in this offering will be used to invest in real estate assets, including office, retail, industrial and multi-family residential properties, and for working capital purposes. The remaining portion of the proceeds will be used to pay offering fees and expenses, including selling commissions, the dealer manager fee, the marketing support fee and other organization and offering expenses and an acquisition fee.

Pending investment, we intend to invest the funds in interest-bearing short-term investment grade securities, money market accounts and similar investments which may be owned by REITs. These investments are expected to provide a lower net return than we seek to achieve from our intended investments.

Q:	What kind of offering is this?

A:	We are offering up to $1,800,000,000 in common shares of beneficial interest to the public on a best efforts basis at a price of $10.00 per share. We are also offering up to $200,000,000 in common shares to be issued pursuant to our dividend reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose.

Q:	How does a “best efforts” offering work?

A:	When shares are offered on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering. If we only sell a small number of shares offered hereby, we may purchase fewer properties resulting in less diversification of the number of assets we own, the types of assets in which we invest, the geographic regions of our properties and the industry types of our tenants.

Q:	How long will this offering last?

A:	The offering will not last beyond , 2008 (which is two years after the effective date of this prospectus). We reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	An investment in our company is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. These minimum levels may be higher in certain states.

Q:	May you make an investment through your IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account, or IRA, a simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should, at a minimum, consider (1) whether the investment is in accordance with the documents and instruments governing such IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with such IRA, plan or other account, (3) whether there is sufficient liquidity for such investment under such IRA, plan or other account, (4) the need to value the assets of such IRA, plan or other account annually or more frequently, and (5) whether such investment would constitute a prohibited transaction under applicable law.

Q:	Is there any minimum investment required?

A:	Yes. You must initially purchase at least $5,000 of shares, assuming no discounts apply. This minimum investment level may be higher in certain states.

Q:	How do you subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe. Certain participating broker-dealers may permit you to subscribe for shares by telephonic order to them. This procedure may not be available in certain states.

Q:	If you buy shares in this offering, how may you later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, no public market may ever develop for the shares. As a result, you may find it difficult to find a buyer for your shares. If you are able to find a buyer for your shares, you may sell your shares to that buyer only if the buyer satisfies the suitability standards applicable to him or her, including any suitability standards imposed by such potential buyer’s state of residence, or unless such sale would cause the buyer to own more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares.

Shareholders who have held their shares for at least one year may, on a quarterly basis, present to us for redemption all or any portion equal to at least 25% of their shares pursuant to our share redemption program as outlined in this prospectus. At that time, we may, subject to certain conditions and limitations, choose to redeem shares for cash to the extent that we have sufficient funds available to fund such redemption after the payment of dividends necessary to maintain our qualification as a REIT and to avoid payment of any U.S. federal income tax or excise tax on our undistributed net taxable income. We cannot guarantee that any funds set aside for our share redemption program will be sufficient to accommodate any or all requests made in any year.

Q:	What are our exit strategies?

A:	We do not intend to list our shares before 2009. If our shares are not listed for trading on a national securities exchange or included for quotation on an over-the-counter market on or prior to December 31, 2011, our declaration of trust requires our board of trustees to consider (but is not required to) commencing an orderly liquidation of our assets, which liquidation would require the approval of our shareholders.

Q:	Who should you contact to update your information?

A:	To ensure that any changes are made promptly and accurately, all changes to registration and contact information, including your address, ownership type and distribution mailing address, should be directed to CB Richard Ellis Realty Trust, c/o Phoenix American Financial Services, 2401 Kerner Blvd., San Rafael, California 94901-5529, Attention: Ms. Zane Doyle, Director of Investor Services.

Q:	Will you be notified of how your investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	quarterly financial reports;

•	an annual report;

•	an annual IRS Form 1099-DIV, if required; and

•	supplements to this prospectus.

We will provide this information to you via one or more of the following methods:

•	United States mail or other courier;

•	facsimile; or

•	electronic delivery.

Q:	When will you receive your detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year following the end of the previous December 31 tax year end.

Q:	Who can help answer your questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative.

RISK FACTORS

An investment in our common shares of beneficial interest involves a high degree of risk. You should carefully consider the following information, together with the other information contained in this prospectus, before buying our shares. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially adversely affected. If this were to occur, the value of our shares could decline and you may lose all or part of your investment. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements.”

Risks Related To Our Business

We and the Investment Advisor commenced operations in July 2004 and have a limited operating history and may not be able to implement our operating policies and strategies successfully.

We began operations in July 2004 and, therefore, have a limited operating history and may not be able to implement our operating policies and strategies successfully. The Investment Advisor also has a limited operating history. The results of our operations depend on many factors, including, without limitation, the availability of office, retail, industrial and multi-family residential properties for acquisition, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Moreover, delays in investing the net proceeds of this offering may reduce our income. Our shareholders will not have the opportunity to evaluate the manner in which the net proceeds received by us from this offering are to be invested or the economic merits of particular assets to be acquired. We have not established any lines of credit or other sources of financing and, if such financing is available, we cannot assure you that it will be available on favorable terms. Furthermore, we cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus.

You must rely entirely upon the ability of the Investment Advisor with respect to the investment in and management of unspecified assets, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the assets in which the proceeds of this offering will be invested.

As of the date of this prospectus, we own seven properties. Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of the Investment Advisor, the real estate market and general economic conditions in the geographic regions where we invest. You must rely totally on the Investment Advisor in the selection of assets. We cannot be sure that the Investment Advisor will be successful in obtaining suitable investments on financially attractive terms or that, if investments are made, our objectives will be achieved. You should be aware that any appraisals we obtain are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value.

If the Investment Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain key personnel of our Investment Advisor, including Robert H. Zerbst, Jack A. Cuneo, Laurie Romanak, Scott Stuckman, Tracy Harrison, Doug Herzbrun and Phil Kianka, each of whom would be difficult to replace. None of our key personnel are currently subject to employment agreements with us, nor do we maintain any key person life insurance on these key personnel. If any of these personnel were to cease employment with the Investment Advisor, our operating results could suffer. We also believe that our future success depends, in large part, upon the Investment Advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you the Investment Advisor will be successful in attracting and retaining such skilled personnel.

Conflict of Interest Risks

The Investment Advisor faces conflicts of interest relating to time management.

Although the Investment Advisor does not currently advise any other real estate investment programs, the Investment Advisor’s affiliates, including CBRE Investors, are sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours. In addition, certain employees of the Investment Advisor may also work with or for other affiliates. As a result, they may have interests in other real estate programs and also engage in other business activities, and may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If the Investment Advisor, for any reason, is not able to provide investment opportunities to us consistent with our investment objectives in a timely manner, we may have lower returns on our investments.

The Investment Advisor faces conflicts of interest relating to the purchase and leasing of assets.

We may be buying assets at the same time as other existing or future affiliates of the Investment Advisor are buying assets. There is a risk that the Investment Advisor will choose an asset that provides lower returns to us than an asset purchased by another affiliate. We may acquire assets in geographic areas where other affiliates own assets. If another affiliate attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant.

The Investment Advisor and its affiliates may face conflicts of interest if they sell or lease properties they acquire to us.

We may acquire or lease properties from the Investment Advisor and its affiliates. We must follow certain procedures when purchasing or leasing assets from the Investment Advisor and its affiliates. The Investment Advisor may owe fiduciary and/or other duties to the selling entity in these transactions and conflicts of interest between us and the selling entities could exist in such transactions. Because we are relying on the Investment Advisor, these conflicts could result in transactions where we do not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party.

We pay substantial fees and expenses to the Investment Advisor, its affiliates and the Dealer Manager, which payments increase the risk that you will not earn a profit on your investment.

The Investment Advisor and its affiliates perform services for us in connection with the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We pay the Investment Advisor an acquisition fee based on the purchase price of our real estate assets and an investment management fee, a portion of which is based on the cost of our real estate assets, each of which is not tied to the performance of our portfolio. We pay fees and commissions to the Dealer Manager in connection with the offer and sale of the shares. We also have issued to an affiliate of the Investment Advisor class B and class C limited partnership interests in CBRE OP in exchange for these services, which will result in immediate dilution to the value of your investment. The holder of the class B limited partnership interest is entitled to receive distributions made by CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such disposition, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to an 8% annual, uncompounded return on such invested capital. The holder of the class C limited partnership interest is entitled to receive distributions made by CBRE OP in an amount equal to (i) 3% of the aggregate amounts distributable to the class A unitholders and the holder of the class C limited partnership interest and (ii) up to 3% of the proceeds upon liquidation of the assets of CBRE OP. These fees and partnership interest distributions reduce the amount of cash available for investment in properties or distribution to shareholders. These fees also increase the risk that the amount available for distribution to common shareholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering and that you may not earn a profit on your investment.

Termination of the Advisory Agreement could be costly.

If the advisory agreement is terminated without cause, CBRE OP will redeem the class B limited partnership interest for cash in an amount equal to the fair value of such interest, and if the advisory agreement is terminated for cause, CBRE OP will redeem the class B limited partnership interest for $100. In addition, upon termination of the advisory agreement, the class C limited partnership interest will be converted into a number of limited partnership units in CBRE OP proportionate to the aggregate capital account balances of the holders of limited partnership units and holder of the class C limited partnership interest. These provisions may increase the effective cost to us of terminating the advisory agreement, thereby adversely affecting our ability to terminate the Investment Advisor without cause.

Certain of our officers and trustees face conflicts of interest.

Our chairman and our chief financial officer each serve as managing directors of the Investment Advisor and also serve as president and executive managing director, respectively, of CBRE Investors, our sponsor. Our president and chief executive officer serves as the president and chief executive officer of the Investment Advisor and also serves as a managing director of CBRE Investors. Our president and chief executive officer and our chief financial officer directly hold an aggregate 16.8% economic interest in the Investment Advisor. These individuals owe fiduciary duties to these entities and their shareholders. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to us and our shareholders. An affiliate of the Investment Advisor owns class B and class C limited partnership interests in CBRE OP. These interests entitle such affiliate to receive, in part, distributions based on operating performance. In evaluating investments and other management strategies, this may lead the Investment Advisor to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio. In addition, the holder of the class C limited partnership interest may suffer different and more adverse tax consequences than holders of our common shares upon the sale or refinancing of the properties owned by CBRE OP, and therefore such holder may have different objectives regarding the appropriate pricing, timing and other material terms of any sale or refinancing of certain properties.

We will be subject to additional risks as a result of any joint ventures.

We may in the future enter into joint ventures for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with sellers of properties, affiliates of sellers, developers or other persons. Such investments may involve risks not otherwise present with an investment in real estate, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

General Investment Risks

No market currently exists for our common shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

There is no current market for our shares and, therefore, it will be difficult for you to sell your shares promptly. We cannot assure you that any trading market will develop or, if developed, that any such market will be sustained. Additionally, our declaration of trust contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. You may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Therefore, it will be difficult for you to sell your shares promptly or at all. In addition, the price received for any shares sold is likely to be less than the proportionate value of the real estate we own. Therefore, you should purchase our shares only as a long-term investment.

If you purchase our common shares in this offering, you will incur immediate dilution of up to approximately $(.95), or (9.5)%, in the book value per share of our common shares from the price you pay in this offering.

The initial offering price of our common shares is substantially higher than the book value per share of our outstanding common shares will be after this offering. In addition, if you invest in our common shares, your interest in us will be diluted by the class B and class C limited partnership interests that an affiliate of the Investment Advisor owns. The holder of the class C limited partnership interest is entitled to receive distributions made by CBRE OP in an amount equal to (i) 3% of the aggregate amounts distributable to the class A unitholders and the holder of the class C limited partnership interest and (ii) up to 3% of the proceeds upon liquidation of the assets of CBRE OP.

This is a “best efforts” offering and if we are unable to raise substantial funds, we may have substantial limitations on our ability to achieve a diversified portfolio of assets.

The Dealer Manager is selling our shares on a “best efforts” basis, whereby it and the other broker-dealers participating in the offering are only required to use their best efforts to sell our common shares and have no firm commitment or obligation to purchase any of our common shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified portfolio. If we only sell a small number of shares offered hereby, we may purchase fewer properties resulting in less diversification of the number of assets we own, the types of assets in which we invest, the geographic regions of our properties and the industry types of our tenants. The likelihood of our profitability being affected by any one of our investments will also increase. Your investment in shares will be subject to greater risk to the extent that we lack a diversified asset portfolio.

This is a blind pool offering and you will not have the opportunity to evaluate investments prior to purchasing our common shares.

Neither we nor the Investment Advisor has contracted to acquire any real property with the proceeds of this offering. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial information concerning our investments prior to purchasing our common shares. You must rely on the Investment Advisor and our board of trustees to implement our investment policies, to evaluate investment opportunities and to structure the terms of our investments.

Restrictions on ownership of a controlling percentage of our shares may limit your opportunity to receive a premium on your shares.

To assist us in complying with the share ownership requirements necessary for us to qualify as a REIT, our declaration of trust will prohibit, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit. Our board of trustees has waived this limitation for CBRE Investors and the Stein Trusts. This waiver applies only to shares such persons already own, and not to further purchases unless approved by our board of trustees. Additionally, our declaration of trust prohibits direct or constructive ownership of our shares that would otherwise result in our failure to qualify as a REIT. The constructive ownership rules in our declaration of trust are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than any ownership limit by an individual or entity could cause that individual or entity to own constructively in excess of any ownership limit of our outstanding shares. Any attempt to own or transfer our shares in excess of the ownership limit without the consent of our board of trustees shall be void, and will result in the shares being transferred to a charitable trust. These provisions may inhibit market activity and the resulting opportunity for our shareholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of our shares in excess of the number of shares permitted under our declaration of trust and which may be in the best interests of our shareholders.

The concentration of our ownership may adversely affect the ability of new investors to influence our policies. For example, the Stein Trusts own approximately 2.3 million common shares, representing a total of approximately 39.69% of our outstanding common shares. Consequently, these shareholders have significant influence over us.

The Stein Trusts own approximately 2.3 common shares, representing a total of approximately 39.69% of our outstanding common shares prior to the sale of any shares in this offering. Consequently, these shareholders have significant influence over us. Such shareholders’ ownership level may discourage or prevent others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common shares or otherwise be in the best interest of all shareholders. This concentration of ownership may result in decisions affecting us that may not serve the best interest of all shareholders.

We have implemented certain provisions that could make any change in our board of trustees or in control of our company more difficult.

Maryland law, our declaration of trust and our bylaws contain provisions, such as provisions prohibiting, without the consent of our board of trustees, any single shareholder or group of affiliated shareholders, from beneficially owning in excess of an ownership limit, which could make it difficult or expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of trustees. These and other anti-takeover provisions could substantially impede the ability of shareholders to change our management and board of trustees.

You are limited in your ability to sell your shares pursuant to our share redemption program.

Our share redemption program provides you with the opportunity, on a quarterly basis, to request us to redeem your shares after you have held them for one year, subject to certain restrictions and limitations. Shares will be redeemed only to the extent of cash available after the payment of dividends necessary to maintain our qualification as a REIT and to avoid the payment of any U.S. federal income tax or excise tax on our net taxable income. This will significantly limit our ability to redeem your shares. To the extent our available cash flow is insufficient to fund all redemption requests, each shareholder’s request will be reduced on a pro rata basis, unless you withdraw your request for redemption or ask that we carry over your request to the next quarterly period, if any, when sufficient funds become available. Our board of trustees reserves the right to amend or terminate the share redemption program at any time. Our board of trustees has delegated to our officers the right to waive the one-year holding period and pro rata redemption requirements in the event of the death, permanent disability or bankruptcy of a shareholder or other exigent circumstances. You will have no right to request redemption of your shares should our shares become listed on a national exchange or on an over-the-counter market. Therefore, in making a decision to purchase shares, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program.

We established the offering price on an arbitrary basis.

Our board of trustees has arbitrarily determined the selling price of the shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a shareholder would receive if we were liquidated or dissolved.

Your interest in us may be diluted if we issue additional equity.

Existing shareholders and potential investors in this offering do not have preemptive rights to any common shares issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment in the event that we sell additional common shares in the future, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options.

The amount and timing of cash dividends is uncertain.

Subject to certain limitations, we bear all expenses incurred in our operations, which will reduce cash generated by operations and amounts available for distribution to our shareholders. In addition, our board of trustees, in its discretion, may retain any portion of such funds for working capital, subject to the REIT distribution requirements. We have not set any future dividend payment amount and cannot assure you that sufficient cash will be available to pay dividends to you.

We are uncertain of our sources for funding of future capital needs.

Substantially all of the net proceeds of the offering will be used for investment in assets and for payment of various fees and expenses. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our assets or for any other reason, we will need to identify sources for such funding, other than reserves we may establish, and we cannot assure you that such sources of funding will be available to us for capital needs in the future.

General Real Estate Risks

Real estate investments are long-term illiquid investments and may be difficult to sell in response to changing economic conditions.

Real estate investments are subject to certain inherent risks. Real estate investments are generally long-term investments that cannot be quickly converted to cash. Real estate investments are also subject to adverse changes in general economic conditions or local conditions that may reduce the demand for office, retail, industrial, multi-family residential or other types of properties. Other factors can also affect real estate values, including:

•	possible U.S. federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

•	increasing labor and material costs;

•	the attractiveness of the property to tenants;

•	rises in operating costs, taxes and insurance costs; and

•	changes in interest rates.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our shareholders.

We expect that we will incur indebtedness in the future. Interest we pay could reduce cash available for distributions. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay dividends to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Adverse economic conditions in the geographic regions in which we purchase properties may negatively impact your overall returns.

Adverse economic conditions in the geographic regions in which we buy our properties could affect real estate values in these areas and, to the extent that any of our tenants in these areas rely upon the local economy for their revenues, our tenants’ businesses could also be affected by such conditions. Therefore, changes in local economic conditions could reduce our ability to pay dividends and the amounts we could otherwise receive upon a sale of a property in a negatively affected region.

Adverse economic conditions affecting the particular industries of our tenants may negatively impact your overall returns.

Adverse economic conditions affecting a particular industry of one or more of our tenants could affect the financial ability of one or more of our tenants to make payments under their leases, which could cause delays in our receipt of rental revenues or a vacancy in one or more of our properties for a period of time. Therefore, changes in economic conditions of the particular industry of one or more of our tenants could reduce our ability to pay dividends and the value of one or more of our properties at the time of sale of such properties.

Because we will be dependent on our tenants for substantially all of our revenue, our success is materially dependent on the financial stability of our tenants.

Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments would cause us to lose the revenue from the property. In the event of such a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and leasing our property. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

If one or more of our tenants file for bankruptcy protection, we may be precluded from collecting all sums due.

If one or more of our tenants, or the guarantor of a tenant’s lease, commences, or has commenced against it, any proceeding under any provision of the U.S. federal bankruptcy code, as amended, or any other legal or equitable proceeding under any bankruptcy, insolvency, rehabilitation, receivership or debtor’s relief statute or law (bankruptcy proceeding), we may be unable to collect sums due under relevant leases. Any or all of the tenants, or a guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding. Such a bankruptcy proceeding may bar our efforts to collect pre-bankruptcy debts from these entities or their properties, unless we are able to obtain an enabling order from the bankruptcy court. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim against the tenant, and may not be entitled to any further payments under the lease. A tenant’s or lease guarantor’s bankruptcy proceeding could hinder or delay efforts to collect past due balances under relevant leases, and could ultimately preclude collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distribution to our shareholders. In the event of a bankruptcy proceeding, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distribution to our shareholders may be adversely affected.

We may not have funding for future tenant improvements, which may reduce your returns and make it difficult to attract one or more new tenants.

When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space and other lease-up costs. Substantially all of our net offering proceeds available for investment may be used for investment in real estate properties. We may maintain working capital reserves but cannot guarantee they will be adequate. We also have no identified funding source to provide funds that may be required in the future for tenant improvements, tenant refurbishments and other lease-up costs in order to attract new tenants. We cannot assure you that any such source of funding will be available to us for such purposes in the future and, to the extent we are required to use net cash from operations to fund such tenant improvements, tenant refurbishments and other lease-up costs, cash distributions to our shareholders will be reduced.

A property that incurs a significant vacancy could be difficult to sell or lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Some of our properties may be specifically suited to the particular needs of the tenant based on the type of business the tenant operates. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the space limits the types of businesses that can use the space without major renovation. If a vacancy on any of our properties continues for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to shareholders. In addition, the resale value of the property could be diminished because the market value of a particular property may depend principally upon the value of the leases of such property.

Uninsured losses relating to real property may adversely affect your returns.

In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we may have limited funding to repair or reconstruct the damaged property, and we cannot assure you that any such source of funding will be available to us for such purposes in the future. Furthermore, insurance may be unavailable or uneconomical. In particular, insurance coverage relating to flood or earthquake damage or terrorist acts may not be available or affordable.

Development and construction of our properties may result in delays and increased costs and risks.

We may invest some or all of the net proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements. We will be subject to risks relating to the builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate pre-construction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment, which could adversely impact our ability to make distributions to our shareholders. In addition, we may not be able to find suitable tenants to lease our newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of a property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

Competition for investments may increase costs and reduce returns.

We will experience competition for real property investments from corporations, other real estate investment trusts, pension plans and other entities engaged in real estate investment activities. There has been increasing competition for the types of properties in which we invest. Accordingly, competition for investments may have the effect of increasing costs and reducing your returns.

Delays in acquisitions of properties may adversely affect your investment and reduce returns.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. When we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the distribution of cash dividends attributable to any such properties.

Uncertain market conditions and the broad discretion of the Investment Advisor relating to the future disposition of properties could adversely affect the return on your investment.

We intend to hold the various real properties in which we will invest until such time as the Investment Advisor determines that the sale or other disposition thereof appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. The Investment Advisor, subject to the approval in certain cases of our board of trustees, may exercise its discretion as to whether and when to sell a property. We will have no obligation to sell properties at any particular time, except that if our shares are not listed on a national securities exchange or included for quotation on an over-the-counter market on or before December 31, 2011, our declaration of trust requires our board of trustees to consider commencing an orderly liquidation of our assets, which liquidation would require the approval of our shareholders and could last several years. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

General economic conditions may affect the timing of the sale of our properties and the purchase price we receive.

We may be unable to sell a property if or when we decide to do so. The real estate market is affected by many factors, such as general economic conditions, the availability of financing, interest rates and other factors, including supply and demand for real estate investments, all of which are beyond our control. We cannot predict whether we will be able to sell any property for the price or on terms which are acceptable to us. Further, we cannot predict the length of time that will be needed to find a willing purchaser and to close the sale of a property.

If we purchase environmentally hazardous property, our operating results could be adversely affected.

Under various U.S. federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediating any contaminated property could have a material adverse effect on our business, assets or results of operations and, consequently, amounts available for distribution to you. Any costs or expenses relating to environmental matters may not be covered by insurance.

Costs associated with complying with regulations such as the Americans with Disabilities Act of 1990 may result in unanticipated expenses.

Under the Americans with Disabilities Act of 1990, or ADA, all places of public accommodation are required to meet certain U.S. federal requirements related to access and use by disabled persons. These requirements became effective in 1992. A number of additional U.S. federal, state and local laws may also require modifications to our properties, or restrict further renovations of the properties, with respect to access thereto by disabled persons. For example, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the ADA or the FHAA could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. We will not conduct audit or investigation of all of these properties to determine their compliance and we cannot predict the ultimate cost of compliance with the ADA, the FHAA or other legislation. If one or more of our communities in which we invest is not in compliance with the ADA, the FHAA or other legislation, then we would be required to incur additional costs to bring the community into compliance. If we incur substantial costs to comply with the ADA and the FHAA or other legislation, our financial condition, results of operations, cash flow, price per share of our common shares and our ability to satisfy debt service obligations and to pay distributions could be adversely affected.

Your investment may be subject to additional risks if we make international investments.

We may purchase properties located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	changing governmental rules and policies, including changes in land use and zoning laws;

•	enactment of laws relating to the foreign ownership of real property and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	variations in currency exchange rates;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make mortgage loans in certain countries and changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

•	the imposition of unique tax structures and changes in real estate and other tax rates and other operating expenses in particular countries;

•	our ability to qualify as a REIT may be affected; and

•	general political and economic instability.

If we make or invest in mortgage loans, our mortgage loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our mortgage investments.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of the mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations which could reduce our returns as compared to market interest rates as well as the value of the mortgage loans in the event we sell the mortgage loans.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such loans.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If there are defaults under our mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Financing Risks

Rising interest rates will increase our borrowing costs and reduce cash available for distributions and could also adversely affect the values of the properties we own.

We have borrowed and in the future may borrow money to purchase assets. An increase in interest rates could increase our interest expense and adversely affect our cash flow and our ability to service indebtedness and to make distributions to our shareholders. Failure to hedge effectively against interest rate charges may adversely affect our financial condition.

We could become more highly leveraged and an increase in debt service could adversely affect our cash flow and ability to make distributions.

Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the value of the cost of our assets before non-cash reserves and depreciation, this policy may be altered at any time or suspended if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. If we become more highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on outstanding indebtedness and to pay our anticipated distributions and/or the distributions required to qualify as a REIT, and could harm our financial condition.

If we fail to make our debt payments, we could lose our investment in a property.

We intend to secure the loans we obtain to fund property acquisitions with mortgages on some of our properties. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause a reduction in the value of the shares and the dividends payable to our shareholders.

Lenders may require us to enter into restrictive covenants relating to our operations.

In connection with obtaining certain financing, a lender could impose restrictions on us that would affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace the Investment Advisor as our investment advisor or impose other limitations.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay dividends.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale under these circumstances could affect the rate of return to shareholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to qualify as a REIT. In such case, we may be forced to borrow funds to make the distributions required to qualify as a REIT.

Failure to hedge effectively against interest rate changes may adversely affect results of operations.

Subject to maintaining our qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest cap agreements and interest rate swap agreements. These agreements may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions (other than through taxable REIT subsidiaries) to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	a court could rule that such an agreement is not legally enforceable.

We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our borrowings. This policy governs our use of derivative financial instruments to manage the interest rates on our variable rate borrowings. Our policy states that we will not use derivatives for speculative or trading purposes and intend only to enter into contracts with major financial institutions based on their credit rating and other factors, but we may choose to change these policies in the future. Hedging may reduce the overall returns on our investments, which could reduce our cash available for distribution to our shareholders. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations.

U.S. Federal Income Tax Risks

If we fail to qualify as a REIT in any taxable year, our operations and ability to make distributions will be adversely affected because we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to shareholders.

We believe that we are organized and operate in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income we distribute currently to our shareholders. In order for us to qualify as a REIT, we must satisfy certain requirements established under highly technical and complex provisions of the Internal Revenue Code and Treasury Regulations for which there are only limited judicial or administrative interpretations, and which involve the determination of various factual matters and circumstances not entirely within our control. If we invest in foreign real property, we will be subject to foreign currency gains and losses. Foreign currency gains are not qualifying income for purposes of the REIT gross income test requirements. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or employ other structures that affect the timing, character and amount of income we receive from our foreign investments. In addition, income we derive from foreign real property held through a foreign corporation may not be treated as qualifying income for purposes of the REIT 95% gross income test (and will not be treated as qualifying income for purposes of the REIT 75% gross income test). No assurance can be given that we will be able to manage our foreign currency gains or real property investments held through foreign corporations in a manner that enables us to qualify a REIT or avoid U.S. federal and other taxes on our income. In March 2005, we mortgaged one of our real estate properties and invested the proceeds in a money market mutual fund until June 2005 when the proceeds were used to purchase another real estate property. During the time the proceeds were invested in the fund, we treated the investment as a “qualified temporary investment” for purposes of the REIT asset test requirements. If our investment in the fund was not eligible for treatment as a qualified temporary investment, we may not have satisfied the REIT 5% asset test for the first quarter of 2005. If our investment in the fund resulted in our noncompliance with the REIT 5% asset test, however, we would retain our qualification as a REIT provided our noncompliance was due to reasonable cause and not to willful neglect, and certain other requirements are met including the payment of a $50,000 penalty tax. We believe that any noncompliance with the REIT 5% asset test resulting from our investment in the fund should be due to reasonable cause and not willful neglect and, therefore, our qualification as a REIT should not be affected.

If we were to fail to qualify as a REIT for any taxable year, including if we were found to have violated the 5% asset test and our failure was not due to reasonable cause, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates with no deductions for distributions made to shareholders. Further, in such event, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT qualification. Accordingly, the loss of our REIT qualification would reduce our net earnings available for investment or distribution to shareholders because of the substantial tax liabilities that would be imposed on us. We might also be required to borrow funds or sell investments to pay the applicable tax.

The Investment Advisor has not previously managed a REIT, and we cannot assure you that the past experience of its management will be sufficient to successfully manage our business as a REIT.

The Investment Advisor has not previously managed a REIT, and the Investment Advisor does not have direct experience in complying with the income, asset and other limitations imposed by the REIT provisions of the Internal Revenue Code. Those provisions are complex and the failure to comply with those provisions in a timely manner could cause us to fail to qualify as a REIT or could force us to pay unexpected taxes and penalties. In such event, our net income would be reduced and we could incur a loss.

We may be subject to tax on our undistributed net taxable income or be forced to borrow funds to make distributions required to qualify as a REIT.

As a REIT, we must distribute 90% of our annual net taxable income (excluding net capital gains) to our shareholders and we will be subject to regular corporate income tax to the extent that we distribute less than 100% of our annual net taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. In order to make distributions necessary to qualify as a REIT and avoid the payment of income and excise taxes, we may need to borrow funds on a short-term, or possibly long-term, basis or sell properties, even if the then prevailing market conditions are not favorable for borrowings or sales. Our need for cash to make distributions could result from, among other things, a difference in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves and the repayment of indebtedness.

Dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates.

The maximum U.S. federal income tax rate for dividends payable by domestic corporations to individual U.S. shareholders (as such term is defined under “Certain U.S. Federal Income Tax Consequences” below) is 15% (through 2008). Dividends payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our shares.

We will pay some taxes.

Even if we qualify as a REIT for U.S. federal income tax purposes, we will be required to pay some U.S. federal, state, local and foreign taxes on our income and property, including a 100% penalty tax if we receive payments for property held primarily for sale to customers in the ordinary course of a trade or business. To the extent that we are required to pay U.S. federal, state, local or foreign taxes, we will have less cash available for distribution to our shareholders.

The ability of our board of trustees to revoke our REIT election without shareholder approval may cause adverse consequences to our shareholders.

Our charter provides that our board of trustees may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our taxable income to our shareholders, which may have adverse consequences on the total return to our shareholders and the value of our shares.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments similar to an investment in our shares. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of us or our shareholders. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our properties.

FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties:

•	our business strategy;

•	our ability to obtain future financing arrangements;

•	estimates relating to our future distributions;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures;

•	the impact of technology on our products, operations and business; and

•	use of the proceeds of the offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	national, regional and local economic climates;

•	future terrorist attacks in the United States or abroad;

•	changes in supply and demand for office, retail, industrial and multi-family residential properties;

•	our ability to maintain rental rates and maximize occupancy;

•	our ability to identify acquisitions;

•	our pace of acquisitions and/or dispositions of properties;

•	our corporate debt ratings and changes in the general interest rate environment;

•	the condition of capital markets;

•	the actual outcome of the resolution of any conflict;

•	our ability to successfully operate acquired properties;

•	our ability to qualify as a REIT;

•	environmental uncertainties and risks related to natural disasters; and

•	changes in real estate and zoning laws and increases in property taxes.

For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

ESTIMATED USE OF PROCEEDS

The following tables set forth how we intend to use the gross and net proceeds raised in this offering assuming that we sell specified numbers of shares pursuant to the primary offering and our dividend reinvestment plan. However, the number of common shares issued, including the number of common shares to be issued pursuant to our dividend reinvestment plan may vary from these assumptions. The common shares in the primary offering will be offered to the public on a best efforts basis at $10.00 per share and issued pursuant to our dividend reinvestment plan at a price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. As a result, the allocation of our common shares sold pursuant to the primary offering and dividend reinvestment plan will affect the gross proceeds, net proceeds and amount invested.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. As a result, the amounts in the tables below are estimates and may not accurately reflect the actual receipt or use of the offering proceeds. If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make. We expect that 89.7% to 90.3% of the money that shareholders invest will be used to invest in real estate assets, including office, retail, industrial and multi-family residential properties, and for working capital purposes. The remaining portion of the proceeds will be used to pay offering expenses, including selling commissions, the dealer manager fee, the marketing support fee and other organization and offering expenses. Pending investment, we intend to invest the funds in interest-bearing short-term investment grade securities or money market accounts which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from our intended investments.

Calculation of Net Proceeds from the Primary Offering

The following table assumes we sell (i) $450,000,000 in common shares pursuant to the primary offering and no common shares pursuant to our dividend reinvestment plan, and (ii) $1,800,000,000 in common shares pursuant to the primary offering and no common shares pursuant to our dividend reinvestment plan.

	$450,000,000 Primary Shares Sold		$1,800,000,000 Primary Shares Sold
	Amount	Percent	Amount	Percent
Gross proceeds	$450,000,000	100.0%	$1,800,000,000	100.0%
Less:
Selling commission(1)	27,000,000	6.0	108,000,000	6.0
Dealer manager fee(1)	6,750,000	1.5	27,000,000	1.5
Marketing support fee(1)	4,500,000	1.0	18,000,000	1.0
Other organization and offering expenses(2)	9,000,000	2.0	27,000,000	1.5

Net proceeds/amount available for investments	$402,750,000	89.5%	$1,620,000,000	90.0%
Less:
Acquisition fee(3)(4)	2,250,000	0.50	9,000,000	0.50
Initial working capital reserve(5)	—	—	—	—

Amount estimated to be invested(6)	$400,500,000	89.0%	$1,611,000,000	89.5%

Calculation of Estimated Net Proceeds from Combinations of the Primary Offering and the Dividend Reinvestment Plan

The table below assumes we sell the maximum of $1,800,000,000 in common shares pursuant to the primary offering and (i) $50,000,000 in common shares pursuant to our dividend reinvestment plan, (ii) $100,000,000 in common shares pursuant to our dividend reinvestment plan, (iii) $150,000,000 in common shares pursuant to our dividend reinvestment plan and (iv) $200,000,000 in common shares pursuant to our dividend reinvestment plan. The estimated net proceeds will depend on a number of factors, including, but not limited to, rates of reinvestment pursuant to our dividend reinvestment plan and any potential reallocation of shares between the primary offering and our dividend reinvestment plan. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings. We may continue to offer our common shares pursuant to our dividend reinvestment plan after the termination of the primary offering. The following table is presented solely for informational purposes.

	Primary Offering plus $50,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan		Primary Offering plus $100,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan		Primary Offering plus $150,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan		Primary Offering plus $200,000,000 in Shares Sold Pursuant to Dividend Reinvestment Plan
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Gross proceeds	$1,850,000,000	100%	$1,900,000,000	100%	$1,950,000,000	100%	$2,000,000,000	100%
Less: Commissions, fees and expenses(1)(2)	180,750,000	9.8	181,500,000	9.6	182,250,000	9.3	183,000,000	9.2

Net proceeds/amount available for investments	$1,669,250,000	90.2%	$1,718,500,000	90.4%	$1,767,750,000	90.7%	$1,817,000,000	90.8%
Less: Acquisition fee(3)(4)	9,250,000	0.5	9,500,000	0.5	9,750,000	0.5	10,000,000	0.5
Initial working capital reserve(5)	—	—	—	—	—	—	—	—

Estimated amount to be invested(4)(6)	$1,660,000,000	89.7%	$1,709,000,000	89.9%	$1,758,000,000	90.2%	$1,807,000,000	90.3%

(1)	We will pay selling commissions of up to 6.0%, a dealer manager fee of up to 1.5% and a marketing support fee of up to 1.0%, each of which is based on the gross proceeds of the primary offering and payable to the Dealer Manager. The Dealer Manager, in its sole discretion, may reallow all or a portion of the selling commissions and the marketing support fee attributable to our common shares sold by other broker-dealers participating in this offering to them. The commissions and fees may be reduced for volume discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of this table we have not assumed any such discounts or waivers. We will not pay selling commissions, the dealer manager fee, or the marketing support fee for shares issued pursuant to our dividend reinvestment plan.
(2)	Organization and offering expenses consist of, among other things, actual legal, accounting, printing and other expenses attributable to conducting this offering, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor and the Dealer Manager, as well as reimbursements for marketing, direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, including costs associated with broker-dealer meetings. We will be responsible for the payment of all organization and offering expenses estimated to be 1.5% of aggregate gross proceeds.
(3)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of real properties. We will pay the Investment Advisor an acquisition fee of 0.5% of the purchase price of our real estate assets. Acquisition fees do not include acquisition expenses.
(4)	For purposes of this table we have assumed that (i) there is zero leverage in the portfolio and (ii) the proceeds from this offering are fully invested. These assumptions may change due to different factors including changes in the allocation of common shares between the primary offering and common shares issued pursuant to our dividend reinvestment plan. In the event we incur debt or issue new common shares outside of this offering in order to acquire real properties, then the acquisition fees and amounts invested in real properties could exceed the amounts stated above.

(5)	To the extent that we have insufficient funds in the future for the improvement of our assets or for any other reason, we may establish reserves from gross proceeds, out of cash flow generated by operating properties or out of non-liquidating net sale proceeds (defined generally to mean the net cash proceeds received by us from any sale or exchange of properties).
(6)	Includes amounts anticipated to be invested in real properties, including other third party acquisition expenses that are included in the total acquisition costs of the real properties acquired. For real properties that are not acquired these costs are expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the real property is actually acquired. Acquisition expenses as a percentage of a real property’s contract price vary. However, in no event will total acquisition fees and acquisition expenses on a real property exceed 6.0% of the contract price of the real property. Furthermore, in no event will the total of all acquisition fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract price of all real properties acquired by us.

DISTRIBUTION POLICY

We intend to distribute all or substantially all of our net taxable income (which does not ordinarily equate to net income as calculated in accordance with GAAP) to our shareholders in each year. We intend to declare dividends on a daily basis, but aggregate and pay dividends on a quarterly basis. Our dividend policy is subject to revision at the discretion of our board of trustees without notice to you or shareholder approval. All distributions will be made by us at the discretion of our board of trustees and will depend on our earnings and financial condition, maintenance of REIT qualification, applicable provisions of Maryland law and such other factors as our board of trustees deems relevant.

In order to qualify as a REIT under the Internal Revenue Code, we must make distributions to our shareholders each year in an amount at least equal to (i) 90% of our REIT taxable income, excluding net capital gains, plus (ii) 90% of the excess of our net income from foreclosure property over the tax imposed on such income by the Internal Revenue Code, minus (iii) any excess non-cash income. In general, our dividends will be applied toward these requirements only if paid in the taxable year to which they relate, or in the following taxable year if the dividends are declared before we timely file our tax return for that year, the dividends are paid on or before the first regular dividend payment following the declaration and we elect on our tax return to have a specified dollar amount of such distributions treated as if paid in the prior year. In addition, dividends declared by us in October, November or December of one taxable year and payable to a shareholder of record on a specific date in such a month are treated as both paid by us and received by the shareholder during such taxable year, provided that the dividend is actually paid by us by January 31 of the following taxable year.

It is anticipated that distributions generally will be taxable as ordinary income to our shareholders, although a portion of such distributions may be designated by us as a return of capital or as capital gain. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains.

The following table sets forth the distributions per common share declared by our board of trustees and the distributions that have been paid to date:

Quarter	Declared	Date Paid
Fourth Quarter, 2004	$0.096	January 19, 2005
First Quarter, 2005	$0.10	April 19, 2005
Second Quarter, 2005	$0.10	July 20, 2005
Third Quarter, 2005	$0.15	October 20, 2005
Fourth Quarter, 2005	$0.15	January 20, 2006
First Quarter, 2006	$0.15	April 20, 2006.

DILUTION

Our net tangible book value as of December 31, 2005 was approximately $43,497,000, or $7.48 per share. If you invest in our common shares, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share immediately after this offering. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares issued and outstanding. After giving effect to the sale by us of (i) $1,800,000,000 in common shares offered by this prospectus to the public, assuming a public offering price of $10.00 per share, and (ii) $200,000,000 in common shares offered pursuant to our dividend reinvestment plan, assuming a public offering price of $9.50 per share, our net tangible book value as of December 31, 2005 would have been $1,860,497,000, or $8.99 per share. This represents an immediate increase in the net tangible book value of $1.52, or 20.32%, per share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $(.95), or (9.5)%, per share to new investors. If you pay reduced selling commissions and fees or no fees, you will suffer less dilution. For example, if no selling commissions and fees are paid on your purchase of shares, you will suffer dilution of up to approximately $(.43) per share.

The following table illustrates this per share dilution:

Per share offering price of this offering before any expenses, commissions and other fees	$10.00
Per share offering price of shares issuable pursuant to our dividend reinvestment plan before expenses	$9.50
Weighted average per share offering price of total shares issuable pursuant to this offering and our dividend reinvestment plan before expenses, commissions and other fees	$9.94
Net tangible book value of each common share at December 31, 2005	$7.48
Pro forma net tangible book value of each common share assuming the completion of this offering(1)	$8.99
Pro forma increase in net tangible book value per common share to existing shareholders attributable to this offering	$1.52
Pro forma decrease (dilution) in net tangible book value per common share to new investors	$(.95)

(1)	This figure assumes that we received net proceeds of $1,817,000,000 from this offering, after deducting the payment of selling commissions, the dealer manager fee and the marketing support fee to the Dealer Manager and other organization and offering expenses. We will not pay selling commissions, the dealer manager fee and the marketing support fee for dividend reinvestment plan shares placed.

The following table summarizes, on a pro forma basis as of December 31, 2005, the differences in the number of common shares purchased from us, the total consideration paid and the average price per share paid by our existing shareholders and by the new investors purchasing the common shares in this offering:

	Shares Issued(1)		Book Value of Total Consideration
	Number	Percent	Amount	Percent	Book Value of Consideration Per Share
Existing shareholders	5,818,799	2.8%	$56,904,252	2.8%	$9.78
New shareholders	201,052,632	97.2%	$2,000,000,000	97.2%	$9.95

Total	206,871,431	100.0%	$2,056,904,252	100.0%	$9.86

(1)	Although the outstanding class A units of limited partnership of CBRE OP are convertible into our common shares on a one-for-one basis, we give no effect to the possible conversion of class A units of limited partnership of CBRE OP into common shares.

SUMMARY SELECTED FINANCIAL DATA

The following table sets forth summary selected financial and operating data on a consolidated basis for CBRE REIT. You should read the following summary selected financial data in conjunction with our consolidated historical financial statements and the related notes and with “Management Discussion and Analysis of Financial Conditions and Results of Operations,” which are included elsewhere in this prospectus.

The summary historical consolidated balance sheet information as of December 31, 2005 and December 31, 2004 (as restated) as well as the summary historical consolidated statement of operations information for the year ended December 31, 2005 and the period from July 1, 2004, the date of commencement of operations, (“date of commencement”) to December 31, 2004 (as restated), have been derived from the historical consolidated financial statements of CBRE REIT.

Our unaudited summary selected pro-forma consolidated financial data is presented as of December 31, 2005 and for the year then ended. Our unaudited pro forma consolidated financial data includes the effect of the acquisitions of Deerfield Commons I & II, or Deerfield, three Texas properties, or the Texas Portfolio, and the issuance of notes payable secured by 300 Constitution and Deerfield as if such activity had taken place on January 1, 2005 for the pro forma statements of operations presented and as of the earlier of the date acquired or December 31, 2005 for the pro forma consolidated balance sheet presented. Our unaudited pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of for the periods indicated, nor does it purport to represent our future financial position or results of operations. For further discussion of the unaudited pro forma consolidated financial statements see Unaudited Pro Forma Financial Information beginning on F-2 in this prospectus.

	July 1, 2004 (Date of Commencement) through December 31, 2004	Year Ended December 31, 2005
	Historical Consolidated	Pro Forma Consolidated	Historical Consolidated
	(As Restated)(1)
	(in thousands, except per share data)
Statement of Operations Data:
Rental	$913	$6,675	$4,614
Tenant Reimbursements	120	1,642	872

Total Revenue	1,033	8,317	5,486

Operating and Maintenance	7	739	364
Property Taxes	113	968	563
Insurance	—	47	10
Interest	117	1,435	1,195
General and Administrative Expense	123	529	359
Investment Management Fee to Related Party	230	603	603
Class C Fee to Related Party	197	459	459
Depreciation and Amortization	334	4,260	2,478
Organizational Expenses	109	—	—

Total Expenses	1,230	9,040	6,031

Interest and Other Income	111	460	460

Net Loss before Minority Interest	(86)	(263)	(85)

Minority Interest	3	7	7

Net Loss	$(89)	$(270)	$(92)

Per Share Data:

Pro Forma Earnings per Share – Basic and Diluted		$(0.05)

Pro Forma Weighted Average Common Shares Outstanding – Basic and Diluted		5,818,799

Loss per Share – Basic and Diluted	$(0.02)		$(0.02)

Weighted Average Common Shares Outstanding - Basic and Diluted	5,757,167		5,818,799

	December 31, 2004	December 31, 2005
	Historical Consolidated	Pro Forma Consolidated	Historical Consolidated
	(As Restated)(1)
	(in thousands)
Balance Sheet Data (at end of period):
Investments in Real Estate, After Accumulated Depreciation and Amortization	$43,946	$72,082	$57,163

Total Assets	73,704	94,202	94,118

Note Payable Collateralized by REMEC	13,250	13,250	13,250

Note Payable Collateralized by 300 Constitution	—	12,000	12,000

Note Payable Collateralized by Deerfield Commons I	—	9,725	9,725

Total Liabilities	18,461	41,594	41,510

Minority Interest	245	242	242

Shareholders’ Equity	54,998	52,366	52,366

Total Liabilities and Shareholders’ Equity	$73,704	$94,202	$94,118

(1)	As restated, see Note 2 to consolidated financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a Maryland real estate investment trust that invests in real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. We may also utilize our expertise and resources to capitalize on unique opportunities that may exist elsewhere in the marketplace, in which we might also acquire interests in mortgages or other investments where we could seek to acquire the underlying property. We will not invest more than 20% of our total assets in any single investment. In addition, we will seek to maintain a portfolio of geographically diverse assets and may invest up to 30% of our total assets outside of the United States. Investments outside of the United States will be focused in areas in which CBRE Investors has existing operations or previous investment experience, including Western Europe and Japan. As of December 31, 2005, we owned four properties.

We are externally managed by CBRE Advisors LLC and all of our real estate investments are held directly by, or indirectly through wholly-owned subsidiaries of, CBRE OP. Generally, we contribute the proceeds we receive from the issuance of common shares for cash to CBRE OP and CBRE OP, in turn, issues units of limited partnership to us, which entitle us to receive our share of CBRE OP’s earnings or losses and net cash flow. Provided we have sufficient available cash flow, we intend to pay our shareholders quarterly cash dividends. We are structured in a manner that allows CBRE OP to issue limited partnership interests from time to time in exchange for real estate properties. By structuring our acquisitions in this manner, the contributors of real estate to CBRE OP are generally able to defer gain recognition for U.S. federal income tax purposes.

Our business objective is to maximize shareholder value through: (1) maintaining an experienced management team of investment professionals; (2) investing in properties in certain markets where property fundamentals will support stable income returns and where capital appreciation is expected to be above average; (3) acquiring properties at a discount to replacement cost and where there is expected positive rent growth; and (4) repositioning properties to increase their value in the market place. Operating results at our individual properties are impacted by the supply and demand for office, retail, industrial and multifamily space, trends of the national regional economies, the financial health of current and prospective tenants and their customers, capital market trends, construction costs, and interest rate movements. Individual operating property performance is monitored and calculated using certain non-GAAP financial measures such as an analysis of net operating income. An analysis of net operating income as compared to local regional and national statistics may provide insight into short or longer term trends exclusive of capital markets or capital structuring issues. Interest rates are a critical factor in our results of operations. Our properties may be financed with significant amounts of debt, so changes in interest rates may affect both net income and the health of capital markets. For investments outside of the United States, in addition to monitoring local property market fundamentals and capital market trends, we evaluate currency hedging strategies, taxes, the stability of the local government and economy and the experience of our management team in the region.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55.5 million from July 2004 to October 2004 in private placements of our common shares.

We intend to qualify, and to remain qualified, as a REIT for U.S. federal income tax purposes.

The accompanying MD&A gives effect to the restatement of the 2004 consolidated financial statements discussed in Note 2 to the consolidated financial statements.

Critical Accounting Policies

Management believes our most critical accounting policies are accounting for lease revenues (including straight-line rent), regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and accounting for our derivatives and hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical data and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Revenue Recognition and Valuation of Receivables

Our revenues, which are composed largely of rental income, include rents reported on a straight-line basis over the initial term of the lease. If our leases provide for rental increases at specified intervals, we will be required to straight-line the recognition of revenue, which will result in the recording of a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. Should the collectability of unbilled rent with respect to any given tenant be in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and shareholders’ equity.

Investments in Real Estate

We record investments in real estate at cost (including third party acquisition expenses) and we capitalize improvements and replacements when they extend the useful life or improve the efficiency of the asset. We expense costs of repairs and maintenance as incurred. We compute depreciation using the straight-line method over the estimated useful lives of our real estate assets, which we expect to be approximately 39 years for buildings and improvements, three to five years for equipment and fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because, if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis throughout the expected useful lives of the related assets.

We have adopted SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes a single accounting model for the impairment or disposal of long-lived assets including discontinued operations. SFAS 144 requires that the operations related to properties that have been sold or that we intend to sell be presented as discontinued operations in the statement of operations for all periods presented, and properties we intend to sell be designated as “held for sale” on our balance sheet.

When circumstances such as adverse market conditions indicate a possible impairment of the value of a property, we review the recoverability of the property’s carrying value. The review of recoverability is based on our estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. Our forecast of these cash flows considers factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. These factors contain subjectivity and thus are not able to be precisely estimated. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property. We are required to make subjective assessments as to whether there are impairments in the values of our investments in real estate.

Real Estate Purchase Price Allocation

We allocate the purchase price to tangible assets of an acquired property (which includes land, building and tenant improvements) based on the estimated fair values of those tangible assets assuming the building was vacant. Estimates of fair value for land are based on factors such as comparisons to other properties sold in the same geographic area adjusted for unique characteristics. Estimates of fair values of buildings and tenant improvements are based on present values determined based upon the application of hypothetical leases with market rates and terms.

We record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any capitalized above-market lease values as a reduction of rental income over the remaining non-cancelable terms of the respective leases. We amortize any capitalized below-market lease values as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

We measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. We also consider information obtained about each property as a result of our pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses to the extent that such costs are not already incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We amortize the value of in-place leases to expense over the initial term of the respective leases, which we primarily expect to range from five to fifteen years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event may the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense.

These assessments have a direct impact on net income and revenues. If we assign more fair value to the in-place leases versus buildings and tenant improvements, assigned costs would generally be depreciated over a shorter period, resulting in more depreciation expense and a lower net income on an annual basis. Likewise, if we estimate that more of our leases in-place at acquisition are on terms believed to be above the current market rates for similar properties, the calculated present value of the amount above market would be amortized monthly as a direct reduction to rental revenues and ultimately reduce the amount of net income.

Treatment of Management Compensation, Expense Reimbursements

Management of our operations is conducted by the Investment Advisor. Fees related to services provided by the Investment Advisor are accounted for based on the nature of such service and the relevant accounting literature. Fees for services performed that represent period costs of our company, such as cash payments for investment management fees paid to the Investment Advisor, are expensed as incurred. In addition, an affiliate of the Investment Advisor owns a partnership interest which represents a profits interest in CBRE OP related to these services.

Subject to certain limitations, we are obligated to reimburse the Investment Advisor for the organizational and offering costs incurred on our behalf. This treatment is consistent with Staff Accounting Bulletin, or SAB, Topic 1.B.1, which requires that we include all of the costs associated with our operations and formation in our financial statements. These costs will then be analyzed and segregated between those which are organizational in nature, those which are offering-related salaries and other general and administrative expenses of the Investment Advisor and its affiliates, and those which qualify as offering expenses in accordance with SAB Topic 5.A. Organizational costs are expensed as incurred in accordance with AICPA Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. Offering-related salaries and other general and administrative costs of the Investment Advisor and its affiliates will be expensed as incurred, and third-party offering expenses will be taken as a reduction against the net proceeds of the offering within additional paid-in capital, or APIC, in accordance with SAB Topic 5.A. As of December 31, 2005, the Investment Advisor incurred approximately $109,000 in organizational costs on our behalf. Additionally, the Investment Advisor paid approximately $407,000 in private placement offering costs to third parties and received approximately $569,000 in compensation relating to the private offering of our common shares. As of December 31, 2005, the Investment Advisor had incurred approximately $1,963,000 in offering costs relating to this offering.

Accounting for Derivative Financial Investments and Hedging Activities

We account for our derivative and hedging activities, if any, in accordance with SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133,” and SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” which requires all derivative instruments to be carried at fair value on the balance sheet.

Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. We formally document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction. We periodically review the effectiveness of each hedging transaction, which involves estimating future cash flows. Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Calculation of a fair value of derivative instruments also requires management to use estimates. Amounts will be reclassified from other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges under SFAS 133. The changes in fair value hedges are accounted for by recording the fair value of the derivative instruments on the balance sheet as either assets or liabilities, with the corresponding amount recorded in current period earnings.

Accounting for Share-Based Compensation

We have adopted the fair value based method of accounting for share-based compensation. Under this approach, we recognize an expense for the fair value of any share-based compensation at the time it is granted, as well as for transactions with non-employees in which services are performed in exchange for equity instruments.

Variable Interest Entities

In December 2003, the FASB issued Interpretation 46R, Consolidation of Variable Interest Entities, or FIN 46R. The purpose of this interpretation is to provide guidance on how to identify a variable interest entity, or VIE, and determine when the assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in a company’s consolidated financial statements. A company that holds variable interests in any entity will need to consolidate that entity if the company’s interest in the VIE is such that the company will absorb a majority of the VIE’s anticipated losses and/or receive a majority of the VIE’s expected residual returns. As of December 31, 2005, we did not have any investment interests in VIEs.

Results of Operations

Our company was formed on March 30, 2004 and we began substantive operations in July 2004, after the initial closing of our private placement of common shares. We raised aggregate net proceeds (after commission and expenses) of approximately $55.5 million from July 2004 to October 2004 in private placements of our common shares. The net proceeds were invested in money market securities and cash equivalents until required for property acquisitions.

As of December 31, 2005, we had acquired four properties including (i) a four building research and development complex located in San Diego, California on September 15, 2004, which is leased to a defense subcontractor for a term that expires in April 2017, (ii) a distribution facility located in Taunton, Massachusetts on November 3, 2004, which is leased to a catalogue and internet based retailer for a term that expires in March 2013 and (iii) a multi-tenant office building (including ten acres of undeveloped land zoned for office use) located in Alpharetta, Georgia on June 21, 2005, which is leased to nine tenants encompassing a variety of business uses including financial services, publishing, and executive suites, for terms that expire between April 2006 and January 2015. See “Real Estate Investments.”

We do not believe our operating activity has been significant based on the acquisition dates of the four properties in our portfolio at December 31, 2005. Our consolidated financial statements and the notes thereto present our historical results of operations.

Financial Condition, Liquidity and Capital Resources

Overview

Upon completion of this offering, our sources of funds will primarily be the net proceeds of this offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements and we do not anticipate a need to raise funds from other than these sources within the next twelve months. Please see “Risk Factors — Financing Risks.”

Depending on market conditions, we expect that once the net proceeds of this offering are fully invested, our debt financing will be approximately 65% of the value of the cost of our assets before non-cash reserves and depreciation. The amount of debt we place on an individual property, or the amount of debt incurred by an individual entity in which we invest, may be more or less than 65% of the value of such property or the value of the assets owned by such entity, depending on market conditions and other factors. In fact, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. Our declaration of trust limits our borrowing to 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to our shareholders in our next quarterly report. Our declaration of trust defines “net assets” as our total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated at least quarterly by us on a basis consistently applied;

provided, however, that during such periods in which we are obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, “net assets” means the greater of (i) the amount determined pursuant to the foregoing and (ii) the assets’ aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves. Any indebtedness we do incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default in the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt requiring us to immediately repay all outstanding principal. If we are unable to make such payment, our lender could foreclose on our assets that are pledged as collateral to such lender. The lender could also sue us or force us into bankruptcy. Any such event would have a material adverse effect on the value of our common shares. We believe that, even without any proceeds raised from this offering, we have sufficient cash flow from operations to continue as a going concern for the next twelve months and into the foreseeable future.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to the Investment Advisor and the Dealer Manager. During the offering stage, assuming all of the shares in our primary offering are sold, these payments will include payments of up to $108.0 million for selling commissions, up to $27.0 million for the dealer manager fee, up to $18.0 million for the marketing support fee and up to $30.0 million for organizational and offering expenses. During the acquisition and operational stages, certain services related to the acquisition and management of our investments and our operations will be provided to us by the Investment Advisor pursuant to an advisory agreement entered into in July 2004. Pursuant to that agreement, we expect to make various payments to the Investment Advisor, including acquisition fees, investment management fees and payments for reimbursements of certain costs incurred by the Investment Advisor in providing related services to us. As the actual amounts to be paid are dependent upon the total equity and debt capital we raise and our results of operations, we cannot determine these amounts at this time.

In order to avoid corporate-level tax on our net taxable income, we are required to pay distributions to our shareholders equal to our net taxable income. In addition, to qualify as a REIT, we are required to pay distributions to our shareholders equal to at least 90% of our net ordinary taxable income. Therefore, once the net proceeds we receive from this offering are substantially fully invested, we will need to raise additional capital in order to grow our business and acquire additional real estate investments. We anticipate borrowing funds to obtain additional capital, but there can be no assurance that we will be able to do so on terms acceptable to us, if at all.

Financing

In October 2004, we entered into an approximately $13.3 million secured mortgage loan with The Northwestern Mutual Life Insurance Company with regard to the acquisition of the REMEC Corporate Campus. The maturity date of this loan is November 1, 2011. The loan bears interest payable monthly at a fixed rate of 4.79% per annum. No payments of principal are required until the maturity date, at which time the entire principal balance together with any accrued interest thereon will be due and payable.

In March 2005, we entered into a $12.0 million secured mortgage loan with The Northwestern Mutual Life Insurance Company with regard to the acquisition of 300 Constitution Drive. The maturity date of this loan is April 1, 2012. The loan bears interest payable monthly at a fixed rate of 4.84% per annum. No payments of principal are required until the maturity date, at which time the entire principal balance together with any accrued interest thereon will be due and payable.

In November 2005, we entered into an approximately $9.7 million secured mortgage loan with Allianz Life Insurance Company of North America with regard to the acquisition of Deerfield Commons. The maturity date of this loan is December 10, 2015. The loan bears interest at a fixed rate of 5.23% per annum and requires monthly payments of interest only until December 10, 2010. Beginning January 10, 2011 through November 10, 2015, monthly payments of principal and interest in the amount of $53,582 will be due and payable. The entire remaining principal balance together with any accrued interest thereon will be due and payable in full on the maturity date.

Off-Balance Sheet Arrangements

Since inception, we have not maintained any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitment or intent to provide additional funding to any such entities. Accordingly, we are not materially exposed to any market, credit, liquidity or financing risk that could arise if we had engaged in such relationships.

Contractual Obligations and Commitments

The following table provides information with respect to our contractual obligations at December 31, 2005.

	Payments of principal and interest due by period
Contractual Obligations	Total	Less than One Year	One to Three Years	Three to Five Years	More Than Five Years
Note Payable (and interest payments) Collateralized by REMEC Corporate Campus	$16,952,271	634,675	1,269,350	1,269,350	$13,798,896
Note Payable (and interest payments) Collateralized by 300 Constitution Drive	15,630,000	580,800	1,161,600	1,161,600	12,726,000
Note Payable (and interest payments) Collateralized by Dearfield Commons I	14,811,155	508,618	1,017,225	1,017,225	12,268,087

Total	$47,413,426	1,724,093	3,448,175	3,448,175	$38,792,983

Income Taxes

We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2004. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute currently to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their annual net taxable income (excluding net capital gains) to their shareholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to state, local and foreign taxes on our income and property and to U.S. federal income and excise taxes on our undistributed income.

Qualitative Disclosures About Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve our objectives, we will borrow primarily at fixed rates or variable rates and, in some cases, with the ability to convert variable rates to fixed rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

We had approximately $35.0 million of outstanding indebtedness, representing approximately 67% of our net assets, on a pro forma basis as of December 31, 2005. Approximately $13.3 million of such indebtedness matures on November 1, 2011 and bears interest at a fixed rate of 4.79%, $12 million of such indebtedness matures on April 1, 2012 and bears interest at a fixed rate of 4.84% and $9.7 million of such indebtedness has a ten year term and bears interest at a fixed rate of 5.23%. Upon the maturity of our debt, there is a market risk as to the prevailing rates at the time of refinancing. Changes in market rates on our fixed-rate debt affects the fair market value of our debt but it has no impact on interest expense or cash flow. A 100 basis point increase or decrease in interest rates on our pro forma fixed rate debt would not increase or decrease our annual interest expense due to the fixed rate nature of our debt.

In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of lessees, which may affect our ability to refinance our debt if necessary.

Recent Developments

On January 9, 2006, we acquired three multi-tenant industrial/warehouse buildings totaling 293,112 square feet that are located in Allen and Richardson, Texas from Millennium Associates, Ltd., Telecom Commerce Associates, Ltd. and Telecom Commerce II, Ltd., or collectively, the Texas Portfolio, for aggregate consideration of an approximately $18.2 million. We funded our acquisition of the Texas Portfolio with cash of approximately $17.7 million and the application of a $500,000 purchase deposit totaling approximately $18.2 million on January 9, 2005.

THE COMPANY

General

CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. As of the date of this prospectus, we own seven properties. We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Our principal offices are located at 865 South Figueroa Street, Suite 3500, Los Angeles, California 90017. Our telephone number is (213) 683-4222.

We commenced operations in July 2004, following an initial private placement of our common shares of beneficial interest. We raised aggregate net proceeds (after commissions and expenses) of approximately $55.5 million from July 2004 to October 2004 in private placements of our common shares.

We are an externally managed REIT, and have retained CBRE Advisors LLC as our investment advisor. CBRE Advisors LLC is referred to as the Investment Advisor in this prospectus. The Investment Advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf. The Investment Advisor will receive advisory services relating to real estate acquisitions, property management and communications with existing investors from CNL Fund Management Company, an affiliate of the Dealer Manager, pursuant to a sub-advisory agreement.

We benefit from the investment expertise and experience of the Investment Advisor, which is an affiliate of CB Richard Ellis Investors, L.L.C. CB Richard Ellis Investors, L.L.C. is referred to as CBRE Investors in this prospectus. CBRE Investors is a real estate investment management company and a registered investment advisor with the Securities and Exchange Commission, or the SEC. CBRE Investors is a wholly-owned subsidiary of CB Richard Ellis Group, Inc. (NYSE: CBG), or CB Richard Ellis.

Company Background

History

The history of CB Richard Ellis dates back to 1906 when Coldwell, Banker & Company was founded in San Francisco, California and grew to become one of the largest commercial real estate services firms in the western U.S. during the 1940s. In the 1960s and 1970s, CB Richard Ellis expanded both its service portfolio and geographic coverage to become a full-service provider with a growing presence throughout the U.S. Since then, as part of its growth strategy, CB Richard Ellis has undertaken various strategic acquisitions. In 1995, CB Richard Ellis purchased Westmark Realty Advisors, which, along with its existing investment management business, was subsequently renamed CB Richard Ellis Investors, L.L.C. In 1996, CB Richard Ellis acquired L.J. Melody & Company, a nationally-known mortgage banking firm. In 1997, CB Richard Ellis acquired Koll Real Estate Services, a real estate services company primarily providing property management services, corporate and facilities management services and asset and portfolio management services. In 1998, CB Richard Ellis acquired international property services firms REI and Hillier Parker May & Rowdan, to become the first real estate services firm with a platform to deliver integrated real estate services across the world’s major business capitals. In 2003, CB Richard Ellis acquired Insignia Financial Group, Inc., making it a premier, worldwide, full-service real estate company. In 2004, CB Richard Ellis completed the initial public offering of its common stock and, in 2005, was the only commercial real estate services company included on the FORTUNE 1000 list of the largest publicly-held companies.

Market Leadership

CB Richard Ellis is the largest global commercial real estate services firm, based on 2005 revenue, offering a full range of services to owners, lenders, tenants and investors in office, retail, industrial, multi-family and other commercial real estate. As of December 31, 2005, excluding affiliate and partner offices, CB Richard Ellis operated in over 220 offices worldwide with approximately 14,500 employees. CB Richard Ellis’ business is focused on several competencies, including tenant representation, property/agency leasing, property sales, commercial mortgage origination/servicing, integrated capital markets (equity and debt) solutions, commercial property and corporate facility management, valuation, proprietary research and real estate investment management. Its largest segment of operations spans throughout the United States and is in the largest metropolitan regions in Canada, Mexico and other selected parts of Latin America. In relation to this segment, in 2005, CB Richard Ellis advised on nearly 25,000 lease transactions involving aggregate rents of approximately $29.9 billion and nearly 6,200 real estate sales transactions with an aggregate value of approximately $66.8 billion. In addition, CB Richard Ellis concluded more than $69.0 billion of capital markets transactions, including $51.6 billion of investment sales transactions and $17.8 billion of mortgage loan originations, and completed over 19,000 valuation, appraisal and advisory assignments.

CBRE Investors is our sponsor and is a wholly-owned subsidiary of CB Richard Ellis. CBRE Investors and its investment management affiliates provide investment management services to clients/partners that include pension plans, investment funds and other organizations seeking to generate returns and diversification through investment in real estate. It sponsors funds and investment programs that span the risk/return spectrum across three continents: North America, Europe and Asia. CBRE Investors’ employees now total approximately 200 in 11 offices, including six overseas offices in Luxembourg, London, Tokyo, Paris, Milan and Frankfurt. Assets under management have increased from $6.1 billion at December 31, 1998 to $17.3 billion at December 31, 2005.

CBRE Investors formed the Investment Advisor in order to set up a dedicated team to serve CBRE REIT.

Business Strengths

We believe that our relationship with the Investment Advisor and its affiliates provides us with the following business strengths:

CB Richard Ellis Global Platform.    CBRE Investors harnesses CB Richard Ellis’ global resources for research, market intelligence, investment sourcing, financing, and integrated leasing and property management services for the benefit of its investor clients and partners. The CB Richard Ellis platform provides the Investment Advisor and CBRE REIT with a significant competitive edge. Investor clients and partners of CBRE Investors and the Investment Advisor gain the benefit of this platform’s local real estate market intelligence throughout the world. Access to this platform allows the Investment Advisor to make better investment decisions, provide enhanced investment and deal sourcing capabilities and deliver property operational efficiencies.

Proven Investment Team.    The Investment Advisor employs a team of experienced real estate professionals. The senior officers of the Investment Advisor have an average of approximately 26 years of experience in the real estate industry, including extensive acquisition, disposition and financing experience. Before its experience in managing us, the Investment Advisor had not managed a REIT. For more information about the Investment Advisor and its management team, please see “The Investment Advisor.”

Disciplined Research-Based Investment Process.    CBRE Investors applies a disciplined and structured investment process to all potential real estate investments regardless of strategy, and the Investment Advisor will continue this approach. The process dictates the procedures for the selection, research, underwriting, pricing, closing, operation and disposition of all investments. The Investment Advisor enjoys a particular advantage in the depth and breadth of research resources available through the CB Richard Ellis platform. In the U.S., these resources include the research available through the CBRE Investors internal research department, CB Richard Ellis affiliate Torto Wheaton Research, as well as the local market intelligence gathered through CB Richard Ellis investment sales, property management and leasing professionals. Strategic direction comes from CBRE Investors’ in-house research group. This group provides strategic outlooks for each property type and identifies specific investment opportunities by sector and geography. In addition, the econometric forecasting service,

Economy.com, and the insights from other recognized industry sources support all analyses. These resources are synthesized by CBRE Investors’ internal research group to formulate real estate market outlooks and identify investment opportunities for CBRE REIT based on both quantitative and qualitative factors. The Investment Advisor’s management team uses its experience and familiarity with the CB Richard Ellis resources to identify and adjust to changing market conditions, capitalize on this research and direct access to market intelligence through the CB Richard Ellis network of professionals.

Investment Sourcing.    CBRE Investors utilizes its established relationships with sellers, developers and real estate brokers to identify a broad pipeline of investment opportunities. In addition, this unique access to the CB Richard Ellis network of approximately 14,500 employees worldwide significantly enhances our investment sourcing capability. The Investment Advisor believes it will be able to locate a certain amount of investment opportunities that are not being generally marketed for sale, many of which may be identified and accessed through the CB Richard Ellis network of real estate professionals. Additionally, the Investment Advisor has direct access to an extended network of other sellers and developers. These sources, combined with an established network of contacts at major brokerage firms, investment banks, insurance companies, and commercial banks, provide CBRE REIT with extensive transaction sourcing capabilities.

Proven Acquisitions and Transaction Underwriting Experience.    The investment professionals of CBRE Investors are constantly sourcing, evaluating, underwriting and closing real estate investment transactions, primarily on behalf of third party investors, closing acquisitions of $5.0 billion in 2005, $3.5 billion in 2004, $2.1 billion in 2003 and $2.0 billion in 2002. Jack A. Cuneo oversees the Investment Advisor’s acquisition, underwriting, and due diligence processes for CBRE REIT’s transactions and investments. The Investment Advisor led by Mr. Cuneo utilizes a disciplined and detailed due-diligence process that is designed to mitigate physical and financial risk and to uncover opportunities for maintaining and enhancing value. The focus of due diligence is to audit and challenge the information provided by the seller or developer. Third-party specialists are retained to inspect the physical and environmental aspects of any potential investment. In addition, a key element of the underwriting and due diligence processes is input from leasing specialists in the local CB Richard Ellis offices. These leasing specialists provide the Investment Advisor with “local market intelligence” including how the property is positioned and perceived in the marketplace, factors impacting tenant demand, and opportunities to add value through repositioning strategies.

Proactive Asset Management.    The Investment Advisor prepares investment summaries that are used as the “control document” for each investment. This document includes a statement of the investment and exit strategies, a property-level operating plan, and the results of due diligence. Operation of our assets focuses on the execution of the strategy outlined in the investment summary as the asset is positioned to meet the defined exit strategy. The Investment Advisor oversees the implementation of the property-level operating strategies and direct dedicated asset managers who work directly with the property manager and leasing agent to achieve leasing and operating objectives. A designated principal of the Investment Advisor pursues leasing on behalf of CBRE REIT and utilizes local market intelligence in the design and control of all leasing and marketing programs, property budgets and capital improvement programs. Key elements of operations are the annual business plan and hold/sell analysis. Comprehensive business plans are prepared for each investment in the portfolio on an annual basis, while hold/sell analyses are performed on an as-needed basis.

Competition

When we invest in real estate properties, including office, retail, industrial, multi-family residential properties and other investment assets, we compete with a variety of institutional investors, including other REITs, insurance companies, mutual funds, pension funds, investment banking firms, banks and other financial institutions that invest in the same types of assets. Many of these investors have greater financial resources and access to lower costs of capital than we do. The existence of these competitive entities, as well as the possibility of additional entities forming in the future, may increase the competition for the acquisition of the types of properties we are seeking to acquire, resulting in higher prices and lower yields on assets.

Employees

As of December 31, 2005, we had no full-time employees and do not anticipate any material changes in the number of our full-time employees. Our executive officers are employees of the Investment Advisor or one or more of its affiliates.

Facilities

Our principal offices are located at 865 South Figueroa Street, Suite 3500, Los Angeles, California 90017.

Legal Proceedings

We are not a party to any material legal proceedings.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs managed by CBRE Investors and its affiliates. This information should not be considered as indicative of our possible operations and you should not rely on this information as an indication of our future performance. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in the prior real estate programs summarized in this section. Investors who purchase our common shares will not thereby acquire an ownership interest in any of the entities to which the following information relates.

The information in this section and in the Prior Performance Tables included in this prospectus as Appendix A shows relevant summary information concerning the eleven non-public real estate programs with similar investment objectives to ours (collectively, the “Prior Programs”) sponsored by CBRE Investors and its affiliates during the eight years ended December 31, 2005. Unlike this offering, there were no selling commissions paid in the Prior Programs in which 100% of the amounts raised were invested (Table II) because they were primarily private real estate investment funds specifically designed for institutional pension fund investors to take substantial ownership interests in each fund they invested in. A typical prior program fund generally has multiple institutional investors that collectively own as much as 95% of the equity in the fund. Selling commissions charged in a normal retail investor environment (as in this offering) are not usually present in such institutional investor environments such as the Prior Programs. The estimated selling commissions and the amount estimated to be invested from this offering are set forth under “Estimated Use of Proceeds.” No Prior Program commenced operations prior to 1998 and the eight-year period for which summary information is shown represents all such information since the Prior Program’s inception. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these Prior Programs as to (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) annual operating results of Prior Programs (Table III); (iv) results of completed Prior Programs (Table IV); and (v) sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of this prospectus, provides certain additional information relating to the properties acquired by the Prior Programs with investment objectives similar to ours. We will provide a copy of Table VI to any prospective investor without charge upon written request. Please see “Where You Can Find More Information.” The purpose of this prior performance information is to enable you to evaluate accurately the experience of CBRE Investors and its affiliates in sponsoring real estate programs. The following discussion is intended to summarize briefly the objectives and performance of the Prior Programs and to disclose any material adverse business developments sustained by them.

Our determination as to which of CBRE Investors’ prior programs have investment objectives similar to ours was based primarily on the type of real estate in which the programs invested, whether through acquisitions or development of properties. Generally, we consider programs invested primarily in office, retail, multi-family and industrial properties to have investment objectives similar to ours. We consider programs with investments primarily in residential or resort properties not to have investment objectives similar to ours.

Summary Information

Capital Raising

The total amount of funds raised from 137 investors in the Prior Programs during the eight years ended December 31, 2005 was approximately $1.862 billion. Please see “Appendix A — Prior Performance Tables — Table I” and “Appendix A — Prior Performance Tables — Table II” for more detailed information about CBRE Investors’ and its affiliates’ experience in raising and investing funds in connection with the Prior Programs during the eight-year period ended December 31, 2005 and the compensation paid to CBRE Investors and its affiliates as the sponsor and manager of the Prior Programs.

Investments

During the eight years ended December 31, 2005, the aggregate amount of acquisition and development costs of the properties acquired or developed by the Prior Programs was approximately $3.9 billion. The following table gives a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the Prior Programs, categorized by type of property, as of December 31, 2005:

Type of Property	New	Existing		Construction		Total
Office	—	$2,490,299,091	64.1%	$47,893,000	1.2%	$2,538,192,091	65.3%
Retail	—	201,502,264	5.2	—	0.0	201,502,264	5.2
Multi-family	—	75,668,000	1.9	350,531,000	9.0	426,199,000	10.9
Industrial	—	375,713,935	9.7	—	0.0	375,713,935	9.7
Other	—	341,765,250	8.8	3,760,000	0.1	345,525,250	8.9

Total:	—	$3,484,948,540	89.7%	$402,184,000	10.3%	$3,887,132,540	100.0%

During the eight years ended December 31, 2005, approximately 126 properties were acquired or developed by the Prior Programs. The table below gives further details about the properties acquired or developed by the Prior Programs during the eight years ended December 31, 2005:

	Domestic Programs		International Programs		Properties Acquired or Developed
Location	#	Cost	#	Cost	#	Cost
United States:
California	30	$965,918,957	—	$—	30	$965,918,957
Texas	16	581,796,261	—	—	16	581,796,261
Georgia	4	207,020,499	—	—	4	207,020,499
Massachusetts	3	195,806,546	—	—	3	195,806,546
Illinois	6	160,688,000	—	—	6	160,688,000
New Jersey	2	151,272,064	—	—	2	151,272,064
Florida	4	126,416,110	—	—	4	126,416,110
Minnesota	1	125,951,000	—	—	1	125,951,000
New York	2	133,335,000	—	—	2	133,335,000
Colorado	2	46,993,124	—	—	2	46,993,124
Washington	1	25,817,958	—	—	1	25,817,958
Arizona	1	22,534,279	—	—	1	22,534,279
Nevada	1	33,225,000	—	—	1	33,225,000
Missouri	1	7,527,521	—	—	1	7,527,521
Connecticut	1	70,776,000	—	—	1	70,776,000
United Kingdom	3	151,557,532	32	618,199,971	35	769,757,503
France	—	—	13	186,739,719	13	186,739,719
Germany	2	45,157,000		—	2	45,157,000
Norway	1	30,400,000		—	1	30,400,000

Total:	81	$3,082,192,851	45	$804,939,690	126	$3,887,132,541

115 properties were acquired or developed by the Prior Programs during the five-year period ended December 31, 2005. The aggregate acquisition and development cost of these properties totaled approximately $3.5 billion as of December 31, 2005.

Generally, acquisitions of completed properties were financed with a combination of mortgage financing and investor equity, including debt financing secured by investors’ commitments to make equity investments. Development projects generally were financed with a combination of construction financing and investor equity. Upon completion of a project, construction financing is generally retired and replaced with either equity or permanent mortgage financing.

A more detailed description of these acquisitions and developments by the Prior Programs with investment objectives similar to ours can be found in Prior Performance Table VI, which is included in Part II of the registration statement for this offering and which is not part of this prospectus.

Sales

Approximately 76 properties or participating mortgage investments were sold by the Prior Programs during the eight years ended December 31, 2005. The aggregate sales price of such properties and participating mortgage investments was approximately $2.9 billion and the aggregate original acquisition and development cost was approximately $2.3 billion.

Please see “Appendix A — Prior Performance Table III” for information about the operating results of the Prior Programs, the offerings of which closed in the eight years ended December 31, 2005 and “Appendix A — Prior Performance Tables — Table V” for more detailed information about individual property sales in the last three years by the Prior Programs.

Performance of Completed Programs

Except for the Retail Enhancement Fund, or REF, no Prior Program has been completed. However, REF did not perform as expected. REF made an investment in a joint venture that acquired underutilized and undervalued retail real estate located in major metropolitan areas. During the joint venture’s period of operations, the venture acquired four properties, three of which underperformed. Two properties in the portfolio were located in Seattle, Washington and San Francisco, California, respectively, and these properties were affected by rents and occupancy levels that were lower than expected, primarily as a result of the decline of companies in the technology industry during the venture’s operating period. The other property in the portfolio that underperformed was located in Tampa Bay, Florida. The anchor tenant declared bankruptcy and ceased operating and paying rent, which negatively affected the sales generated by the other tenants at the property, many of whom had co-tenancy clauses dependent on the occupancy of this anchor tenant. Please see “Appendix A—Prior Performance Table IV” for more information about REF’s results and “—Prior Performance Table III” for the operating results of REF for the years ended December 31, 2000 to December 31, 2004 (the year of liquidation).

Investment Objectives

All funds raised from investors by the Prior Programs in the eight years ended December 31, 2005 were invested in programs with investment objectives similar to ours.

INVESTMENT OBJECTIVES AND CRITERIA

We invest in real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets. Our investment objectives are:

•	to maximize cash dividends paid to you;

•	to preserve and protect your capital contributions;

•	to realize growth in the value of our assets upon our ultimate sale of such assets; and

•	to provide you with the potential for future liquidity by (i) listing our shares on a national securities exchange or the over-the-counter market or (ii) if a listing has not occurred on or before December 31, 2011 our board of trustees must consider (but is not required to) commencing an orderly liquidation of our assets.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives, except upon approval of shareholders holding a majority of our outstanding shares. See “Description of Shares.”

Acquisition and Investment Policies

As of the date of this prospectus, we own seven properties. We intend to use the net proceeds of this offering to acquire and operate real estate assets. The consideration we agree to pay for real property shall ordinarily be based on the fair market value of the property as determined by a majority of our trustees.

We employ an enhanced income investment strategy designed to maximize risk-adjusted returns. To do so, we purchase, actively manage and sell properties in major metropolitan areas. Our primary focus is on office, industrial, retail and multi-family residential properties.

Our investment strategy is centered on the research-driven CBRE Investors’ approach. We focus on the property types and markets identified as most compelling by CBRE Investors’ research. As a result, we believe that our opportunities will evolve over time as market conditions change.

Continued business investment and hiring will be the key drivers of the economy going forward. This has significant implications for property market fundamentals. Increased demand for office, industrial and multi-family space are supporting steady recovery in those property types, although the magnitude of this recovery varies by metropolitan area. Retail space demand will be supported by healthy consumer spending. The best investment prospects are in markets that exhibit some or all of the following: (i) above-average expected rent growth; (ii) improving occupancy; and (iii) barriers to new construction. Short-term dislocations in other markets may also provide attractive opportunities.

We may purchase existing assets with an operating history, newly constructed properties or assets under construction. We will not invest more than 20% of our total assets in any single investment. In addition, we seek to maintain a portfolio of geographically diverse assets and we may invest up to 30% of our total assets outside of the United States. Investments outside of the United States will be focused in areas in which CBRE Investors has existing operations or previous investment experience, which today consist of Western Europe and Japan.

All assets may be acquired, developed and operated by us on a stand-alone basis or jointly with another party. Development, if undertaken, will only be done with an experienced joint venture partner. We may enter into one or more joint ventures for the acquisition of assets with an affiliate.

We hold all of our real estate investments directly or indirectly through our operating partnership, CBRE OP. We are the sole general partner of CBRE OP. Our ownership of properties in CBRE OP is referred to as an Umbrella Partnership REIT, or “UPREIT.” We believe the UPREIT structure is a competitive advantage for us when seeking to acquire assets, because it allows sellers of properties to defer gain recognition for U.S. federal income tax purposes by contributing properties to CBRE OP in return for an interest therein. See “The Operating Partnership Agreement” for more information.

Although we are not limited as to the form our investments may take, our investments in real estate generally take the form of holding fee title or a long-term leasehold estate in the properties we acquire. We acquire such interests either directly in CBRE OP or indirectly by acquiring membership interests in, or acquisitions of property through, limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with developers of properties, affiliates of the Investment Advisor or other persons. In addition, we may purchase properties and lease them back to the sellers of such properties.

We also may invest in or make mortgage loans, subject to the investment limitations contained in our declaration of trust and as limited by the Internal Revenue Code provisions applicable to REITs. See “ —Investment Limitations.” However, we have no current intention to invest in mortgage loans. The circumstances in which we believe we may invest in or make mortgage loans are limited to the following:

•	the making of a mortgage loan required by a property owner as a condition to our purchase of a property;

•	the indirect acquisition of a mortgage by purchasing an entity, such as a REIT or other real estate company, that also owns a mortgage; and

•	the acquisition of a mortgage with the view of acquiring the underlying property through foreclosure.

We are not limited as to the geographic area where we may conduct our operations. We currently intend to invest primarily in properties located in the United States, but may, under appropriate circumstances, invest up to 30% of our total assets outside of the United States. Investments outside the United States will be focused in areas in which CBRE Investors has existing operations or previous investment experience, which today consist of Western Europe and Japan.

Except for the limitation on our ability to invest in excess of 20% of our total assets in any single investment, after the initial startup activities, we are not specifically limited in the number or size of investments we may acquire or on the percentage of net proceeds of this offering that we may invest in a single investment. It is our intent over time to build a diversified portfolio of assets. However, the number and mix of assets we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our assets and the amount of proceeds we raise in this offering. In making investment decisions for us, the Investment Advisor considers relevant risks and financial factors, including the creditworthiness of major tenants, the expected levels of rental and occupancy rates, current and projected cash flow of the property, the location, condition and use of the property, suitability for any development contemplated or in progress, income-producing capacity, the prospects for long-range appreciation, liquidity and income tax considerations. In addition to these factors, the Investment Advisor, when evaluating prospective mortgage loan investments, will consider the ratio of the amount of the investment to the value of the property by which it is selected and the quality, experience and creditworthiness of the borrower. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. In this regard, the Investment Advisor has substantial discretion with respect to the selection of specific investments.

Our obligation to close the purchase of any investment is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Investment Advisor;

•	title and liability insurance policies; and

•	audited financial statements covering recent operations of properties having operating histories unless such statements would not be required to be filed with the SEC so long as we are a public company.

We will not close the purchase of any property unless and until we obtain an environmental assessment for each property purchased and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property. We may pursue additional assessments or reviews if the Phase I site assessment reveals issues.

We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed. To help ensure performance by the builders of properties that are under construction, completion of properties under construction may be guaranteed at the price contracted either by an adequate completion bond or performance bond. We may rely, however, upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Real Estate Risks.”

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties that we may acquire. In such event, such persons would be compensated directly by us. There currently is no affiliate of the Investment Advisor that performs development activities on our behalf and neither we nor the Investment Advisor currently intend to form an entity for such purpose.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties, including other programs sponsored by CBRE Investors, for the purpose of developing, owning and operating real properties. However, we do not intend to enter into joint ventures or similar arrangements in which we do not exercise management control. In determining whether to invest in a particular joint venture, the Investment Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. See “Investment Objectives and Criteria.”

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Our entering into joint ventures with other affiliates, including other programs sponsored by CBRE Investors, will result in certain conflicts of interest. See “Certain Relationships and Related Party Transactions — Joint Ventures with Affiliates of the Investment Advisor.”

Borrowing Policies

While we strive for diversification, the number of different assets we can acquire will be affected by the amount of funds available to us.

Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

Although we have adopted a policy to limit our aggregate borrowing to no more than 65% of the value of the cost of our assets before non-cash reserves and depreciation, this policy may be altered at any time or suspended if necessary to pursue attractive investment opportunities. Our organizational documents contain a limitation on the amount of indebtedness that we may incur, so that until our shares are listed on a national securities exchange, our aggregate borrowing may not exceed 300% of our net assets unless any excess borrowing is approved by a majority of our independent trustees and is disclosed to shareholders in our next quarterly report. Our board of trustees must review our aggregate borrowing from time to time, but at least quarterly.

By operating on a leveraged basis, we will have more funds available for investment in assets. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although our liability for the repayment of indebtedness is expected to be limited to the value of the asset securing the liability and the rents or profits derived therefrom, our use of leveraging may increase the risk of default on the mortgage payments and a resulting foreclosure of a particular property. See “Real Estate Risks.”

To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional assets will be restricted. The Investment Advisor will use its best efforts to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of the indebtedness.

The Investment Advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our trustees or from the Investment Advisor and its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Disposition Policies

We intend to hold each asset we acquire for an extended period. However, circumstances might arise which could result in the early sale of some assets. We may sell a property before the end of the expected holding period if, among other reasons:

•	in our judgment, the sale of the asset is in the best interests of our shareholders;

•	we can reinvest the proceeds in a higher-yielding investment;

•	we can increase cash flow through the disposition of the asset; or

•	in the judgment of the Investment Advisor, the value of an asset might decline substantially.

The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum long-term capital appreciation. We cannot assure you that this objective will be realized.

If our shares are not listed for trading on a national securities exchange or included for quotation on an over-the counter market by December 31, 2011, our declaration of trust requires our board of trustees to consider commencing an orderly liquidation of our assets, which liquidation would require the approval of shareholders. In making the decision to apply for listing or quotation of our shares, our trustees will try to determine whether listing or quoting our shares or liquidating our assets will result in greater long-term value for our shareholders. We cannot determine at this time the circumstances, if any, under which our trustees will determine to list or quote our shares. Even if no shares are listed or included for quotation, we are under no obligation to actually sell our portfolio within this time period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and U.S. federal income tax effects on shareholders which may be applicable in the future. Furthermore, we cannot assure you that we will be able to liquidate our assets, and it should be noted that we will continue in existence until all of our assets are liquidated. In addition, we may consider other business strategies such as reorganizations or mergers with other entities if our board of trustees determines such strategies would be in the best interests of our shareholders. Any change in the investment objectives set forth in our declaration of trust would require the vote of shareholders holding a majority of our outstanding shares.

Investment Limitations

Our declaration of trust places numerous limitations on us with respect to the manner in which we may invest our funds, most of which are required by various provisions of the North American Securities Administrators Association Guidelines, or NASAA Guidelines. Our declaration of trust provides that until our shares are listed on a national securities exchange or included in an over-the-counter market, we may not:

•	invest in equity securities unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, approve such investment as being fair, competitive and commercially reasonable;

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent trustees determine, and in all cases in which the transaction is with any of our trustees or the Investment Advisor or its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our trustees, the Investment Advisor or its affiliates;

•	issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, or the 1940 Act;

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt;

•	grant warrants or options to purchase shares to the Investment Advisor or its affiliates or to officers or trustees affiliated with the Investment Advisor except on the same terms as such warrants or options are sold to the general public and in an amount not to exceed 10% of the outstanding shares on the date of grant of the warrants and options;

•	issue equity securities on a deferred payment basis or other similar arrangement; or

•	lend money to our trustees or to the Investment Advisor or its affiliates.

The Investment Advisor continually reviews our investment activity to ensure that we do not come within the application of the 1940 Act. Among other things, the Investment Advisor monitors the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the 1940 Act. If at any time the character of our investments could cause us to be deemed an “investment company” for purposes of the 1940 Act, we will take the necessary actions to attempt to ensure that we are not deemed to be an “investment company.”

Change in Investment Objectives and Limitations

Until our shares are listed on a national securities exchange, our declaration of trust requires that the independent trustees review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination and the basis therefore is required to be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our trustees, including a majority of the independent trustees, without the approval of the shareholders. Our investment objectives themselves, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

Restrictions on Roll-up Transactions

Until our shares are listed on a national securities exchange, our declaration of trust requires that we follow the policy set forth below with respect to any “Roll-up Transaction.” In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity, or a Roll-up Entity, that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of the date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and our shareholders’ benefit. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our shareholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or included for quotation on a national market system for at least 12 months; or

•	a transaction involving our conversion into corporate or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our shareholder voting rights; the term of our existence; compensation to the Investment Advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our shareholders who vote “no” on the proposal a choice of:

•	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as shareholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the shareholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our shareholders having voting rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus including rights with respect to the election and removal of trustees, annual reports, annual and special meetings, amendment of our declaration of trust and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investors’ right to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Shares;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our shareholders.

Policies With Respect to Certain Other Activities

If our board of trustees determines that additional funding is required, we may raise such funds through additional equity offerings or the retention of cash flow (subject to the REIT provisions of the Internal Revenue Code concerning distribution requirements and taxability of undistributed net taxable income) or a combination of these methods.

In the event that our board of trustees determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional common or preferred shares in any manner and on such terms and for such consideration it deems appropriate, at any time.

We have authority to repurchase or otherwise reacquire our shares and may engage in such activities in the future. Our board of trustees may change any of these policies without prior notice to you or a vote of our shareholders.

We currently have no intention to (i) underwrite securities of other issuers and (ii) invest in the securities of other issuers for the purpose of exercising control.

MANAGEMENT OF THE COMPANY

Our Executive Officers and Trustees

The following table sets forth certain information regarding our executive officers and trustees. Our board of trustees currently consists of five individuals, three of whom are independent.

Name	Age	Position
Robert H. Zerbst	59	Chairman of the Board of Trustees
Jack A. Cuneo	58	President and Chief Executive Officer and Trustee
Charles E. Black	56	Trustee
Martin A. Reid	49	Trustee
James M. Orphanides	55	Trustee
Laurie Romanak	46	Senior Vice President, Chief Financial Officer and Secretary

Robert H. Zerbst. Mr. Zerbst has been the chairman of our board of trustees and a Managing Director of the Investment Advisor since March 2004. Mr. Zerbst joined CBRE Investors as President and Chief Executive Officer in 1998. He has overall responsibility for investment policy and the strategic direction of the firm. He has led the growth and transformation of CBRE Investors from a United States pension fund advisor with $3.5 billion of assets under management to a multi-strategy, global investment organization with a portfolio of approximately $17.3 billion. Mr. Zerbst holds a B.A. from Miami University, an M.A. in Economics, an M.B.A. and a Ph.D. in Finance and Real Estate Economics from Ohio State University. He also earned the CRE and MAI professional designations, and is a member of the Pension Real Estate Association (PREA), National Association of Real Estate Investment Trusts (NAREIT), National Association of Real Estate Investment Managers (NAREIM), the Real Estate Round Table and the Policy Advisory Board at the Haas School of Business, University of California at Berkeley.

Jack A. Cuneo. Mr. Cuneo has been our President and Chief Executive Officer and one of our trustees and the President and Chief Executive Officer of the Investment Advisor since March 2004. Mr. Cuneo has over 33 years of experience in the real estate industry and had been involved in a wide range of real estate investment activity including acquisitions, development, joint venture structuring, property sales, work outs and private equity financing for REITs and real estate operating companies. Prior to joining CBRE Investors in June 2003, Mr. Cuneo served as President of Cuneo Capital Group which engaged in advisory and private equity investment activities from 2002 to 2003. Mr. Cuneo also spent 26 years at Merrill Lynch where he served from 1997 to 2000 as the Chairman and CEO of Merrill Lynch Hubbard, a real estate investment subsidiary which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 individual investors. Mr. Cuneo was a Managing Director of the Global Real Estate and Hospitality Group at Merrill Lynch from 2000 to 2002 where he led private equity, advisory and asset sales activities. He is a member of the Urban Land Institute (ULI), the Policy Advisory Board at the Haas School of Business, University of California at Berkeley and the Real Estate Board of New York. Mr. Cuneo received a B.A. from City College of New York.

Charles E. Black. Mr. Black has been one of our trustees since June 2004. Mr. Black is the Regional Senior Vice President (San Diego region) of The Irvine Company. Prior to joining The Irvine Company in March 2006, Mr. Black was the Executive Vice President of JMI Realty, where he had overall management responsibility for the development of Petco Park, the San Diego Padres $450 million baseball park that was completed in February 2004. Prior to joining JMI Realty in 2002, Mr. Black was the President and Chief Operating Officer of the San Diego Padres Baseball Club. From 1991 to 2002, Mr. Black was a partner in the law firm of Gray, Cary, Ware and Freidenrich, where his areas of expertise included real estate acquisition and development, urban planning and development law and development financing. Mr. Black is a member of the Urban Land Institute (ULI) and the land economics society Lambda Alpha and he is also a member of the Board of Directors of the San Diego Padres. Mr. Black received a B.S. from the United States Air Force Academy and a J.D. from the University of California at Davis.

Martin A. Reid.  Mr. Reid has been one of our trustees since March 2005. Mr. Reid is a managing director of Thayer Lodging and is responsible for acquisitions and dispositions. Mr. Reid serves a member of the investment committee of Thayer Lodging. Mr. Reid has a broad professional background in real estate investment, capital markets and finance. Prior to joining Thayer Lodging in 1998, Mr. Reid spent four years as a Principal at LaSalle Advisors in Baltimore, Maryland, successor through merger to Alex. Brown Kleinwort Benson, where he originated and closed real estate transactions for pension fund clients. Prior to his tenure with LaSalle, Mr. Reid spent several years in acquisitions and dispositions with real estate investment and advisory affiliates of Merrill Lynch & Co. and Chase Manhattan Bank, where he was involved in the acquisition of several office, retail and residential properties and portfolios. Mr. Reid received a B.S. in Accounting from the State University of New York at Albany and an M.B.A. in Financial Management from Pace University. Mr. Reid is a Member of the American Institute of Certified Public Accountants and is a Full Member of the Urban Land Institute (ULI).

James M. Orphanides. Mr. Orphanides has been one of our trustees since October 2005. Mr. Orphanides is the Chairman, President and Chief Executive Officer of First American Title Insurance Company of New York. Prior to joining First American Title Insurance Company of New York in 1992, Mr. Orphanides was a Principal of Preferred Land Title Services, Inc. From 1979 to 1982, Mr. Orphanides was the Vice President of National Sales in New York for Commonwealth Land Title insurance Company. Mr. Orphanides holds a B.A. from Heidelberg College and a M.A. from CUNY, Queens College. He is a member of the Pension Real Estate Association (PREA), the New York State Land Title Association, the American Land Title Association, the District Council, New York, and is an associate member of the International Council of Shopping Centers and the Urban Land Institute (ULI).

Laurie Romanak. Ms. Romanak has been our Senior Vice President, Chief Financial Officer and Secretary and a Managing Director of the Investment Advisor since March 2004. Ms. Romanak is also the Chief Financial Officer of CBRE Investors and is responsible for global accounting/reporting and finance activities for the organization’s approximately $17.3 billion real estate investment portfolio. Ms. Romanak directs global operations and oversees new fund formations, information technology, human resources and corporate compliance/administration for the firm’s offices in the US, Japan and Europe. Ms. Romanak joined CBRE Investors in 1986 and has served in her current role since 1995. Ms. Romanak is a C.P.A. and has more than 19 years of experience in the commercial real estate industry. Ms. Romanak currently serves on the Board of Directors of the National Council of Real Estate Investment Fiduciaries (NCREIF), is its immediate past President, and is an active member of the National Association of Real Estate Investment Managers (NAREIM). Ms. Romanak received a B.B.A. from the University of Michigan at Ann Arbor.

Our Board of Trustees

We operate under the direction of our board of trustees, the members of which are accountable to us and our shareholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained the Investment Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. The board, including the independent trustees, is required to ratify our declaration of trust. Consistent with this requirement, our declaration of trust was amended and restated by a unanimous vote of our trustees, including our independent trustees.

Our declaration of trust and bylaws provide that the number of our trustees may be established by a majority of the entire board of trustees but may not be fewer than three nor more than nine. Our board of trustees currently consists of five trustees, three of whom are independent. An “independent trustee” is a person who is not associated and has not been associated within the last two years, directly or indirectly, with the Investment Advisor or its affiliates. A trustee will be deemed to be associated with the Investment Advisor if he or she (i) owns an interest in the Investment Advisor or any of its affiliates (other than us), (ii) is employed by or an officer of the Investment Advisor or any of its affiliates (other than us), (iii) performs services, other than as a trustee, for us, (iv) is a trustee for more than three REITS organized or advised by the Investment Advisor or its affiliates, or (v) has any material business or professional relationships with the Investment Advisor or any of its affiliates (other than us). Until our shares are listed on a national securities exchange, our declaration of trust requires a majority of our trustees to be independent trustees.

Each trustee will be elected by our shareholders for a one-year term and will serve until his or her successor has been duly elected and qualified. Holders of our common shares do not have the right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares entitled to vote will be able to elect all of our trustees. Any vacancy on our board may be filled by a majority of the remaining trustees, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of trustees must be filled by a majority of the entire board of trustees. Independent trustees shall nominate replacements for vacancies amongst the independent trustee positions. Although the number of trustees may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent trustee.

Committees of the Board of Trustees

Our entire board of trustees considers all major decisions concerning our business, including all property acquisitions. Our board has established an Audit Committee and a Compensation Committee and may establish various advisory committees so that important items within the purview of these committees can be addressed in more depth than may be possible at a full board meeting. Until our shares are listed on a national securities exchange, NASAA Guidelines require a majority of the members of any committees to be independent trustees.

Audit Committee

The Audit Committee’s primary function is to assist the board of trustees in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls that management has established, and the audit and financial reporting process. The members of our Audit Committee are Messrs. Reid (Chairperson), Black and Zerbst, a majority of whom are independent trustees.

Compensation Committee

The Compensation Committee administers the 2004 equity incentive plan, as described below. The primary function of the Compensation Committee is to administer the granting of share options to selected employees of the Investment Advisor based upon recommendations from the Investment Advisor, and to set the terms and conditions of such options in accordance with the 2004 equity incentive plan. The members of our Compensation Committee are Messrs. Black (Chairperson) and Reid, each of whom is independent.

Code of Business Conduct and Ethics

Our board of trustees will adopt a code of business conduct and ethics that applies to our officers, trustees and employees. Among other matters, our code of business conduct and ethics will be designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any amendment to, or waiver of, this code of business conduct and ethics for our executive officers or trustees may be made only by our board of trustees or one of our board committees specifically authorized for this purpose and must be promptly disclosed as required by law or stock exchange regulations.

Compensation of Trustees

We pay each of our independent trustees $25,000 per year and $1,000 per regularly scheduled committee meeting attended and $1,000 per special board meeting attended whether held in person or by telephone conference. The chairperson of the Audit Committee is entitled to an additional annual fee of $7,500 and the chairperson of the Compensation Committee is entitled to an additional annual fee of $5,000. All trustees receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of trustees. If a trustee also is an officer of ours, we will not pay separate compensation for those services rendered as a trustee.

Equity Incentive Plan

We have adopted a 2004 equity incentive plan. The purpose of the 2004 equity incentive plan is to provide us with the flexibility to use share options and other awards to provide a means of performance-based compensation. Key employees, directors, trustees, officers, advisors, consultants or other personnel of ours and our subsidiaries or other persons expected to provide significant services to us or our subsidiaries, including employees of the Investment Advisor, would be eligible to be granted share options, restricted shares, phantom shares, dividend equivalent rights and other share-based awards under the 2004 equity incentive plan.

Administration

The Compensation Committee, appointed by our board of trustees, has the full authority to administer and interpret the 2004 equity incentive plan, to authorize the granting of awards, to determine the eligibility of an employee, trustee or consultant to receive an award, to determine the number of common shares to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the closing of this offering, the 2004 equity incentive plan will be administered by a compensation committee consisting of two or more non-employee trustees, each of whom is intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, a nonemployee trustee and will, at such times as the Company is subject to Section 162(m) of the Internal Revenue Code, qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of trustees. References below to our Compensation Committee include a reference to the board for those periods in which the board is acting.

As of the date of this prospectus, no awards have been granted under our 2004 equity incentive plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 20,000,000 common shares (but not more than 10% of the common shares outstanding at the time of grant) may be subject to share options, shares of restricted shares, phantom shares and dividend equivalent rights under the 2004 equity incentive plan. Any common shares withheld or surrendered by plan participants in connection with the payment of an option exercise price or in connection with tax withholding will not count towards the share limitation and will be available for issuance under the 2004 equity incentive plan. If an option or other award granted under the 2004 equity incentive plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of trustees, no new award may be granted under the 2004 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of trustees. No award may be granted under our 2004 equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 3.0% of our outstanding common shares.

Awards Under the 2004 Equity Incentive Plan

Share Options.    The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by our Compensation Committee. The exercise price of an option shall be determined by our Compensation Committee and reflected in the applicable award agreement. The exercise price with respect to incentive share options may not be lower than 100%, or 110% in the case of an incentive share option granted to a 10% shareholder, if permitted under the plan, of the fair market value of one of our common shares on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive share option granted to a 10% shareholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by our Compensation Committee.

Restricted Shares.    A restricted share award is an award of common shares that is subject to restrictions on transferability and such other restrictions, if any, as our board of trustees or Compensation Committee may impose at the date of grant. Grants of restricted shares will be subject to vesting schedules as determined by our Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our Compensation Committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares, a participant granted restricted shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares. Although dividends are paid on all restricted shares, whether or not vested, at the same rate and on the same date as our common shares, holders of restricted shares are prohibited from selling such shares until they vest.

Phantom Shares.    Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of our common shares, or, if provided by our Compensation Committee, the right to receive the fair market value of a shares of our common shares in excess of a base value established by our Compensation Committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of common shares (as may be elected by the participant or our Compensation Committee, as may be provided by our Compensation Committee at grant). Our Compensation Committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. In addition, our Compensation Committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.

Dividend Equivalents.    A dividend equivalent is a right to receive (or have credited) the equivalent value of dividends declared on common shares otherwise subject to an award. Our Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional common shares. Our Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other Share-Based Awards.    Our 2004 equity incentive plan authorizes the granting of other awards based upon the common shares (including the grant of securities convertible into common shares and shares appreciation rights), and subject to terms and conditions established at the time of grant.

Adjustments in General; Certain Change in Control Provisions

In the event of certain corporate reorganizations or other events, our Compensation Committee generally may make certain adjustments in its discretion to the manner in which the 2004 equity incentive plan operates (including, for example, to the number of shares available under the plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change in control (as defined in the plan), our Compensation Committee generally may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, if our Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants, and certain other special provisions may apply.

Amendment and Termination

Our board of trustees may generally amend the 2004 equity incentive plan as it deems advisable, except in certain respects regarding outstanding awards. In addition, the 2004 equity incentive plan may not be amended without shareholder approval if the absence of such approval would cause the 2004 equity incentive plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

2004 Performance Bonus Plan

We have adopted a 2004 performance bonus plan. Annual bonuses under our 2004 performance bonus plan are awarded by our Compensation Committee to selected officers or other employees of ours, or key employees, based on corporate factors or individual factors (or a combination of both). Subject to the provisions of the 2004 performance bonus plan, the Compensation Committee will (i) determine and designate those key employees to whom bonuses are to be granted; (ii) determine, consistently with the 2004 performance bonus plan, the amount of the bonus to be granted to any key employee for any performance period; and (iii) determine, consistently with the 2004 performance bonus plan, the terms and conditions of each bonus. Bonuses may be so awarded by the Compensation Committee prior to the commencement of any performance period, during or after any performance period. No bonus shall exceed 200% of the key employee’s aggregate salary for the year. The Compensation Committee may provide for partial bonus payments at target and other levels. Corporate performance hurdles for bonuses may be adjusted by the Compensation Committee in its discretion to reflect (i) dilution from corporate acquisitions and share offerings and (ii) changes in applicable accounting rules and standards. The Compensation Committee may determine that bonuses shall be paid in cash or shares or other equity-based grants, or a combination thereof. The Compensation Committee may also provide that any such share grants be made under our 2004 equity incentive plan or any other equity-based plan or program we may establish. The Compensation Committee may provide for programs under which the payment of bonuses may be deferred at the election of the employee. To the extent that compensation under the 2004 performance bonus plan is intended to qualify for certain transitional rules applicable for purposes of 162(m) of the Internal Revenue Code, it is possible that additional requirements will apply with respect to the establishment (including as to timing) of the performance goals.

Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents

Our organizational documents limit the personal liability of our shareholders, trustees and officers for monetary damages to the fullest extent permitted under current Maryland REIT Law (as defined herein). We have also entered into indemnification agreements with each trustee and officer. See “Certain Provisions of Maryland Law and of Our Declaration of trust and Bylaws—Limitation of Liability and Indemnification.” We expect to maintain a trustees and officers liability insurance policy.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks and none of our employees participates on our Compensation Committee.

License Agreement

We have entered into a license agreement with CB Richard Ellis and one of its affiliates pursuant to which they have granted us a non-exclusive, royalty-free license to use the name “CB Richard Ellis.” Under this agreement, we have a right to use the “CB Richard Ellis” name, for so long as the Investment Advisor or one of its affiliates remains our advisor and our advisor remains a controlled affiliate of CB Richard Ellis. Other than with respect to this limited license, we will have no legal right to the “CB Richard Ellis” name. CB Richard Ellis has the right to terminate the license agreement if its affiliate is no longer acting as our advisor. In the event the advisory agreement is terminated, we would be required to change our name to eliminate the use of the words “CB Richard Ellis.”

REAL ESTATE INVESTMENTS

General

CB Richard Ellis Realty Trust is a Maryland real estate investment trust that invests in real estate properties, including office, retail, industrial and multi-family residential properties, as well as other real estate-related assets.

Properties

The table below provides information regarding the properties we own. We purchased all of these properties from unaffiliated third parties. These properties will be subject to competition from similar properties within their market areas and their economic performance could be affected by changes in local economic conditions. In evaluating these properties for acquisition, we considered a variety of factors including location, functionality and design, price per square foot, the credit worthiness of tenants, length of lease terms, market fundamentals and the in-place rental rates compared to market rates.

As of December 31, 2005, we owned the following properties:

Market	Property	Date Acquired	Year Built	Number of Buildings	Approximate Total Acquisition Cost	Gross Leasable Area	Occupancy
San Diego, CA	REMEC Corporate Campus	9/15/04	1983	4	$26,667,000	132,685	100.0%
Taunton, MA	300 Constitution Drive	11/3/04	1998	1	19,806,000	330,000	100.0
Alpharetta, GA	Deerfield Commons I & II*	6/21/05	2000	1	21,839,000	121,969	81.6

Total:					$68,312,000	584,654	96.2%

*	Deerfield Commons II comprises 10 acres of undeveloped land entitled for office use.

REMEC Corporate Campus – San Diego, CA

The REMEC Corporate Campus is a research and development property which consists of four buildings on three separate parcels, and application has been made to the city of San Diego to split one parcel, creating a fourth parcel. REMEC Defense and Space, a subsidiary of Chelton, Inc. (a subsidiary of Cobham PLC in the United Kingdom), a designer and manufacturer of sophisticated wireless communications networks for the defense, space and commercial sectors, occupies all four buildings. The property serves as the corporate headquarters for REMEC’s Space and Defense division. REMEC has occupied the property for more than 17 years. The REMEC Corporate Campus is located in the heart of central San Diego bounded by I-52 to the north, I-805 to the west and I-15 to the east. The property offers easy access off Kearny Villa Road and I-52. Kearny Mesa’s central location, freeway access, numerous points of ingress and egress, lack of congestion, and nearby retail support services allow this central suburban industrial submarket to compete advantageously with other adjacent San Diego industrial submarkets.

Subsequent to the acquisition of the REMEC Corporate Campus, we obtained a $13,250,000 loan from Northwestern Mutual Life Insurance Company which is at an approximate 50% loan-to-value ratio. This loan bears interest payable monthly at a fixed rate of 4.79% per annum. No payments of principal are required until November 1, 2011, at which time the entire principal balance together with any accrued interest thereon will be due.

300 Constitution Drive – Taunton, MA

300 Constitution Drive is a property comprised of 330,000 square feet of primarily distribution space on 27 acres of land. It is 100% leased to Chadwick’s of Boston, Inc. under a long term lease that continues until 2013. Chadwick’s of Boston, Inc. was formed over 20 years ago as a catalog retailer for women. Today it is a large catalog and internet based clothing distributor, selling a wide selection of quality, brand named women’s merchandise. Chadwick’s of Boston, Inc. is a subsidiary of PRR (Pinault Printemps-Redoute), a global retailer based in Paris.

Subsequent to the acquisition of 300 Constitution Drive, we obtained a $12,000,000 loan from Northwestern Mutual Life Insurance Company which is at an approximate 50% loan-to-value ratio. This loan bears interest payable monthly at a fixed rate of 4.84% per annum. No payments of principal are required until April 1, 2012, at which time the entire principal balance together with any accrued interest thereon will be due.

Deerfield Commons I & II – Alpharetta, GA

Deerfield Commons is a multi-tenant office building located in Alpharetta, Georgia, which is leased to nine tenants encompassing a variety of business uses including financial services, publishing, and executive suites. Lease terms range from five to ten years. Also included with this asset is ten acres of undeveloped land zoned for office use.

On November 29, 2005, we borrowed $9,725,000 from Allianz Life Insurance Company of North America on the office property at Deerfield Commons I which was at an approximate 50% loan-to-value ratio. This loan has a ten year term and bears interest payable monthly at a fixed rate of 5.23% per annum.

Significant Tenants

As of December 31, 2005, we owned approximately 585,000 square feet of rentable space. The following table details the tenants who occupy more than 5% of the total rentable square feet.

			Sq. Ft. Statistics		Annual Rents Statistics
Market	Property	Tenant	Sq. Ft.	% of Portfolio	Annual Rents	% of Portfolio	Lease Expirations
San Diego, CA	REMEC Corporate Campus	REMEC	132,685	22.68%	$2,202,009	44.62%	04/2017
Taunton, MA	300 Constitution Drive	Chadwick’s of Boston	330,000	56.41	1,392,600	28.23	03/2013
Alpharetta, GA	Deerfield Commons I	HQGlobal Workplaces	45,321	7.75	781,598	15.84	05/2010

Total:			508,006	86.84%	$4,376,207	88.69%

Tenant Lease Expirations

The following table sets forth a schedule of expiring leases by square footage and by annualized rental revenue as of December 31, 2005:

Year	Square Feet Expiring	% of Portfolio	Annual Rental	% of Portfolio
Vacant	22,438	3.83%	$—	—
2006	—	—	—	—
2007	2,730	0.47	78,449	1.59
2008	2,786	0.48	—	0.00
2009	—	—	—	—
2010	51,611	8.83	885,796	17.94
2011	17,338	2.97	196,245	3.97
2012	16,664	2.85	186,859	3.79
2013	330,000	56.44	1,392,600	28.22
2014	—	—	—	—
2015	8,402	1.44	20,585	0.42
2016	—	—	—	—
2017	132,685	22.69	2,174,820	44.07

Total:	584,654	100.00%	$4,935,354	100.00%

Insurance Coverage on Properties

We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate. Similarly, we are insured against the risk of direct physical damage in amounts we believe to be adequate to reimburse us on a replacement basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. The cost of such insurance is passed through to tenants whenever possible.

Depreciable Tax Basis and Real Estate Tax

The following table provides information regarding our tax basis and real estate taxes at each of our properties in thousands.

Property Location	Approximate Tax Basis	Estimated 2006 Real Estate Taxes
San Diego, CA	$26,667,000	$296,000
Taunton, MA	19,806,000	157,000
Alpharetta, GA	21,839,000	178,925
Allen and Richardson, TX	18,250,000	315,880

Total:	$86,562,000	$947,805

Regulations

Our properties, as well as any other properties that we may acquire in the future, are subject to various U.S. federal, state and local laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our properties.

Recent Developments

On January 9, 2006, we acquired three multi-tenant industrial/warehouse buildings totaling 293,112 square feet that are located in Allen and Richardson, Texas from Millennium Associates, Ltd., Telecom Commerce Associates, Ltd. and Telecom Commerce II, Ltd. for aggregate consideration of $18,250,000. We funded our acquisition of the Texas portfolio with cash and the application of a $500,000 purchase deposit totaling $18,250,000 on January 9, 2006.

THE INVESTMENT ADVISOR

Our investment advisor is CBRE Advisors LLC, an affiliate of CBRE Investors. The Investment Advisor has contractual responsibilities to and is a fiduciary of ours and our shareholders pursuant to the advisory agreement. Some of our officers and trustees are also officers and/or directors of the Investment Advisor. See “Certain Relationships and Related Party Transactions.”

The directors and executive officers of the Investment Advisor are as follows:

Name	Age	Position
Robert H. Zerbst	59	Managing Director
Jack A. Cuneo	58	President and Chief Executive Officer
Laurie Romanak	46	Managing Director
Scott Stuckman	51	Managing Director/Acquisitions
Tracy Harrison	46	Managing Director/Asset Management
Doug Herzbrun	50	Managing Director/Head of Research
Phil Kianka	49	Director of Operations

For a description of Messrs. Zerbst and Cuneo and Ms. Romanak, see “Management of the Company.”

Scott Stuckman.    Mr. Stuckman has been a Managing Director of the Investment Advisor since March 2004. Mr. Stuckman joined CBRE Investors in 2002 to oversee the Managed Accounts Group as Senior Managing Director. Mr. Stuckman oversees approximately $6.9 billion of real estate assets in the firm’s Managed Account portfolios. Prior to joining CBRE Investors, Mr. Stuckman was Vice President of Acquisitions with Rosenburg Real Estate Equity Funds (RREEF) from 1994 to 2002, where he completed over $2.3 billion of investments. Mr. Stuckman served as lead acquisition officer for several multi-property portfolios, including the Pacific Gulf Properties REIT Portfolio, which totaled $895 million and was comprised of 76 separate business park properties. Mr. Stuckman has been an active member of the Society of Industrial and Office Realtors (SIOR), the Urban Land Institute (ULI), the National Association of Industrial and Office Parks (NAIOP), and Real Estate Investment Advisory Council (REIAC). Mr. Stuckman received a B.S. in Business and Public Administration from the University of Southern California.

Tracy Harrison.    Ms. Harrison has been a Managing Director of the Investment Advisor since October 2004. Ms. Harrison supervises and coordinates all asset management activities within the United States for CBRE REIT. Ms. Harrison joined CBRE Investors in 1985 as an asset manager and has sold over $500 million of office, industrial, retail, apartment and hotel assets in every major metropolitan area in the United States. Prior to joining CBRE Investors, Ms. Harrison was from 1982 to 1985 responsible for property reporting and accounting for Coldwell Banker. Ms. Harrison has over 22 years of experience in real estate. Ms. Harrison received a B.A. from the University of California at Los Angeles and is a member of the International Council of Shopping Centers.

Doug Herzbrun.    Mr. Herzbrun has been a Managing Director of the Investment Advisor since April 2006. Mr. Herzbrun joined CBRE Investors in 1984 and is responsible for CBRE Investors’ global research activities and directs strategic analysis of the U.S. real estate and capital markets. Mr. Herzbrun also oversees CBRE Investors’ analysis of the property markets in Europe and Asia. Prior to joining CBRE Investors, Mr. Herzbrun was from 1980 to 1984 responsible for the preparation and management of market studies for office, high technology and mixed-use developments for Coldwell Banker Real Estate Consultation Services. Mr. Herzbrun has over 26 years of experience in real estate. Mr. Herzbrun received a B.A. from the University of California at Berkeley and a Master of City and Regional Planning from Harvard University. Mr. Herzbrun is a member of the Research Committee of the Pension Real Estate Association (PREA), the Education Committee of the National Council of Real Estate Investment Fiduciaries (NCREIF) and the Urban Land Institute (ULI). Mr. Herzbrun is a founding member of the Capital Markets Forum of the National Association of Industrial and Office Properties (NAIOP), where he also directs the organization’s Vital Signs program.

Phil Kianka.    Mr. Kianka has been the Director of Operations of the Investment Advisor since April 2006. Mr. Kianka is responsible for the day-to-day activities at all of our properties within the United States. Mr. Kianka has over 21 years of experience in acquisitions, asset and portfolio management, development and dispositions of real estate. Prior to joining the Investment Advisor, Mr. Kianka was a Vice President and senior asset manager for Lexington Corporate Properties Trust from 1987 to 1995. Mr. Kianka also spent 13 years as Vice President at Merrill Lynch Hubbard, a real estate investment subsidiary of Merrill Lynch, which acquired, operated and sold over 100 properties valued at $1.8 billion on behalf of over 240,000 investors. Mr. Kianka received a B.A. and a M.ARCH. from Clemson University and is a licensed architect and member of the American Institute of Architects.

The Advisory Agreement

We entered into an advisory agreement with the Investment Advisor in July 2004. Pursuant to this agreement, which was unanimously approved by our board of trustees, including our independent trustees, we appointed the Investment Advisor to manage, operate, direct and supervise our operations. Many of the services to be performed by the Investment Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that the Investment Advisor will perform for us as the Investment Advisor, and it is not intended to include all of the services that may be provided to us by the Investment Advisor or by third parties. Under the terms of the advisory agreement, the Investment Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of trustees. In its performance of this undertaking, the Investment Advisor shall, subject to the authority of the board:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions of properties will be made;

•	acquire properties on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties; and

•	enter into leases and service contracts for the properties acquired.

The initial term of the advisory agreement was for one year and the term may be renewed at the end of each year of the agreement for an additional one-year period. Prior to any such renewal, our trustees will evaluate the performance of the Investment Advisor and the criteria used in such evaluation will be reflected in the minutes of such meeting. The initial term ended in July 2005, but was renewed by our trustees for an additional one-year period. Additionally, the advisory agreement may be terminated:

•	immediately by us (i) in the event the Investment Advisor commits fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, (ii) upon the bankruptcy of the Investment Advisor or (iii) a material breach of the Advisory Agreement by the Advisor, which remains uncured after 30 days’ written notice;

•	without cause or penalty by a majority of our independent trustees or by the Investment Advisor upon 60 days’ written notice; or

•	immediately by the Investment Advisor upon our bankruptcy or any material breach of the Advisory Agreement by us, which remains uncured after 10 days’ written notice.

Affiliates of the Investment Advisor may engage in other business ventures and, as a result, their resources may not be dedicated exclusively to our business. However, pursuant to the advisory agreement, the Investment Advisor must devote sufficient resources to the administration of the CBRE REIT to discharge its obligations. The Investment Advisor does not currently intend to advise REITs other than CBRE REIT. The Investment Advisor may assign the advisory agreement to an affiliate upon approval of a majority of the trustees, including the independent trustees. Until our shares are listed on a national securities exchange or quoted on an over-the-counter market, the trustees shall determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for us and (ii) justify the compensation provided for in its contract with us. We may assign or transfer the advisory agreement to a successor entity of ours.

The Investment Advisor may not complete an acquisition or disposition of property or financing of such acquisition on our behalf without the prior approval of a majority of our board of trustees. The Investment Advisor also utilizes the resources and professionals of CBRE Investors and consults with its investment committee when evaluating potential investments. However, the actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of the Investment Advisor, subject at all times to such board approval.

We will reimburse the Investment Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	organization and offering expenses estimated to be 1.5% (up to 0.5% may be paid to the Dealer Manager) of our aggregate gross offering proceeds, which include actual legal, accounting, printing and other expenses attributable to conducting this offering or other offerings, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor and the Dealer Manager, as well as reimbursements for marketing, direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs;

•	the annual cost of goods and materials used by us, including brokerage fees paid in connection with the purchase and sale of securities;

•	administrative services including personnel costs;

•	acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties;

•	disposition expenses;

•	financing expenses; and

•	operating expenses, subject to certain limitations set forth in the advisory agreement, which includes all expenses paid or incurred by the Investment Advisor or its affiliates as determined by generally accepted accounting principles, such as real estate operating costs, net of reimbursements, management and leasing fees, general and administrative expenses, and legal and accounting expenses.

The Investment Advisor and its affiliates are paid fees in connection with services provided to us. In the event the advisory agreement is terminated, the Investment Advisor will be paid all accrued and unpaid fees and expense reimbursements. In addition, an affiliate of the Investment Advisor has received one class B and one class C limited partnership interest in CBRE OP (representing 100% of the class B and class C interests outstanding) in exchange for the services provided to us relating to our formation and future services. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment by an Affiliate of the Investment

Advisor.” The class B limited partnership interest is subject to redemption by us in the event of termination of the advisory agreement and the class C limited partnership interest is subject to conversion into class A units upon such termination. See “The Operating Partnership Agreement —Redemption.”

A majority of the independent trustees, and a majority of trustees not otherwise interested in the transaction, must approve all transactions with the Investment Advisor or any of its affiliates. See “Certain Relationships and Related Party Transactions.” Until our shares are listed on a national securities exchange or quoted on an over-the-counter market, our independent trustees must determine from time to time, but at least annually, that our fees and expenses are reasonable in light of our performance, our net assets and net income and the fees and expenses of other comparable unaffiliated REITs. During this period, our independent trustees are also responsible for reviewing the performance of the Investment Advisor and determining that the compensation to be paid to the Investment Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, our independent trustees consider factors such as:

•	the amount of the fee paid to the Investment Advisor in relation to the size, composition and performance of our investments;

•	the success of the Investment Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs and other investors by advisors performing similar services;

•	additional revenues realized by the Investment Advisor and any of its Affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by the Investment Advisor and the performance of our investment portfolio;

•	the performance of our investments, including income generation, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio relative to the investments generated by the Investment Advisor for its other clients.

Until our shares are listed on a national securities exchange or quoted on an over-the-counter market, neither our trustees, the Investment Advisor nor their affiliates may vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (1) the removal of the Investment Advisor, any trustee or any affiliate, or (2) any transaction between us and the Investment Advisor, any trustee or any affiliate.

The Sub-advisory Agreement

The Investment Advisor will enter into a sub-advisory agreement with CNL Fund Management Company, or the Subadvisor. Pursuant to this agreement, the Subadvisor will act only as an advisor to the Investment Advisor, upon request, and will provide advisory services relating to real estate acquisitions, property management and communications with existing investors. The term of this agreement will continue so long as the Investment Advisor remains our advisor pursuant to the advisory agreement and it may automatically be extended concurrently with the advisory agreement. The sub-advisory agreement may be terminated by (i) the Investment Advisor for “cause” on 60 days’ written notice, (ii) by the Investment Advisor in the event that the Dealer Manager fails to meet specified performance standards as set forth in the managing dealer agreement or (iii) the Subadvisor for a material breach of the agreement which remains uncured after 15 days’ written notice or the bankruptcy of the Investment Advisor. The Subadvisor and its affiliates will be paid fees in connection with services provided to the Investment Advisor. In the event the sub-advisory agreement is terminated, the Subadvisor will be paid all accrued and unpaid fees and expense reimbursements.

COMPENSATION TO INVESTMENT ADVISOR AND DEALER MANAGER; EQUITY INVESTMENT

BY AN AFFILIATE OF THE INVESTMENT ADVISOR

The Investment Advisor and its affiliates will perform services relating to this offering and the investment and management of our assets. In addition, the Dealer Manager will perform services in connection with the offer and sale of shares. Although we will not rely exclusively on, and do not have a written agreement with, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services from it or an affiliated entity. We have paid mortgage loan origination fees in the aggregate of $275,000 to an affiliate of the Investment Advisor, CBRE Melody & Company, in connection with the acquisition of certain properties we currently own. We have paid a property management fee in the amount of $6,200 to CB Richard Ellis Inc. in connection with one property we own. We also in the future may pay fees to affiliates of the Investment Advisor who are engaged by the Investment Advisor to provide leasing and construction supervision services in connection with our portfolio. The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. The most significant items of compensation and equity participation are described in the table below. The estimated maximum amount of fees to be paid are based on the sale of $1,800,000,000 in common shares pursuant to the primary offering and $200,000,000 in common shares pursuant to our dividend reinvestment plan.

Type	Description and Method of Computation	Estimated Maximum

	Organizational and Offering Stage

Selling Commissions – the Dealer Manager(1)	Up to 6.0% of gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$108,000,000

Dealer Manager Fee – the Dealer Manager(1)	Up to 1.5% of the gross proceeds from the sale of shares in the primary offering.	$27,000,000

Marketing Support Fee – the Dealer Manager(1)	Up to 1.0% of the gross proceeds from the sale of shares in the primary offering (all or a portion may be reallowed to participating broker-dealers).	$18,000,000

Organizational and Offering Expense Reimbursement – the Investment Advisor and the Dealer Manager(2)	All offering, excluding selling commissions, the dealer manager fee and the marketing support fee, and organizational expenses incurred by the Investment Advisor and the Dealer Manager on our behalf, estimated to be 1.5% of aggregate gross proceeds (all or a portion received by the Dealer Manager may be reallowed to participating broker-dealers).	$30,000,000

	Acquisition Stage

Acquisition Fee – the Investment Advisor(3)	Up to 0.5% of (i) the purchase price of real estate investments acquired by us, including any debt attributable to such investments, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.	$10,000,000

Type	Description and Method of Computation	Estimated Maximum

Operational Stage

Investment Management Fee – the Investment Advisor

The investment management fee will consist of (i) a monthly fee equal to one twelfth of 0.5% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments within our portfolio and (ii) a monthly fee equal to 6.0% of the aggregate monthly net operating income derived from all real estate investments within our portfolio.

Not determinable at this time.

Class B Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC
	Distributions will be made by CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such disposition, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to a 8% annual, uncompounded return on such invested capital. The Class B Profits Interest is held by an affiliate of the Investment Advisor.	Not determinable at this time.

Class C Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC

	Distributions will be made by CBRE OP in an amount equal to (i) 3% of the aggregate amounts distributable to the class A unitholders and the holder of the class C limited partnership interest and (ii) up to 3% of the proceeds upon liquidation of the assets of CBRE OP. The Class C Profits Interest is held by an affiliate of the Investment Advisor.	Not determinable at this time.

Expense Reimbursement – the Investment Advisor
	Reimbursement of actual expenses incurred in connection with our administration on an ongoing basis. We do not expect our operating expenses to exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income.	Not determinable at this time.

Type	Description and Method of Computation	Estimated Maximum

Liquidation/Listing Stage

Real Estate Commissions – the Investment Advisor or its affiliates (4)
	In connection with the sale of properties (which shall include the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), an amount payable to the Investment Advisor or its affiliates not to exceed 50% of the brokerage commission paid; provided that 50% of such commission may not exceed 3% of the contract price of each property sold and may not exceed the lesser of a competitive total real estate commission or 6% of the contract price of the property sold.	Not determinable at this time.

Class B Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC	As described under “Operational Stage” above.	Not determinable at this time.

Class C Profits Interest in the Operating Partnership – CBRE REIT Holdings LLC	As described under “Operational Stage” above.	Not determinable at this time.

(1)	The selling commissions, dealer manager fee and marketing support fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies. These commissions and fees will not be paid for shares issued pursuant to our dividend reinvestment plan.

(2)	We will reimburse the Investment Advisor and the Dealer Manager for organization and offering expenses incurred by the Investment Advisor and the Dealer Manager on our behalf. Organization and offering expenses consist of, among other things, actual legal, accounting, printing and other expenses attributable to conducting this offering, any organizational documents, qualification of the shares for sale in the states and filing fees incurred by the Investment Advisor and the Dealer Manager, as well as reimbursements for marketing, direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, including costs associated with broker-dealer meetings. We will be responsible for the payment of all organization and offering expenses estimated to be 1.5% of aggregate gross proceeds. The Dealer Manager may reallow reimbursements it receives to other participating broker-dealers.

(3)	For purposes of the “estimated maximum” of acquisition fees to be paid to the Investment Advisor, we have assumed that there is zero leverage in the portfolio and the proceeds from this offering are fully invested. In the event we incur debt in order to acquire real properties, the acquisition fees could exceed the amount stated above. We may pay acquisition fees to affiliates of the Investment Advisor for a particular property acquisition in the form of brokerage fees and mortgage loan origination fees. In the event that we pay these types of acquisition fees to affiliates of the Investment Advisor, such fees will be in addition to the 0.5% paid to the Investment Advisor and the Investment Advisor will not receive any portion of such fees. The payment of acquisition fees will be deferred, if necessary, so that the total of all acquisition fees and acquisition expenses paid by us (including acquisition expenses paid on properties that are not acquired) do not exceed 6% of the aggregate contract price of all properties acquired by us.

(4)	Although we are most likely to pay real estate commissions to the Investment Advisor or one of its affiliates in our Liquidation/Listing Stage, these fees may also be earned during our Operational Stage.

An affiliate of the Dealer Manager intends to purchase 80,645 of our common shares for $9.30 per share pursuant to this offering. CBRE Investors purchased 225,000 of our common shares for $9.70 per share in an initial private placement of our common shares. CBRE REIT Holdings LLC, an affiliate of the Investment Advisor, also purchased 25,000 class A units in CBRE OP at $9.70 per unit. In exchange for the services provided to us relating to our formation and future services, CBRE REIT Holdings LLC also owns a class B limited partnership interest and a class C limited partnership interest in CBRE OP. A description of the distributions relating to the class B and class C limited partnership interests is set forth in the table above. For purposes of the class B limited partnership interest, a listing will be deemed a disposition of all properties. The class B limited partnership interest is subject to redemption by us in the event of termination of the advisory agreement and the class C limited partnership interest is subject to conversion into class A units upon such termination. See “The Operating Partnership Agreement — Redemption.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with the Investment Advisor and its affiliates, including conflicts related to the arrangements pursuant to which the Investment Advisor and its affiliates will be compensated by us. See “Compensation to Investment Advisor; Equity Investment by an Affiliate of the Investment Advisor and the Dealer Manager.”

The trustees have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a statutory obligation to act in the best interest of our shareholders. See “Management of the Company — Limited Liability and Indemnification of Trustees, Officers, Employees and Other Agents.” These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs or Accounts

The Investment Advisor and its affiliates may in the future become sponsors of or affiliated with other real estate accounts or programs having investment objectives and legal and financial obligations similar to ours. The Investment Advisor has informed us that it does not currently manage any real estate programs other than CBRE REIT. However, CBRE Investors does currently manage programs with similar investment objectives to CBRE REIT. See “Prior Performance Summary” and Appendix A “Prior Performance Tables.” In the event of conflict with any other program or account, the Investment Advisor will use the procedures described under “Conflict Resolution Procedures” below.

The Investment Advisor or one of its affiliates may acquire, for its own account or for other accounts or programs, properties that it deems not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons.

Other Activities of the Investment Advisor and its Affiliates

We rely on the Investment Advisor for the day-to-day operation of our business in accordance with the advisory agreement. Our advisory agreement was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party. Our advisory agreement may be terminated (except for cause) without penalties. Certain fees payable to the Investment Advisor are not tied to the performance of our portfolio. If it acquires interests in other real estate programs or accounts in the future, the Investment Advisor and its affiliates will have conflicts of interest in allocating their time between us and such other programs and activities in which they are involved. See “Risk Factors — Conflict of Interest Risks.” However, the Investment Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the affiliates and ventures in which they are involved.

In addition, Robert H. Zerbst, our chairman, and Laurie Romanak, our senior vice president, chief financial officer and secretary, serve as managing directors of the Investment Advisor and also serve as president and executive managing director, respectively, of CBRE Investors, our sponsor. Jack A. Cuneo, our president and chief executive officer and one of our trustees, serves as the president and chief executive officer of the Investment Advisor and also serves as a managing director of CBRE Investors. Our president and chief executive officer and our chief financial officer directly hold an aggregate 16.8% economic interest in the Investment Advisor. Given these positions and ownership interest, these individuals owe fiduciary duties to these entities and their shareholders. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to us and our shareholders. See “Risk Factors — Conflict of Interest Risks.”

We may purchase or lease a property from the Investment Advisor, or its affiliates upon a finding by a majority of our board of trustees, including a majority of any independent trustees not otherwise interested in the transaction, that such transaction is competitive and commercially reasonable to us and is at a price no greater than the cost of the property to the Investment Advisor or its affiliates, unless there is substantial justification for any amount that exceeds such costs and such excess is determined to be reasonable. In no event will we acquire such property at an amount in excess of its current appraised value. In all situations where assets are being acquired from the Investment Advisor, our trustees or any of their affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent trustees. In no event may we make loans to the Investment Advisor or any of its affiliates or enter into agreements with the Investment Advisor or its affiliates for the provision of insurance covering us or any of our properties.

Private Placements

From July 2004 to October 2004, we raised aggregate net proceeds (after commissions and expenses) of approximately $55.5 million in private placements of our common shares. After accounting for volume discounts offered to investors, we paid $569,000 to the Investment Advisor for advisory and management services provided in connection with the private placements and for the reimbursement of offering and organizational fees and expenses paid by the Investment Advisor on our behalf.

Ownership by the Investment Advisor and its Affiliates

CBRE REIT Holdings LLC, an affiliate of the Investment Advisor, owns 25,000 class A units, representing 0.43% of the outstanding class A units. CBRE REIT Holdings LLC also owns all of the class B and class C limited partnership interests in CBRE OP. See “The Operating Partnership Agreement — General.” CBRE REIT Holdings LLC was formed solely to hold these ownership interests in CBRE OP and is controlled by CBRE Investors, which is a wholly-owned subsidiary of CB Richard Ellis. CBRE REIT Holdings LLC purchased the class A units for an aggregate amount of $242,500, or $9.70 per unit. The class B and class C limited partnership interests were issued to CBRE REIT Holdings LLC as part of the consideration for the Investment Advisor entering into the advisory agreement with us and for services provided to us in connection with our formation and ongoing advisory services, such as selecting the placement agent relating to our initial private placement, sourcing members to serve on our executive management team and seeking initial investments for our portfolio. The issuance of these interests was negotiated between related parties and we did not have the benefit of arm’s length negotiations of the type normally conducted with an unaffiliated third party. CBRE Investors, an affiliate of the Investment Advisor, also purchased 225,000 of our common shares for $2,182,500, or $9.70 per share, in an initial private placement of our common shares prior to this offering. The chairman of our board of trustees has purchased, directly and indirectly, 12,326 of our common shares from CBRE Investors for the aggregate amount of approximately $119,562, or $9.70 per share, which was the same per share price at which CBRE Investors purchased those shares.

Ownership by Affiliates of the Dealer Manager and the Subadvisor

An affiliate of the Dealer Manager intends to purchase 80,645 of our common shares for $9.30 per share pursuant to this offering. Additionally, CNL Fund Management Company, an affiliate of the Dealer Manager, will serve as the Subadvisor to the Investment Advisor and will receive a 23% distribution interest in the net proceeds upon a sale of the Investment Advisor. CNL Fund Management Company will also receive a 24.9% percentage interest and a 24.9% distribution interest in CBRE REIT Holdings LLC. CNL Fund Management Company will receive its interests in the Investment Advisor and in CBRE REIT Holdings LLC in return for capital contributions made to each respective entity.

Competition

Asset Acquisitions.    Conflicts of interest may arise when a potential asset acquisition that meets our investment objectives is also suitable for other accounts or programs managed by affiliates of the Investment Advisor. In such event, the Investment Advisor will use the procedures described under “Conflict Resolution Procedures” below.

Property Operations.    Conflicts of interest may exist to the extent that we own properties in the same geographic areas where other affiliates of the Investment Advisor own properties. In such a case, a conflict could arise in the leasing of properties if we and one of such affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and one of such affiliates were to attempt to sell similar properties at the same time. See “Risk Factors — Conflict of Interest Risks.”

Affiliated Service Providers

Conflicts of interest may also exist at such time as the Investment Advisor, its affiliates or others managing property on our behalf seek to employ developers, contractors, building managers or other service providers. Although we will not rely exclusively on, and do not have a written agreement with, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services from it or an affiliated entity. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment By An Affiliate of the Investment Advisor.” The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market. In the event the Investment Advisor does engage CB Richard Ellis to provide services of the type described above, such services will be provided at market rates. The Investment Advisor will seek to reduce conflicts relating to the employment of affiliated service providers by following the procedures described under “Conflict Resolution Procedures” below.

Lack of Separate Representation

Clifford Chance US LLP is counsel to us, the Investment Advisor and its affiliates in connection with this offering and may in the future act as counsel to us, the Investment Advisor and its various affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us and the Investment Advisor or any of its affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of the Investment Advisor

We may enter into one or more joint venture agreements with other existing or future affiliates of the Investment Advisor, including other programs sponsored by CBRE Investors, for the acquisition, development or improvement of properties. See “Investment Objectives and Criteria — Joint Venture Investments”. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Investment Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since the Investment Advisor and its affiliates will manage both the affiliated co-venturer and us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. See “Risk Factors — Conflict of Interest Risks.”

We may only enter into joint ventures with other affiliates for the acquisition of properties if:

•	a majority of our trustees, including a majority of any independent trustees, approve the transaction as being fair and reasonable to us;

•	the investment by us and such affiliate are on substantially the same terms and conditions; and

•	we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

Receipt of Fees and Other Compensation and Equity in Us by the Investment Advisor and its Affiliates

A transaction involving the borrowing of debt and the purchase and sale of properties may result in the receipt of loan fees, commissions, fees and other compensation by, or special allocations of income to, the Investment Advisor and its affiliates, including acquisition fees, investment management fees, real estate brokerage commissions, and participation in non-liquidating net sale proceeds. Subject to oversight by our board of trustees, the Investment Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Investment Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees will generally be payable, or allocations of income made, to the Investment Advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment by an Affiliate of the Investment Advisor.”

Every transaction we enter into with the Investment Advisor or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate.

An affiliate of the Investment Advisor owns class B and class C limited partnership interests in CBRE OP. These interests entitle such affiliate to receive, in part, distributions based on operating performance. Certain executive officers and directors of the Investment Advisor hold ownership interests in such affiliate. In evaluating investments and other management strategies, this may lead the Investment Advisor to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio. In addition, the holder of the class C limited partnership interest may suffer different and more adverse tax consequences than holders of our common shares upon the sale or refinancing of the properties owned by CBRE OP, and therefore such holder may have different objectives regarding the appropriate pricing, timing and other material terms of any sale or refinancing of certain properties.

An affiliate of the Investment Advisor has received mortgage loan origination fees of approximately $112,000 in connection with REMEC Corporate Campus and approximately $90,000 in connection with 300 Constitution Drive. In addition, on November 29, 2005 the same affiliate received a mortgage loan origination fee of approximately $73,000 related to the Deerfield Commons I office property.

Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our declaration of trust contains a number of restrictions relating to (i) transactions we enter into with the Investment Advisor and its affiliates, (ii) allocation of properties among affiliated entities and (iii) retention of affiliated service providers. These restrictions, which apply until our shares are listed for trading on a national securities exchange or included for quotation on an over-the-counter market, include among others, the following:

•	Transactions with the Investment Advisor. Except for transactions under the advisory agreement or as otherwise described in this prospectus, we will not accept goods or services from the Investment Advisor or its affiliates unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	Property Transactions with the Investment Advisor and its Affiliates. We will not purchase or lease properties in which the Investment Advisor or its affiliates has an ownership interest without a determination by a majority of our trustees, including a majority of any independent trustees not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price to us no greater than the cost of the property to the Investment Advisor or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value. We will not sell or lease properties to the Investment Advisor or its affiliates or to our trustees unless a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

•

Loans.    We will not make any loans to the Investment Advisor or its affiliates or to our trustees. We may not borrow money from any of our trustees or from the Investment Advisor and its affiliates for the purpose of acquiring real properties. Any loans made to us by the

Investment Advisor or its affiliates or our trustees for other purposes must be approved by a majority of our trustees, including a majority of any independent trustees not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Asset Acquisitions. In the event that an investment opportunity becomes available to us through the CBRE Investors network that is suitable, under all of the factors considered by the Investment Advisor, for us and another program or account managed by CBRE Investors, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. Investment opportunities sourced directly by the Investment Advisor and suitable for us will first be presented to us before being offered to other programs or accounts. In determining whether or not such an investment opportunity is suitable for more than one program or account, the Investment Advisor shall examine, among others, the following factors:

•	the degree to which the potential acquisition meets the investment objectives and parameters of each program or account;

•	the amount of funds available to each program or account and the length of time such funds have been available for investment;

•	the effect of the acquisition both on diversification of each program’s or account’s investments by type of property and geographic area, and on diversification of the tenants of its properties;

•	the policy of each program or account relating to leverage of properties;

•	the anticipated cash flow of each program or account;

•	the tax effects of the purchase of each program or account; and

•	the size of the investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our board of trustees and the Investment Advisor, to be more appropriate for a program or account other than the program or account that committed to make the investment, the Investment Advisor may determine that another program or account affiliated with the Investment Advisor will make the investment. Our board of trustees (including our independent trustees) has a duty to ensure that the method used by the Investment Advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable, and has concluded that the procedures described above are reasonable. Such procedures will be reviewed regularly by our board of trustees.

•	Affiliated Service Providers. The Investment Advisor will attempt to retain the best real estate service providers available in the market. Although we will not rely exclusively on, and do not have a written agreement with, CB Richard Ellis as a service provider, the Investment Advisor may seek certain services from it or an affiliated entity. See “Compensation to Investment Advisor and Dealer Manager; Equity Investment By An Affiliate of the Investment Advisor.” The Investment Advisor must review any proposal for services from an affiliate and determine, based on research conducted by the Investment Advisor’s investment team, that it is the best combination of service, staffing and cost available in the market.

PRINCIPAL SHAREHOLDERS

The following table presents information regarding the beneficial ownership of our common shares as of April 30, 2006 with respect to:

•	each person who is the beneficial owner of more than five percent of our outstanding common shares;

•	each of our trustees;

•	each of our named executive officers; and

•	all trustees and executive officers as a group.

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment powers.

Name and Address(1)	Shares Owned(2)	Percentage
Trustees and Executive Officers:
Robert H. Zerbst(3)	12,326	*
Jack A. Cuneo	100	*
Charles E. Black	–	–
Martin A. Reid	–	–
James M. Orphanides	–	–
Laurie Romanak	–	–
All executive officers and trustees as a group	12,426	*
5% Shareholders:
Stein Trusts(4)	2,309,278.35	39.69%

*	Less than one percent.
(1)	The address for each of our named executive officers is 865 South Figueroa Street, Suite 3500, Los Angeles, California 90017.
(2)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common shares if that person has or shares voting power or investment power with respect to those shares, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(3)	Includes 1,168 common shares held by the Zerbst 2003 Family Trust, of which Mr. Zerbst is a trustor and trustee, and 2,725 common shares held by the Thomas P. Kohr Trust I, of which Mr. Zerbst is a co-trustee and shares investment power over the trust’s assets.
(4)	Wells Fargo Bank, N.A. serves as the trustee of the Stein Trusts and it has voting and/or investment power over these shares. The address for the Stein Trusts is 17th Floor, 11601 Willshire Blvd., Los Angeles, CA 90025.

DESCRIPTION OF SHARES

The following summary description of our shares does not purport to be complete and is subject to and qualified in its entirety by reference to our declaration of trust and our bylaws and any amendments thereto, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Under our declaration of trust, we have the authority to issue a total of 1,000,000,000 shares of beneficial interest. Of the total shares authorized, 990,000,000 shares are designated as common shares with a par value of $0.01 per share and 10,000,000 shares are designated as preferred shares. In addition, our board of trustees may, subject to shareholder approval, amend our declaration of trust to increase or decrease the amount of our authorized shares. As of December 31, 2005, 5,818,799 common shares were issued and outstanding, and no preferred shares were issued and outstanding. Under Maryland law, our shareholders are generally not liable for our debts or obligations.

Common Shares

The holders of common shares are entitled to one vote per share on all matters voted on by shareholders, including election of our trustees. Our declaration of trust does not provide for cumulative voting in the election of our trustees. Therefore, the holders of a majority of the outstanding common shares can elect our entire board of trustees. Subject to any preferential rights of any outstanding series of preferred shares, the holders of common shares are entitled to such dividends as may be declared from time to time by our board of trustees out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. All shares issued in the offering will be fully paid and non-assessable common shares of beneficial interest. Holders of common shares will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

We will not issue certificates for our shares. Shares will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Phoenix American Financial Services acts as our registrar and as the transfer agent for our shares. Transfers can be effected by following the procedures described below under “Transfer Restrictions.”

Preferred Shares

Our declaration of trust authorizes our board of trustees to designate and issue one or more classes or series of preferred shares without shareholder approval. Our board of trustees may determine the relative rights, preferences and privileges of each class or series of preferred shares so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common shares. The issuance of preferred shares could have the effect of delaying or preventing a change in control of our company. Our board of trustees has no present plans to issue preferred shares, but may do so at any time in the future without shareholder approval.

Power to Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to issue additional common shares or preferred shares will provide us with increased flexibility in making investment acquisitions and in meeting other needs which might arise. The additional common shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our shares may be listed or traded.

Meetings and Special Voting Requirements

An annual meeting of the shareholders is held each year, at least 30 days after delivery of our annual report, which is delivered within 120 days after the end of each fiscal year. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of the independent trustees, our chief executive officer or upon the written request of shareholders holding at least 10% of the shares. Upon receipt of a written request stating the purpose(s) of the meeting, we will provide written notice of the meeting to all shareholders within 10 days of such request, which will be held not less than 15 nor more than 60 days after the date of such notice. The presence of a majority of the outstanding shares either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our declaration of trust, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a trustee.

Under Maryland REIT Law (as defined herein) and our declaration of trust, shareholders are entitled to vote at a duly held meeting at which a quorum (as defined above) is present on (1) amendments to our declaration of trust, (2) our liquidation or dissolution, (3) our reorganization, and (4) a merger, consolidation or sale or other disposition of substantially all of our assets. The vote of shareholders holding a majority of our outstanding shares is required to approve any such action, and no such action can be taken by our board of trustees without such majority vote of our shareholders. Accordingly, any provision in our declaration of trust, including our investment objectives, can be amended by the vote of shareholders holding a majority of our outstanding shares. Shareholders voting against any merger or sale of assets are permitted under Maryland REIT Law (as defined herein) to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the shares as of the date of the shareholder vote on the merger or sale of assets. After considering the appraisers’ report, the court makes the final determination of the fair value to be paid to the dissenting shareholders and decides whether to award interest from the date of the merger or sale of assets and costs of the proceeding to the dissenting shareholders.

The Investment Advisor is selected and approved by our trustees. While the shareholders do not have the ability to vote to replace the Investment Advisor or to select a new advisor, shareholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to elect to remove a trustee from our board. See “The Investment Advisor – The Advisory Agreement.”

Shareholders and their designated representatives are provided with access to, and are allowed to inspect and copy, all of our books and records during normal business hours upon providing us with reasonable notice. Shareholders are also entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, if available, and number of shares owned by each shareholder and will be sent within 10 days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting shareholder represent to us that the list will not be used to pursue commercial interests unrelated to the shareholder’s interest in the Company.

Transfer Restrictions

Restrictions under our Declaration of Trust.    Our declaration of trust, subject to certain exceptions, contains certain restrictions on the number of our shares that a person may own. Our declaration of trust prohibits, with certain exceptions, direct or constructive ownership by any person of more than 3.0% by number or value, whichever is more restrictive, of our outstanding common shares or more than 3.0% by number or value, whichever is more restrictive, of our outstanding shares. Our declaration of trust further prohibits (i) any person from beneficially or constructively owning our common shares of beneficial interest that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, and (ii) any person from transferring shares if such transfer would result in our shares being owned by fewer than 100 persons. Our board of trustees, in its sole discretion, may exempt a person from the share ownership limit. However, our board of trustees may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 3.0% of the number or value of the outstanding shares (whichever is more restrictive) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of trustees that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the trust (as defined below). Our board of trustees may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees in its sole discretion, to determine or ensure our qualification as a REIT.

CBRE Investors and the Stein Trusts own approximately 203,120 and 2.3 million common shares, respectively, which equals approximately 3.49% and 39.69%, respectively, of our outstanding common shares (prior to this offering). Each of CBRE Investors and the Stein Trusts has made representations to us regarding its beneficial ownership. In reliance on these representations, our board of trustees has waived the requirement that no person may acquire or hold in excess of 3.0% of our common shares for CBRE Investors and the Stein Trusts. This waiver permits CBRE Investors and the Stein Trusts to own up to approximately 225,000 and 2.3 million common shares, respectively. This waiver applies only to shares such persons already own, and not to further purchases unless approved by our board of trustees. We have determined that we are not “closely held” within the meaning of Section 856(h) of the Internal Revenue Code and will not otherwise fail to qualify as a REIT as a result of the ownership by CBRE Investors and the Stein Trusts of approximately 203,120 and 2.3 million common shares, respectively. Assuming these shareholders do not acquire additional shares of our common stock, we expect that their respective ownership percentages will decrease as we issue additional shares of our common stock.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

If any transfer of our shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess or in violation of the above transfer or ownership limitations, then that number of shares the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares held in the trust shall be issued and outstanding shares. The prohibited owner shall not benefit economically from ownership of any shares held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust shall have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the discovery by us that shares have been transferred to the trustee shall be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Any dividend or distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares held in the trust and, subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust, and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

Within 20 days after receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares held in the trust to a person, whose ownership of the shares will not violate any of the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (i) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our declaration of trust, of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the trust, such shares are sold by a prohibited owner, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

In addition, shares held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

Every record holder of 1.0% or more (or such other percentage as required by the Internal Revenue Code and the related Treasury regulations) of all classes or series of our shares, including our common shares on any dividend record date during each taxable year, within 30 days after the end of the taxable year, shall be required to give written notice to us stating the name and address of such record holder, the number of shares of each class and series of our shares which the record holder beneficially owns and a description of the manner in which such shares are held. Each such record holder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and our status under the DOL plan asset regulations and to ensure compliance with the share ownership limits. In addition, each record holder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our qualification as a REIT and our status under the DOL plan asset regulations and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common shares prior to the date a registration statement for such share becomes effective.

These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common shares or otherwise be in the best interest of the shareholders.

Our declaration of trust also requires that, to become a shareholder, a person must represent that he or she meets the suitability standards set forth under the heading “Suitability Standards” in this prospectus, subject to such other suitability standards that may be established by the individual states. See “Suitability Standards.”

Share Redemption Program

Our share redemption program is designed to provide eligible shareholders with limited, interim liquidity by enabling them to sell shares back to us prior to a liquidity event. Shareholders who have held their shares for at least one year may, on a quarterly basis, present to us for redemption all or any portion equal to at least 25% of their shares, provided that such shareholder owns at least $5,000 in common shares after such redemption. At that time, we may, subject to the conditions and limitations described below, redeem such shares for cash to the extent that we have sufficient funds available to fund such redemption after the payment of dividends necessary to maintain our qualification as a REIT and to avoid payment of any U.S. federal income tax or excise tax on our net taxable income.

The amount received from the redemption of shares issued pursuant to this prospectus will be equal to a percentage of the price actually paid for the shares, which percentage is dependent upon the number of years the shares are held, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemption Allowed
1 year	92.0%
2 years	93.5%
3 years	95.0%
4 and longer	100.0%

During subsequent offerings of our common shares, the amount received from the redemption of shares will also be equal to a percentage of the price actually paid for the shares, which percentage is dependent upon the number of years the shares are held, as described in the table above. However, in no event may the amount received from the redemption of shares during an offering exceed the offering price of our common shares in such offering.

For purposes of the one-year holding period, limited partners of CBRE OP who redeem their limited partnership interests for shares in us shall be deemed to have owned their shares as of the date they were issued their limited partnership interests in CBRE OP. In addition, our board of trustees has delegated to our officers the right to waive the one-year holding period and pro rata redemption requirements described below in the event of the death, permanent disability or bankruptcy of a shareholder or other exigent circumstances. Shares that are redeemed in connection with the death, permanent disability or bankruptcy of a shareholder will be redeemed at the time of showing death, permanent disability or bankruptcy and at 100% of the price at which the investor purchased such shares while the share redemption program is in effect and sufficient funds are available.

Redemption of shares, when requested, will be made quarterly and, in the event our available cash flow is insufficient to fund all redemption requests, each shareholder’s request will be reduced on a pro rata basis. Alternatively, if we do not have such funds available, at the time when redemption is requested, a shareholder can (1) withdraw his or her request for redemption, or (2) ask that we carry over his or her request to the next quarterly period, if any, when sufficient funds become available. If a shareholder does not make a subsequent request, we will treat the initial redemption request as cancelled. Any transfer of shares by a shareholder participating in our dividend reinvestment plan will terminate participation in the plan with respect to the transferred shares.

We are not obligated to redeem common shares under our share redemption program. During any calendar year, we will not redeem more than 5% of the weighted average number of shares outstanding during the prior calendar year. The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan are not sufficient to fund redemption requests pursuant to the 5% limitation outlined above, the board of trustees may, in its sole discretion, choose to use other sources of funds to redeem common shares. Such sources of funds could include cash on hand and cash available from borrowings. We cannot guarantee that any funds set aside for our share redemption program will be sufficient to accommodate any or all requests made in any year.

The board of trustees, in its sole discretion, may choose to terminate or otherwise amend the terms of the share redemption program or to reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. See “Risk Factors — General Investment Risks.” If we terminate, amend or suspend the share redemption program or reduce the number of shares to be redeemed under the share redemption program, we will provide 30 days’ advance notice to shareholders, and we will disclose the change in quarterly reports filed with the SEC on Form 10-Q.

A shareholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form we provide, executed by the shareholder, its trustee or authorized agent, to the redemption agent, which is currently                                                  . The redemption agent at all times will be registered or exempt from registration as a broker-dealer with the SEC and each state securities commission. Within 30 days following the redemption agent’s receipt of the shareholder’s request, the redemption agent will forward to such shareholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. The redemption agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the shareholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds are available for redemption, the redemptions will be paid no later than 30 days after the quarterly determination of the availability of funds for redemption.

You will have no right to request redemption of your shares should our shares become listed on a national securities exchange. Our share redemption program is only intended to provide interim liquidity for shareholders until a secondary market develops for the shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

The shares we redeem under our share redemption program will be cancelled and held as treasury shares until reissued.

Dividend Reinvestment Plan

The following is a summary of our dividend reinvestment plan that allows you to have dividends and other distributions otherwise distributable to you invested in additional common shares. A complete copy of our form of dividend reinvestment plan is included in this prospectus as Appendix C.

Administrator.                                                     , will serve as the plan administrator.                         will administer the plan, keep records and will provide each participant with purchase confirmations.

Eligibility.    Our existing shareholders, persons who receive our shares upon conversion of OP units of CBRE OP and investors who have purchased shares in this offering are eligible to participate in our dividend reinvestment plan, provided such persons meet the investor suitability and minimum purchase requirements of their states of residence. See “Suitability Standards.” We may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Election to Participate.    Assuming you are eligible, you may elect to participate in the dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from the plan administrator. Your participation in the dividend reinvestment plan will begin with the next dividend made after receipt of your enrollment form provided such notice is received more than 30 days prior to the last day of the fiscal quarter. Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. If you participate in the dividend reinvestment plan, all of your dividends will be reinvested through the plan.

Share Purchases.    Shares will be purchased under the dividend reinvestment plan on the quarterly dividend payment dates. Shares will be purchased at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of dividends under the dividend reinvestment plan. Shares may be issued under the dividend reinvestment plan until all shares registered as part of this offering have been sold. After that time, we may purchase shares either through purchases on the open market, if a market then exists, or through an additional issuance of shares. In either case, the price per share will be equal to the then-prevailing market price, which shall equal the price on the securities exchange or an over-the-counter market on which such shares are listed on the dividend reinvestment date if such shares are then listed.

Investment of Distribution.    Our plan administrator will use the aggregate amount of distributions to all participants for each fiscal quarter to purchase shares (including fractional shares) for the participants. If the aggregate amount of distributions to participants exceeds the amount necessary to purchase all shares then available for purchase, the plan administrator will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. Any distributions not so invested will be returned to participants.

At this time, participants will not have the option to make voluntary contributions to the dividend reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. Our board of trustees reserves the right, however, to amend the dividend reinvestment plan in the future to permit voluntary contributions to the dividend reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT.

Purchase Confirmations.    The plan administrator will provide a confirmation of your quarterly purchases under the dividend reinvestment plan. The plan administrator is to provide the confirmation to you or your designee within 30 days after the end of each quarter, which confirmation is to disclose the following information:

•	each dividend reinvested for your account during the quarter;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

Fees and Commissions.    We will not pay selling commissions, the dealer manager fee or the marketing support fee on shares sold under our dividend reinvestment plan. We will not receive a fee for selling shares under the dividend reinvestment plan. We will be responsible for all administrative charges and expenses charged by the plan administrator. Any interest earned on such distributions will be paid to us to defray certain costs relating to the dividend reinvestment plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50.

Voting.    You may vote all whole shares acquired through the dividend reinvestment plan.

Tax Consequences of Participation.    The reinvestment of dividends does not relieve you of any taxes which may be payable on such dividends. When your dividends are reinvested to acquire shares (including any fractional share), you will be treated as having received a distribution in the amount of the fair market value of our common stock on the dividend payment date, multiplied by the number of shares (including any fractional share) purchased plus any brokerage fees, commissions or administrative costs paid by us on your behalf in connection with the reinvestment. You should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount, the taxable income received by you as a participant in our dividend reinvestment plan may be greater than the taxable income that would have resulted from the receipt of the dividend in cash. See “Certain U.S. Federal Income Tax Consequences — Taxation of Shareholders – Dividend Reinvestment.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation.    You may terminate your participation (in whole and not in part) in the dividend reinvestment plan at any time, without penalty, by providing written notice to us at least ten business days prior to the last day of the fiscal period to which the distribution relates. If you terminate your participation in the dividend reinvestment plan, the plan administrator will send you a check in payment for the amount of any distributions that have not been reinvested in shares, and our record books will be revised to reflect the ownership records of your whole and fractional shares. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. You must promptly notify us should you no longer meet the suitability standards described under the “Suitability Standards” section of this prospectus or cannot make the other representations or warranties set forth in the subscription agreement at any time prior to the listing of our shares on the New York Stock Exchange or another national exchange. We will terminate your participation to the extent that a reinvestment of your dividends in our shares would cause you to exceed the ownership limitation contained in our declaration of trust. In the event you terminate your participation in the dividend reinvestment plan, you may subsequently re-enroll in the plan upon receipt of the then current version of this prospectus or a separate current prospectus relating solely to the plan by notifying the plan agent and completing any required documents.

Amendment or Termination of Plan.    We may amend or terminate the dividend reinvestment plan for any reason at any time upon ten days prior written notice to participants.

CERTAIN PROVISIONS OF MARYLAND LAW AND

OF OUR DECLARATION OF TRUST AND BYLAWS

The Company is organized as a real estate investment trust under the laws of the State of Maryland. As a Maryland real estate investment trust, the Company is governed by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or the Maryland REIT Law, certain provisions of the Maryland General Corporation Law, or the MGCL, and by the Declaration of Trust and the Bylaws. The following summary of certain provisions of Maryland law and our declaration of trust and bylaws does not purport to be complete and is subject to, and qualified in its entirety by, reference to Maryland law and to our declaration of trust and our bylaws.

Removal of Trustees

Our declaration of trust provides that a trustee may be removed only for cause (as defined in our declaration of trust) and only by the affirmative vote of at least a majority of the votes entitled to be cast by our shareholders generally in the election of our trustees. This provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, will preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees except upon the existence of cause for removal and a substantial affirmative vote.

Limitation of Liability and Indemnification

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the corporation and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT Law requires a Maryland real estate investment trust to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland REIT Law permits a Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the trustee or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland REIT Law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland REIT Law permits a Maryland real estate investment trust to advance reasonable expenses to a trustee or officer upon the corporation’s receipt of (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Our declaration of trust limits the above provisions of the Maryland REIT Law, providing that until our shares are listed on a national securities exchange, our trustees, the Investment Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	our trustees, the Investment Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our trustees, the Investment Advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated trustees, the Investment Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

Until our shares are listed on a national securities exchange, indemnification of the trustees, officers, employees, agents, the Investment Advisor or affiliates will not be allowed for liabilities arising from or out of a violation of state or U.S federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our declaration of trust provides that until our shares are listed on a national securities exchange, the advancement of our funds to our trustees, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or on behalf of us;

•	our trustees, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification;

•	the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and

•	our trustees, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such trustees, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We have agreed to indemnify and hold harmless the Investment Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our trustees and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our trustees and executive officers under our trustees’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to our trustees and executive officers and such other persons that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our board of trustees or the shareholders to eliminate the rights it provides.

Maryland Business Combination Act

The MGCL, as applicable to real estate investment trusts, establishes special requirements for “business combinations” between a Maryland real estate investment trust and “interested shareholders” unless exemptions are applicable. An interested shareholder is any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our then-outstanding voting shares. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested shareholder unless our board of trustees approved the transaction prior to the party becoming an interested shareholder. The five-year period runs from the most recent date on which the interested shareholder became an interested shareholder. The law also requires a supermajority shareholder vote for these transactions after the end of the five-year period. This means that the transaction must be approved by at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares; and

•	66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested shareholder or an affiliate of the interested shareholder with whom the business combination is to be effected.

Our board of trustees has adopted a resolution exempting the company from the provisions of the MGCL relating to business combinations with interested shareholders or affiliates of interested shareholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of trustees. If such resolution is repealed, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in our shareholders’ best interests.

Maryland Control Share Acquisitions Act

The MGCL, as applicable to real estate investment trusts, provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors who are employees of the corporation. “Control shares” are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-tenth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. This means that you would be able to force us to redeem your shares for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or (ii) to acquisitions approved or exempted by our declaration of trust or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. We cannot assure you that such provision will not be amended or eliminated at any time in the future. If such provision is eliminated, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our shareholders’ best interests.

Amendment to the Declaration of Trust

Except as provided below, our declaration of trust may be amended only with the approval of our board of trustees and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. Amendments to the provisions of our declaration of trust relating to the removal of trustees will be required to be approved by our shareholders by the affirmative vote of at least a majority of all votes entitled to be cast on the matter.

Dissolution

Our dissolution must be approved by our shareholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) at the direction of our board of trustees, or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our shareholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of trustees may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our board of trustees, or (c) provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of material provisions in the partnership agreement of our operating partnership. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

CBRE Operating Partnership, L.P., referred to in this prospectus as CBRE OP, was formed in March 2004 to acquire, own and operate properties on our behalf. We are considered to be an umbrella partnership real estate investment trust, or an “UPREIT,” in which all of our assets are owned in a partnership, CBRE OP, of which we are the sole general partner. This structure permits the acquisition of real property from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to shareholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of a partnership, such as CBRE OP, will be deemed to be assets and income of the REIT.

The property owner’s tax-deferral goals are accomplished because a property owner may contribute property to a partnership in exchange for limited partnership interests on a tax-deferred basis. Further, CBRE OP is structured to make distributions with respect to class A units, or limited partnership units, that are equivalent to the dividend distributions made to our common shareholders. Finally, CBRE OP is structured to permit limited partners in CBRE OP to redeem their limited partnership units in CBRE OP for cash or our shares (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment. See “—Redemption” below.

We intend to make all acquisitions of real properties through CBRE OP. We are the sole general partner of CBRE OP and an affiliate of the Investment Advisor owns 25,000 limited partnership units in CBRE OP. An affiliate of the Investment Advisor also owns class B and class C limited partnership interests in CBRE OP. The class B limited partnership interest entitles such affiliate to distributions made by CBRE OP in an amount equal to 15% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (i) the costs of such disposition, (ii) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (iii) an amount equal to a 8% annual, uncompounded return on such invested capital. Our declaration of trust provides that if we do not list our shares on a national securities exchange or the over-the-counter market on or before December 31, 2011, then our board of trustees must consider an orderly liquidation of our assets. In the event that we elect to list our shares, such listing will be deemed a disposition of all properties for purposes of this interest. The class C limited partnership interest entitles such affiliate to a profits interest which has the right to receive distributions made by CBRE OP in an amount equal to (i) 3% of the aggregate amounts distributable to the class A unitholders and the holder of the class C limited partnership interest and (ii) up to 3% of the proceeds upon liquidation of the assets of CBRE OP. As the sole general partner of CBRE OP, we have the exclusive power to manage and conduct the business of CBRE OP.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to CBRE OP as a capital contribution in exchange for limited partnership units; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CBRE OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CBRE OP requires additional funds at any time in excess of capital contributions made by us and the Investment Advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to CBRE OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CBRE OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of CBRE OP and our shareholders.

Operations

The partnership agreement of CBRE OP provides that CBRE OP will be operated in a manner so as to (1) not adversely affect our ability to qualify as a REIT for U.S. federal income tax purposes, (2) avoid any U.S. federal income or excise tax liability, and (3) ensure that CBRE OP will not be classified as a “publicly traded partnership” as defined by Section 7704 of the Internal Revenue Code, which classification could result in CBRE OP being taxed as a corporation, rather than as a partnership. See “Certain U.S. Federal Income Tax Consequences — Tax Aspect of Investments in Partnerships — Entity classification.”

The partnership agreement provides that CBRE OP will distribute cash flow from operations and the net proceeds from the disposition of any properties to the holders of limited partnership units and the holder of the class C limited partnership interest in accordance with their relative percentage interests on at least a quarterly basis, subject to the distribution rights of the holder of the class B limited partnership interest as described above. Similarly, the partnership agreement provides that taxable income and loss is allocated to the limited partners of CBRE OP in a manner consistent with such rights to distributions, subject to certain special allocations intended to comply with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations.

Upon the liquidation of CBRE OP, after payment of debts and obligations, any remaining assets of CBRE OP will be distributed to the partners in accordance with their respective positive capital account balances.

In addition to the administrative and operating costs and expenses incurred by CBRE OP in acquiring and operating real properties, CBRE OP will pay all of our administrative costs and expenses and such expenses will be treated as expenses of CBRE OP. Such expenses will include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to any offerings and registrations of securities;

•	all expenses associated with our preparation and filing of any periodic reports under U.S. federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all other operating or administrative costs of ours incurred in the ordinary course of its business.

Redemption

Subject to certain limitations and exceptions, the holders of limited partnership units of CBRE OP have the right to cause CBRE OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one of our shares for each limited partnership unit redeemed. Prior to the time our shares are listed on a national securities exchange or quoted on an over-the-counter market, the cash value will be as determined in good faith by the board of trustees. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, (5) otherwise cause us to fail to qualify as a REIT or (6) cause the acquisition of shares by a redeemed holder of limited partnership units to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, holders of limited partnership units may exercise their redemption rights at any time after two years following the date of issuance of their limited partnership units; provided, however, that a holder of limited partnership units may not exercise a redemption right for less than 1,000 limited partnership units, unless such holder of limited partnership units holds less than 1,000 limited partnership units, in which case, he must exercise his redemption right for all of his limited partnership units.

If the advisory agreement is terminated without cause, CBRE OP will redeem the class B limited partnership interest for cash in an amount equal to the fair value of such interest. One or more appraisers will determine the fair value of the class B limited partnership interest as of the termination date of the advisory agreement. If the advisory agreement is terminated for cause, CBRE OP will redeem the class B limited partnership interest for $100. In the event that we elect to list our shares, such listing will be deemed a disposition of all properties for purposes of this interest. In addition, upon termination of the advisory agreement, or a listing on a national exchange, the class C limited partnership interest will be converted into a number of limited partnership units in CBRE OP proportionate to the aggregate capital account balances of the holders of limited partnership units and holder of the class C limited partnership interest.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CBRE OP, (2) transfer our general partnership interest in CBRE OP (except to a wholly-owned subsidiary) or (3) engage in any merger, consolidation or other business combination, unless, with respect to clause (3) only, the transaction in which such withdrawal occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. With certain exceptions, the limited partners may not transfer their interests in CBRE OP, in whole or in part, without our written consent as the general partner of CBRE OP.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section under the heading “Certain U.S. Federal Income Tax Consequences,” references to “the company,” “we,” “our” and “us” mean only CB Richard Ellis Realty Trust and not its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances, or to shareholders subject to special tax rules, such as:

•	expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	holders who receive our common shares through the exercise of employee share options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	Non-U.S. shareholders (as defined below).

This summary assumes that shareholders will hold our common shares as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF

COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of the Company

We elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ending December 31, 2004. We believe that we have been organized and operated in a manner that will allow us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2004, and we intend to continue to be organized and operate in such a manner.

The law firm of Clifford Chance US LLP has acted as our tax counsel in connection with the offering. We expect to receive the opinion of Clifford Chance US LLP to the effect that, beginning with our taxable year ending December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management and affiliated entities regarding our organization, assets, and present and future conduct of our business operations including an assumption that, if we were considered to have failed the 5% gross asset test as a result of our investment in a money market mutual fund (as discussed in “Risk Factors” above) such failure was due to reasonable cause and not willful neglect, and that we will otherwise satisfy all of the other requirements necessary for relief from such potential violation under the Code. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that our actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from an investment in a corporation. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT.

For tax years through 2008, shareholders who are individual U.S. shareholders (as defined below) are generally taxed on corporate dividends at a maximum U.S. federal income tax rate of 15% (the same as long-term capital gains) thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. shareholders (as defined below) from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Shareholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•	Commencing with our taxable year beginning January 1, 2005, if we fail to satisfy the REIT asset tests, as described below, by more than a de minimis amount, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

•	Commencing with our taxable year beginning January 1, 2005, if we fail to satisfy any provisions of the Internal Revenue Code that would result in our failure to qualify as a REIT

(other than a violation of the REIT gross income and assets tests summarized in the preceding two bullet points) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification—General.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any entity which we designate as a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired.

•	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, including any “taxable REIT subsidiary” the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification - General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our declaration of trust provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which a REIT election has been made.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interest in the partnership, except as described in the following sentence, for purposes of the asset and gross income tests applicable to REITs as described below. For purposes of the 10% value test (described in “—Asset Tests” below), commencing with our taxable year beginning January 1, 2005, our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share, based upon our percentage capital interest, of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership in any year in which it is treated as a partnership for U.S. federal income tax purposes), is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest, and certain debt securities, in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” (as described below), that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT (and partnerships owned by a single partner for U.S. federal income tax purposes are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded entities and partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Taxable Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if a TRS has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1 it may not deduct interest payments made in such year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if a TRS pays interest, rent, or another amount to a REIT that exceeds the amount that would be paid to an unrelated party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from property held primarily for sale to customers in the ordinary course of a trade or business, or prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stocks or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not held for sale to customers in the ordinary course of business in the hands of the borrower or us.

To the extent that we derive interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits of any person. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by us, as described below.

Rents received by us will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the customers of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to customers of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property. The rest of the rent will be qualifying income. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to customers or others through a TRS without disqualifying the rental income received from customers for purposes of the REIT income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (i) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such lessee, or (ii) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee.

If in the future we receive, directly or indirectly, distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries, these distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends received by us from another REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

If we invest in foreign real property, we will be subject to foreign currency gains and losses. Foreign currency gains are not qualifying income for purposes of the REIT gross income test requirements. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or employ other structures that affect the timing, character and amount of income we receive from our foreign investments. In addition, income we derive from foreign real property held through a foreign corporation (including a foreign corporation treated as a TRS) may not be treated as qualifying income for purposes of the REIT 95% gross income test (and will not be treated as qualifying income for purposes of the REIT 75% gross income test). No assurance can be given that we will be able to manage our foreign currency gains or real property investments held through foreign corporations in a manner that enables us to qualify as a REIT or avoid U.S. federal and other taxes on our income.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect, and, for our taxable year ended December 31, 2004, we attach to our U.S. federal income tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. For all subsequent taxable years, we are not required to attach a schedule to our U.S. federal income tax return on an annual basis, but rather are only required to file such a schedule in the taxable year in which such failure is identified. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon certain amounts by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and stock or debt instruments attributable to the temporary investment of capital raised by us from the issuance of our shares or debt obligations with a maturity of at least 5 years (“qualified temporary investments”) but only for 1 year following the receipt of such capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and certain kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

The second asset test is that the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to “straight debt” and other excluded securities, as described in the Internal Revenue Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. In addition, commencing with our taxable year beginning January 1, 2005, in the event that we violate the 5% value test or the 10% vote or value tests described above at the end of any calendar quarter, we will not lose our REIT status if (i) the failure does not exceed the lesser of 1% of our assets or $10 million and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. If the failure is in excess of the amount in the preceding sentence, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (i) dispose of assets or otherwise comply with such asset tests within six months after the last day of the quarter and (ii) pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests; provided that we file a schedule for such quarter describing each asset that causes us to fail to satisfy the asset test in accordance with regulations prescribed by the Treasury.

We intend to monitor compliance with the foregoing REIT asset requirements on an ongoing basis. The values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains), and

•	90% of the net income, if any (after tax), from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, payable to shareholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and paid with or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of shares as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

However, a redemption of our shares by a shareholder, regardless of whether such redemption is treated as a dividend or a sale or exchange for U.S. federal income tax purposes (see “Certain U.S. Federal Income Tax Consequences — Taxation of Shareholders — Redemptions” below) may be treated as a preferential dividend not eligible for the dividends paid deduction. If preferential, the redemption payments would not be taken into account in determining whether the 90% distribution requirement has been met. We do not intend to redeem shares if as a result we would be subject to regular corporate income or excise taxes on our undistributed net income.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) the inclusion of items in income by us for U.S. federal income tax purposes. Potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable distributions of property, which may include common or preferred shares.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2005, if we violate a provision of the Internal Revenue Code that would otherwise result in our failure to qualify as a REIT (other than violations of the REIT gross income or asset tests, described above, for which other specific cure provisions are available), we will be granted relief if (i) the violation is due to reasonable cause, and (ii) we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, distributions to our shareholders will generally be taxable in the case of our shareholders who are individual U.S. shareholders (as defined below), at preferential rates, and, subject to limitations of the Internal Revenue Code, dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, for our taxable year ended December 31, 2004, any income or gain from the disposition of such hedging transactions will qualify for purposes of the 95% gross income test, but not the 75% gross income test. Commencing with our taxable year beginning January 1, 2005, income and gain from hedging transactions will be excluded from gross income for purposes of the 95% gross income test, but will be treated as non-qualifying income tax purposes of the 75% gross income test. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. To the extent that we hedge for other purposes, fail to identify such hedges or hedge assets that are not real estate assets, the income from those transactions will likely be treated as nonqualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Investments

To the extent that our subsidiaries hold or acquire any investments and, accordingly, pay taxes in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to, or used by, our shareholders as a foreign tax credit or otherwise. Any foreign investments may also generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests.

Tax Aspects of Investments in Partnerships

General

We may hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our CBRE OP. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests based on our capital interest in such partnership and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships based on our capital interest in such partnerships, except as described in the following sentence. For purposes of the 10% value test (described in “— Asset Tests” above), commencing with our taxable year beginning January 1, 2005, our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. See “— Taxation of the Company” and “— Effect of Subsidiary Entities — Ownership of Partnership Interests” above. Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities in which we invest were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “— Taxation of the Company — Asset Tests” and “— Gross Income Tests” above, and in turn could prevent us from qualifying as a REIT unless certain relief provisions of the Internal Revenue Code are applied. See “— Taxation of the Company” and “— Failure to Qualify” above, for a discussion of the effect of our failure to meet these tests and qualify for relief for a taxable year. In addition, any change in the status of any subsidiary partnerships in which we invest for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. CBRE OP will elect to use the “traditional method” (without remedial or curative allocations or adjustments to other items to offset the effect of the “ceiling rule”) for making Section 704(c) allocations with respect to any revalued property of CBRE OP or its pass-through subsidiaries. Under the traditional method, which is the least favorable method from our perspective, we may be allocated reduced depreciation deductions for tax purposes as a result of any such tax-deferred contributions of property or revaluations. In addition, the traditional method could cause us to be allocated taxable gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss) with respect to a sale of property by CBRE OP or its pass-through subsidiaries. Therefore, the use of the traditional method could result in our having taxable income that is in excess of economic income and our cash distributions from CBRE OP. This excess taxable income is sometimes referred to as “phantom income” and will be subject to the REIT distribution requirements as described in “— Annual Distribution Requirements.” Because we rely on our cash distributions from the operating partnership to meet the REIT distributions requirements, the phantom income could adversely affect our ability to comply with the REIT distribution requirements discussed above and result in our shareholders recognizing additional dividend income without an increase in distributions.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, a U.S. shareholder is a beneficial owner of our common shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common shares should consult its tax adviser regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Distributions.    Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common shares constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations. However, individual U.S. shareholders are taxed at such preferential rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) “REIT taxable income” that the REIT retained in prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable domestic subchapter C corporations, and certain foreign corporations or (iii) income from sales of appreciated property acquired from subchapter C corporations in carryover basis transactions that has been subject to tax.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held its shares. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2008) in the case of U.S. shareholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. shareholders, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. shareholder’s shares, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Redemptions.    A redemption of our common shares for cash will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend unless the redemption satisfies the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares taxable as described under “—Dispositions of Our Common Shares” below. The redemption will be treated as a sale or exchange if it (i) results in a “complete termination” of the U.S. shareholder’s share interest in us or (ii) is not “essentially equivalent to a dividend” with respect to the U.S. shareholder, in each case, within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether either of these tests has been met, shares considered to be owned by a U.S. shareholder by reason of certain constructive ownership rules, as well as shares actually owned by such holder, must generally be taken into account. Because the determination as to whether either of these tests under Section 302(b) of the Internal Revenue Code will be satisfied with respect to any particular U.S. shareholder depends upon the facts and circumstances at the time that the determination must be made, prospective U.S. shareholders are advised to consult their tax advisors regarding the tax treatment of a redemption.

If a redemption of our common shares is treated as a distribution, the entire amount received (i.e., without any offset for the U.S. shareholder’s adjusted tax basis in our shares) will be taxable as a dividend as described under the caption “—Distributions” above. In such case, the U.S. shareholder’s adjusted tax basis in our shares will be transferred to our remaining shares held by such holder. If the U.S. shareholder holds none of our other shares, such basis may, under certain circumstances, be transferred to our shares held by a related person or it may be lost entirely.

Dispositions of Our Common Shares.    In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis in the common shares at the time of the disposition. In general, a U.S. shareholder’s adjusted tax basis will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2008, if our common shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common shares are held for 12 months or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a U.S. shareholder upon the disposition of our shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

If a U.S. shareholder recognizes a loss upon a subsequent disposition of our common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written broadly, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, that, if enacted, would impose significant penalties for failure to comply with these requirements. You should consult your tax adviser concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisers) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our common shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any “passive losses” against income or gain relating to our common shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Internal Revenue Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our common shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our common shares generally should not be treated as UBTI to a tax-exempt U.S. shareholders.

Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Internal Revenue Code, (ii) is tax exempt under Section 501(a) of the Internal Revenue Code, and (iii) owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of our shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of such shares and (C) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares, or us from becoming a pension-held REIT.

Tax-exempt U.S. shareholders are urged to consult their tax advisers regarding the U.S. federal, state, local and foreign tax consequences of owning our shares.

Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares applicable to non-U.S. shareholders of our common shares. For purposes of this summary, a non-U.S. shareholder is a beneficial owner of our common shares that is not a U.S. shareholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends.    The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation.

Non-Dividend Distributions.    Unless (i) our common shares constitute a U.S. real property interest, or USRPI, or (ii) either (1) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our company’s common shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. shareholder’s adjusted tax basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. shareholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax.

Dispositions of Our Shares.    Unless our common shares constitute a USRPI, a sale of the shares by a non-U.S. shareholder (including a redemption of our shares treated as a sale or exchange as described under “—Redemptions” above) generally will not be subject to U.S. federal income taxation under FIRPTA. The shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Even if the foregoing test is not met, our common shares nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. shareholders. We expect to be a domestically controlled REIT and, therefore, the sale of our common shares (or redemption of our shares treated as a sale or exchange) should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will continue to be a domestically controlled REIT.

If our common shares constitute a USRPI, then gain on the sale of our common shares (or redemption of our shares treated as a sale or exchange) will be subject to taxation under FIRPTA (i.e., the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares (or the REIT, in the case of a redemption) could be required to withhold 10% of the purchase price and remit such amount to the IRS.)

Gain from the sale of our common shares (or redemption of our shares treated as a sale or exchange) that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (a) if the non-U.S. shareholder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Dividend Reinvestment

The reinvestment of dividends does not relieve you of any income tax which may be payable on such dividends. When your dividends are reinvested to acquire shares (including any fractional share), you will be treated as having received a distribution in the amount of the fair market value of our common stock on the dividend payment date, multiplied by the number of shares (including any fractional share) purchased plus any brokerage fees, commissions or administrative costs paid by us on your behalf in connection with the reinvestment.

So long as we qualify as a REIT under the Internal Revenue Code, the distribution will be taxable under the provisions of the Internal Revenue Code applicable to REITs and their stockholders, pursuant to which (i) distributions will be taxable to stockholders as ordinary income to the extent of our current or accumulated earnings and profits, (ii) distributions which are designated as capital gain distributions by us will be taxed as long-term capital gains to stockholders to the extent they do not exceed our net capital gain for the taxable year, (iii) distributions which are not designated as capital gains distributions and which are in excess of our current or accumulated earnings and profits will be treated as a return of capital to the stockholders and reduce the adjusted tax basis of a stockholder’s shares (but not below zero) and (iv) such distributions in excess of a stockholder’s adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares. See “— Taxation of Taxable U.S. Shareholders — Distributions” and “— Taxation of Non-U.S. Shareholders” above.

You should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount (including any brokerage fees, commissions and administrative costs paid by us on your behalf in connection with the reinvestment), the taxable income received by you as a participant in our dividend reinvestment plan may be greater than the taxable income that would have resulted from the receipt of the dividend in cash.

Backup Withholding and Information Reporting

We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to back-up withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Tax Considerations

State, Local and Foreign Taxes

We and our shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax adviser regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common shares.

ERISA AND CERTAIN OTHER CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or Plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan (“parties in interest” within he meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a Plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction.

The Department of Labor, or the DOL, has issued final regulations, or the Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the Regulations, if a Plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act, the Plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The Company expects the common stock to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” The Company believes that the restrictions imposed under its declaration of trust on the transfer of the common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and “freely transferable,” the Company believes that the common stock will be publicly offered securities for purposes of the Regulations and that the assets of the Company will not be deemed to be “plan assets” of any Plan that invests in the common stock.

COMMON SHARES AVAILABLE FOR FUTURE SALE

General

The outstanding common shares sold in our private placements are “restricted” securities under the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. All common shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined by Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from us or from any of our affiliates, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding class of common shares or the average weekly trading volume of such securities during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about us that will require us to file periodic reports under the Exchange Act. We cannot assure you that we will file any such reports. If two years have elapsed since the date of acquisition of restricted shares from us or from any of our affiliates, and the acquiror or subsequent holder thereof is deemed not to have been one of our affiliates at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

Registration Rights

We have agreed to register the resale of shares held by our existing shareholders with the SEC within one year after completion of this offering.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of $2,000,000,000 in common shares in this offering, including $1,800,000,000 in common shares initially allocated to be offered in the primary offering and $200,000,000 in common shares initially allocated to be offered pursuant to our dividend reinvestment plan. Prior to the conclusion of this offering, if any of the $200,000,000 in common shares initially allocated for our dividend reinvestment plan remain after meeting anticipated obligations under the dividend reinvestment plan, we may decide to sell a portion of these shares in the primary offering. Similarly, prior to the conclusion of this offering, if the shares initially allocated for our dividend reinvestment plan have been purchased and we anticipate additional demand for our dividend reinvestment plan, we may decide to reallocate a portion of the shares allocated for the primary offering to our dividend reinvestment plan. The shares in the primary offering are being offered at a price of $10.00 per share and the shares purchased pursuant to our dividend reinvestment plan are being sold at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by the Investment Advisor or another firm we choose for that purpose. Individuals must initially invest a minimum of $5,000, assuming no discounts apply. Any investor who has made the required minimum investment may purchase additional shares in increments of one share. The offering of our common shares will terminate on or before                 , 2008 (which is two years after the effective date of this prospectus). However, we reserve the right to terminate this offering at any time prior to such termination date. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

The shares are being offered to the public on a “best efforts” basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Dealer Manager and participating broker-dealers, who will be members of the National Association of Securities Dealers, Inc., or the NASD, or other persons or entities exempt from broker-dealer registration. The Dealer Manager and participating broker-dealers will use their best efforts during the offering period to find eligible persons who desire to subscribe for the purchase of our shares. An affiliate of the Dealer Manager intends to purchase 80,645 common shares for $9.30 per share in this offering.

The Dealer Manager and participating broker-dealers are required to deliver a copy of the prospectus to each potential investor. We may make this prospectus, the subscription agreement, certain offering documents, administrative and transfer forms, as well as certain marketing materials, available electronically to the Dealer Manager and participating broker-dealers as an alternative to paper copies when possible. As a result, if the Dealer Manager or a participating broker-dealer chooses, with an investor’s prior consent, it may provide an investor with the option of receiving the prospectus, the subscription agreement, offering documents, administrative and transfer forms, as well as marketing materials, electronically. If the Dealer Manager or a participating broker-dealer chooses to offer electronic delivery of these documents to an investor, it will comply with all applicable requirements of the SEC and the NASD and any laws or regulations related to the electronic delivery of documents. In any case, an investor may always receive a paper copy of these documents upon request to the Dealer Manager or the participating broker-dealer.

Compensation We Will Pay for the Sale of our Shares

Subject to the provisions for a reduction of the selling commissions and other fees described below, we will pay the Dealer Manager an amount equal to 6.0% of gross proceeds as selling commissions from the sale of our common shares in the primary offering, all or a portion of which the Dealer Manager may, in its sole discretion, reallow to participating broker-dealers in this offering. In addition, we will pay the Dealer Manager an amount equal to 1.5% of gross proceeds from the sale of our common shares in the primary offering for acting as the dealer manager. We will also pay the Dealer Manager an amount equal to 1.0% of gross proceeds from the sale of our shares in the primary offering as a marketing support fee, all or a portion of which the Dealer Manager, in its sole discretion, may reallow to participating broker-dealers in this offering. Generally, the Dealer Manager will not reallow any portion of the marketing support fee to participating broker-dealers unless they agree to provide one or more of the following services:

•	provide internal marketing support personnel and marketing communication vehicles to assist the Dealer Manager in promoting us;

•	respond to investors’ inquiries concerning monthly statements, valuations, distribution rates, tax information, annual reports, reinvestment and redemption rights and procedures, our financial status and the real estate markets in which we have invested;

•	assist investors with reinvestments and redemptions; and/or

•	provide other services requested by investors from time to time and maintain the technology necessary to adequately service investors.

Selling commissions, the dealer manager fee and the marketing support fee will not be paid in connection with shares purchased pursuant to our dividend reinvestment plan. See the section of the prospectus titled “Dividend Reinvestment Plan.”

The following table shows the maximum amount of selling commissions, dealer manager fees and marketing support fees payable to the Dealer Manager in this offering, assuming the sale of $1,800,000,000 in common shares in the primary offering with no discounts and $200,000,000 in common shares through our dividend reinvestment plan.

	Per Share	Maximum Offering
Primary Offering
Price to Public	$10.00	$1,800,000,000
Commissions and Fees	$0.85	$153,000,000

Proceeds to Us	$9.15	$1,647,000,000

Dividend Reinvestment Plan
Price to Public	$9.50	$200,000,000

Proceeds to Us	$9.50	$200,000,000

The Dealer Manager may also receive reimbursements for actual expenses incurred on our behalf in connection with the offering estimated to be 0.5% of gross proceeds from the offering. Such reimbursements may include, but are not limited to, reimbursements for marketing and direct expenses of the Dealer Manager’s employees while engaged in marketing our shares and marketing costs including costs associated with broker dealer meetings. All or a portion of such reimbursements may be used to reimburse participating broker-dealers for costs associated with marketing our shares and broker dealer meetings, in the sole discretion of the Dealer Manager.

The maximum compensation payable to members of the NASD participating in this offering will not exceed 10% of gross offering proceeds plus a maximum of 0.5% for reimbursement of due diligence expenses.

Purchases Net of Selling Commissions and the Marketing Support Fee

The following persons and entities may purchase shares in the primary offering net of the 6.0% selling commissions and the 1.0% marketing support fee, at a per share price of $9.30.

•	a registered principal, or representative or associated person of the Dealer Manager or a participating broker-dealer and any employee, officer or director of affiliates of the Dealer Manager or the affiliate entity itself;

•	our employees, officers and directors or those of our Investment Advisor, or of the affiliates of either of the foregoing entities

•	immediate family members of any of the foregoing persons, provided that “immediate family members” means such person’s spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step- “ and “-in law” relations as well as such persons so related by adoption), and any plan established exclusively for the benefit of such persons or entities;

•	a client of an investment adviser registered under the Investment Advisers Act of 1940, as amended, or under applicable state securities laws; and

•	a person investing in a bank trust account with respect to which the decision-making authority for investments made has been delegated to the bank trust department.

All sales must be made through a registered broker-dealer; therefore, any persons eligible to acquire shares net of selling commissions and the marketing support fee and any investment adviser whose client wants to purchase shares must arrange the placement of the transaction through a participating broker-dealer that will waive compensation.

The amount of proceeds to us will not be affected by eliminating selling commissions and the marketing support fee payable in connection with sales to investors purchasing through registered investment advisers or bank trust department. In addition, participating broker-dealers that have a contractual arrangement with their clients for the payment of fees on terms that are inconsistent with the acceptance of selling commissions and the marketing support fee may elect not to accept their compensation in the form of selling commissions and the marketing support fee offered by us for shares that they sell. In that event, such shares shall be sold to the investor net of 6.0% selling commissions and the 1.0% marketing support fee, at a per share purchase price of $9.30.

We have agreed to indemnify the Dealer Manager against some civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the managing dealer agreement or to contribute to payment the dealer manager may be required to make in respect of any of these liabilities.

Volume Discounts

In connection with the purchases of certain minimum numbers of shares in the primary offering by an investor who does not qualify for the discount described above, the amount of selling commissions otherwise payable to a participating broker-dealer may be reduced in accordance with the following schedule:

Number of shares purchased	Purchase price per incremental share in volume discount range	Selling commissions to Dealer Manager and reallowed on sales per incremental share in volume discount range
		Percent	Dollar amount
1-50,000	$10.00	6.0%	$0.60
50,001-75,000	9.90	5.0%	$0.50
75,001-100,000	9.80	4.0%	$0.40
100,001-250,000	9.70	3.0%	$0.30
250,001-500,000	9.60	2.0%	$0.20
Over 500,001	9.50	1.0%	$0.10

For example, if an investor purchases 100,000 shares, the investor could pay as little as $992,500 rather than $1,000,000 for the shares, in which event the selling commissions on the sale would be $52,500 ($0.525 per share). Our net proceeds will not be affected by such discounts.

The volume discount is, to the extent requested in writing by an investor as described below, cumulative. To the extent an investor qualifies for a volume discount on a particular purchase, its subsequent purchase, regardless of shares subscribed for in that purchase, will also qualify for (x) that volume discount or, (y) to the extent the subsequent purchase when aggregated with the prior purchase(s) qualifies for a greater volume discount, such greater discount. For example, if an initial purchase is for 74,000 shares, and a second purchase is for 3,000 shares, 1,000 shares of the second purchase will be priced at $9.90 per share and 2,000 shares of the second purchase will be priced at $9.80 per share. Any request to treat a subsequent purchase cumulatively for purposes of the volume discount must be made in writing in a form satisfactory to us and must set forth the basis for such request.

For purposes of volume discounts, all such shares must be purchased through the same participating broker-dealer, or through the Dealer Manager or through the same registered investment adviser, as applicable.

Other Discounts

Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such participating broker-dealer may aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such participating broker-dealer. Additionally, the Dealer Manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from the Dealer Manager. Any reduction in selling commissions and marketing support fees would be prorated among the separate subscribers.

Investors should ask their participating broker-dealer about the opportunity to receive volume discounts by either qualifying as a “single purchaser,” as described below in “Application of Various Discounts,” or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

Application of Various Discounts

The volume discount will be prorated among the separate subscribers considered to be a “single purchaser.” Shares purchased pursuant to our dividend reinvestment plan will not be combined with other subscriptions for shares in the primary offering by the investor in determining the volume discount or other discount to which such investor may be entitled. Further, shares purchased pursuant to our dividend reinvestment plan will not be eligible for a volume discount or any other discount referred to in this Plan of Distribution. See the section of this prospectus titled “Dividend Reinvestment Plan.”

For purposes of determining the applicability of volume discounts, “single purchaser” includes

•	an individual, his or her spouse, and their children under the age of 21, who purchase the shares for his or her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not;

•	an employee’s trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401 of the Code; and

•	all pension, trust, or other funds maintained by a given bank.

Any request to be deemed a “single purchaser” must be made in writing in a form satisfactory to us and must set forth the basis for such request.

Any reduction in selling commissions and/or the marketing support fee will reduce the effective purchase price per share to the investor involved but will not alter the proceeds available to us as a result of such sale. All investors acquiring shares in the primary offering will be deemed to have contributed the same amount per share whether or not the investor receives a discount. Accordingly, for purposes of distributions, investors who pay reduced selling commissions and/or marketing support fees will receive higher returns on their investments in our common stock as compared to investors who do not pay reduced selling commissions and/or marketing support fees.

Sales Incentives

We or the Dealer Manager may provide incentive items for registered representatives of the Dealer Manager and the participating broker-dealers, which in no event shall exceed an aggregate of $100 per annum per participating registered representative. In the event other incentives are provided to registered representatives of the Dealer Manager or the participating broker-dealers, they will be paid only in cash, and such payments will be made only to the Dealer Manager or the participating broker-dealers rather than to their registered representatives. Sales incentive programs offered to participating broker-dealers must first have been submitted for review by the NASD, and must comply with Rule 2710. Sales incentive programs offered to registered representatives of the Dealer Manager must comply with Rule 2710 but are not required to be submitted to the NASD. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

Procedures Applicable to All Subscriptions

To purchase shares in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix B. You should pay for your shares by check payable to the escrow agent or “CB Richard Ellis Realty Trust,” in the amount of $10.00 per share, subject to certain discounts. Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of

$250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the participating broker-dealer. In such case, the participating broker-dealer will issue a check made payable to the order of the escrow agent for the aggregate amount of the subscription proceeds

We will place subscription proceeds in an interest-bearing escrow account with the escrow agent which will hold the funds with those of other subscribers until such time as the investor is deemed a shareholder. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We generally admit shareholders on a daily basis but in no event later than the last day of the calendar month following acceptance of a subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within ten business days. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. You will receive a confirmation of your purchase.

Each participating broker-dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See section of this prospectus titled “Suitability Standards.” In making this determination, the participating broker-dealer relies on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the participating broker-dealer. Each participating broker-dealer is required to maintain, for at least six years, records of the information used to determine that an investment in the shares is suitable and appropriate for an investor.

Procedures Applicable to Non-Telephonic Orders

Each participating broker-dealer receiving a subscriber’s check made payable to the escrow agent or “CB Richard Ellis Realty Trust” (where the participating broker-dealer’s internal supervisory procedures must be conducted at the same location at which subscription documents and checks are received from subscribers), shall deliver such checks to us no later than the close of business of the first business day after receipt of the subscription documents. If the participating broker-dealer maintains a branch office, and, pursuant to a participating broker-dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the office of the participating broker-dealer conducting such internal supervisory review by the close of business on the first business day following the receipt of the subscription documents by the branch office. Further, in this circumstance, the participating broker-dealer shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to us by the close of business on the first business day after the check is received by such other office of the participating broker-dealer. We shall transmit the check to the escrow agent no later than the close of business on the first business day after the check is received from the participating broker-dealer.

Procedures for Telephonic Orders

Certain participating broker-dealers may permit investors to subscribe for shares by telephonic order to the participating broker-dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for shares by telephonic order to the participating broker-dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the shares to be covered by the subscription agreement to the participating broker-dealer or by authorizing the participating broker-dealer to pay the purchase price for the shares to be covered by the subscription agreement from funds available in an account maintained by the participating broker-dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the shares covered by the subscription agreement.

To the extent that customers of any participating broker-dealer wish to subscribe and pay for shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Exchange Act, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, forward the offering price for the shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to us (except that, in any case in which the participating broker-dealer maintains a branch office, and, pursuant to a participating broker-dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber’s check to the participating broker-dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the participating broker-dealer shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to us by the close of business on the first business day after the check is received by the participating broker-dealer); or (ii) to solicit indications of interest in which event (a) such participating broker-dealer must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer’s behalf, (b) such participating broker-dealer must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such participating broker-dealer must debit accounts of such customers on the fifth business day (the “debit date”) following receipt of the confirmation referred to in (a), and (d) such participating broker-dealer must forward funds to us in accordance with the procedures and on the schedule set forth in clause (i) of this paragraph. If the procedure in clause (ii) is adopted, subscribers’ funds are not required to be in their accounts until the debit date. We will transmit the check to the escrow agent no later than the close of business on the first business day after the check is received from the participating broker-dealer.

Investors, however, who are residents of Arizona, California, Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee or Washington must complete and sign the subscription agreement in order to subscribe for shares and, therefore, may not subscribe for shares by telephone. Representatives of participating broker-dealers who accept telephonic orders will execute the subscription agreement and will initial (a) - (c) in section 5 of the subscription agreement on behalf of investors who place such orders. All investors who telephonically subscribe for shares will receive, with confirmation of their subscription, a second copy of the prospectus.

Residents of Oklahoma and Texas who telephonically subscribe for shares will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the subscription agreement.

Investors who have questions or who wish to place orders for shares by telephone or to participate in our dividend reinvestment plan should contact their participating broker-dealer. Certain participating broker-dealers do not permit telephonic subscriptions.

Escrow Arrangements

Subscription proceeds are received in trust and deposited in a separate account with the escrow agent. Subscription funds are placed into escrow with the escrow agent, which will hold the funds, along with those of other subscribers, in an interest-bearing account until subscribers are admitted as shareholders. We generally admit shareholders daily but in no event later than the last day of the calendar month following acceptance of a subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within ten business days.

Our escrow agreement with the escrow agent will provide that escrowed funds will be invested in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States

Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to us upon request following the admission of a shareholder.

The interest, if any, earned on subscription proceeds is payable only to those subscribers whose funds have been held in escrow by the escrow agent for at least 20 days. Shareholders are not otherwise entitled to interest earned on our funds or interest earned on their invested capital.

Suitability Standards

Those selling shares on our behalf have the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the shareholder regarding the shareholder’s financial situation and investment objectives. In making this determination, those selling shares on our behalf have a responsibility to ascertain that the prospective shareholder:

•	meets the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective shareholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective shareholder’s overall financial situation; and

•	has apparent understanding of the fundamental risks of the investment, the risk that the shareholder may lose the entire investment, the lack of liquidity of the shares, the restrictions on transferability of the shares, the background and qualifications of the Investment Advisor and its affiliates, and the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective shareholder, as well as any other pertinent factors. Those selling shares on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for each shareholder.

Supplemental Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. This material may include information relating to this offering, the past performance of CBRE Investors, our Investment Advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

The offering of shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part or as forming the basis of the offering of the shares.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by our counsel, Clifford Chance US LLP, New York, New York.

EXPERTS

The consolidated balance sheets of CB Richard Ellis Realty Trust as of December 31, 2005 and 2004 (as restated) and the related consolidated statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2005 and for the period from July 1, 2004 (date of commencement of operations “Date of Commencement”) to December 31, 2004 (as restated); and the statement of revenues and certain expenses of the statement of revenues and certain expenses of Deerfield Commons for the year ended December 31, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the purpose of the statement); and the combined statement of revenues and certain expenses of the Texas Portfolio for the year ended December 31, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the purpose of the statement) included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of the financial statements for the year ended December 31, 2004 discussed in Note 2.), and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, in Washington, D.C., a registration statement on Form S-11 with respect to the shares offered pursuant to this prospectus. For further information regarding us and the common shares offered by this prospectus, you may review the full registration statement, including its exhibits and schedules, filed under the Securities Act of 1933, as amended, on the SEC’s website at www.sec.gov. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC. You may obtain information on the operation of this public reference room by calling the SEC at 1-800-SEC-0330.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

CB Richard Ellis Realty Trust

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2005	F-3

Pro Forma Condensed Consolidated Statement of Operations For the Period from January 1, 2005 to December 31, 2005	F-4

Notes to Pro Forma Condensed Consolidated Financial Statements	F-5

Report of Independent Registered Public Accounting Firm	F-6

Consolidated Balance Sheets at December 31, 2004 (as restated) and December 31, 2005	F-7

Consolidated Statements of Operations for the period from July 1, 2004 (date of commencement) to December 31, 2004 (as restated) and for the year ended December 31, 2005	F-8

Consolidated Statements of Cash Flows for the period from July 1, 2004 (date of commencement) to December 31, 2004 and for the year ended December 31, 2005	F-9

Consolidated Statements of Shareholders’ Equity for the period from July 1, 2004 (date of commencement) to December 31, 2004 (as restated) and for the year ended December 31, 2005	F-10

Notes to Consolidated Financial Statements	F-11

Deerfield Commons

Report of Independent Registered Public Accounting Firm	F-26

Statements of Revenues and Certain Expenses for the Year Ended December 31, 2004 and the period from January 1, 2005 to March 31, 2005 (unaudited)	F-27

Notes to Statements of Revenues and Certain Expenses	F-28

Texas Industrial Properties

Report of Independent Registered Public Accounting Firm	F-31

Combined Statement of Revenues and Certain Expenses for the Year Ended December 31, 2005	F-32

Notes to Combined Statement of Revenues and Certain Expenses	F-33

CB RICHARD ELLIS REALTY TRUST

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma condensed consolidated financial statements of CB Richard Ellis Realty Trust (the “Company”) including CBRE Operating Partnership, L.P., a consolidated subsidiary, as of December 31, 2005 and for the year ended December 31, 2005 are based on the historical financial statements of CB Richard Ellis Realty Trust and consolidated subsidiary, and the combined statements of revenues and certain expenses for Deerfield Commons and Texas Portfolio. The unaudited pro forma condensed consolidated balance sheet is presented as if the acquisition had taken place on December 31, 2005.

The unaudited pro forma condensed consolidated statements of operation for the year ended December 31, 2005 is presented as if the acquisitions of Deerfield Commons and Texas Portfolio, and the debt financing for Deerfield Commons had taken place on January 1, 2005.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the combined historical financial statements of CB Richard Ellis Realty Trust and consolidated subsidiary, and the statements of revenues and certain expenses of Deerfield Commons and Texas Portfolio along with the accompanying notes included elsewhere in this prospectus. The unaudited pro forma financial information should also be read in conjunction with all other information contained in this prospectus.

The unaudited pro forma condensed consolidated financial statements do not purport to represent our financial position or the results of operations that would actually have occurred assuming this offering transaction, the acquisition of additional properties, and the related acquisitions had occurred by December 31, 2005 or on January 1, 2005, nor do they purport to project our financial position or results of operations as of any future date or for any future period. There can be no assurance that such revisions will not be material.

CB RICHARD ELLIS REALTY TRUST

(Unaudited) Pro Forma Condensed Consolidated Balance Sheet

December 31, 2005

(In thousands)

	CB Richard Ellis Realty Trust Historical	Acquisition of Texas Portfolio		Combined Company Pro Forma
	A	B
Assets
Investments in Real Estate, Net	$57,163	$14,919		$72,082
Cash and cash equivalents	22,231	(17,750	)(1)	4,481
Deferred Offering Costs	1,963	—		1,963
Acquired In-Place Lease Value, Net	10,801	3,325		14,126
Acquired Above Market Leases, Net	792	90		882
Deferred Financing Costs, Net	416	—		416
Other Assets	752	(500	)(1)	252

Total Assets	$94,118	$84		$94,202

Liabilities
Notes Payable	$34,975	$—		$34,975
Security Deposits	8	—		8
Accounts Payable and Accrued Expenses	709	—		709
Accrued Offering Costs	1,963	—		1,963
Distributions Payable	873	—		873
Acquired Below-Market Leases, Net	2,898	84		2,982
Investment Management Fees Payable to Related Party	84	—		84

Total Liabilities	$41,510	$84		$41,594

Minority Interest in Operating Partnership	242	—		242
Shareholders’ Equity
Common Stock	58	—		58
APIC	55,957	—		55,957
Retained Earnings	(3,649)	—		(3,649)

Total Shareholders’ Equity	52,366	—		52,366

Total Liabilities and Shareholders’ Equity	$94,118	$84		$94,202

(1)	Total purchase price for the Texas Portfolio was $18,250,000 including a purchase deposit of $500,000 included in other assets of CB Richard Ellis Realty Trust at December 31, 2005.

See accompanying notes to pro forma condensed consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

(Unaudited) Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

(In thousands except share data)

	CB Richard Ellis Realty Trust Historical	Deerfield Commons	Texas Portfolio	Combined Company Pro Forma
	AA	BB	CC
Revenues
Rental	$4,614	$781	$1,280	$6,675
Tenant Reimbursements	872	338	432	1,642

Total Revenues	5,486	1,119	1,712	8,317
Expenses
Operations and Maintenance	364	240	135	739
Property Taxes	563	104	301	968
Insurance	10	8	29	47
Interest	1,195	240	—	1,435
General and Administrative	359	104	66	529
Investment Management Fee to Related Party	603	—	—	603
Class C Fee to Related Party	459	—	—	459
Depreciation and Amortization	2,478	815	967	4,260

Total Expenses	6,031	1,511	1,498	9,040

Interest and Other Income	460	—	—	460

Income (Loss) before Minority Interest	(85)	(392)	214	(263)
Minority Interest	7	(1)	1	7

Net Income (Loss)	$(92)	$(391)	$213	$(270)

Pro Forma Basic Loss per Share	$(0.02)			$(0.05)

Pro Forma Diluted Loss per Share	$(0.02)			$(0.05)

Pro Forma Weighted Average Common Shares Outstanding—Basic	5,818,799			5,818,799
Pro Forma Weighted Average Common Shares Outstanding—Diluted	5,818,799			5,818,799

See accompanying notes to pro forma condensed consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

(Dollar amount in thousands, except share amounts)

1.	Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the pro forma condensed consolidated balance sheet as of December 31, 2005 are as follows:

(A)	Reflects the actual historical condensed consolidated balance sheet of the Company as of December 31, 2005. The consolidated financial statements of the Company include the balance sheet of CBRE Operating Partnership, L.P. as of December 31, 2005.

(B)	The Company acquired the Texas Portfolio consisting of three separate buildings on January 9, 2006 for an acquisition price of $18,250,000. For purposes of this adjustment, the acquisition is reflected as if it occurred as of December 31, 2005.

2.	Adjustments to Pro Forma Condensed Consolidated Statement of Operations

The adjustments to the pro forma condensed consolidated statements of operations for the year ended December 31, 2005 are as follows:

(AA)	Reflects the historical condensed consolidated statement of operations for the year ended December 31, 2005.

(BB)	Reflects the pro forma statement of operations for the year ended December 31, 2005 for Deerfield Commons as if the property was acquired on January 1, 2005. Rental revenues are recorded on a straight-line basis, and both revenues and expenses such as depreciation and amortization were calculated as though the property was acquired on January 1, 2005. The Company acquired Deerfield Commons on June 21, 2005. The Company issued a promissory note payable with Deerfield Commons as collateral on November 29, 2005. The principal amount of the promissory note is $9,725,000 for a term of ten years. Interest only payments are due monthly based on a fixed annual rate of 5.23%. For purposes of this adjustment, the interest expense was reflected as if the debt had been issued January 1, 2005 and was reflected for the period January 1, 2005 to June 20, 2005.

(CC)	The Company acquired the Texas Portfolio consisting of three separate buildings on January 9, 2005. For purposes of this adjustment, the statement of operations for the year ended December 31, 2005 is reflected for the Texas Portfolio as if the properties were acquired on January 1, 2005. Rental revenues are recorded on a straight-line basis, and both revenues and expenses, such as depreciation and amortization expense were calculated as though the properties were acquired on January 1, 2005.

Report of Independent Registered

Public Accounting Firm

The Board of Trustees

CB Richard Ellis Realty Trust

We have audited the accompanying consolidated balance sheet of CB Richard Ellis Realty Trust and its subsidiary (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2005 and for the period from July 1, 2004 (Date of commencement of operations, (“Date of commencement”)) to December 31, 2004. Our audits also include the financial statement schedule (Schedule III). These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the year ended December 31, 2005 and for the period from July 1, 2004 (date of commencement) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 2 to the financial statements, the accompanying 2004 consolidated financial statements have been restated.

/s/ Deloitte & Touche LLP

Los Angeles, California

April 28, 2006

CB RICHARD ELLIS REALTY TRUST

Consolidated Balance Sheets

(Dollar Amounts in Thousands, Except Share Data)

	December 31, 2005	December 31, 2004
		(As Restated, Note 2)
ASSETS

Investments in Real Estate:
Land	$21,768	$17,453
Site Improvements	916	—
Building and Improvements	30,543	22,757
Tenant Improvements	5,356	3,951

	58,583	44,161
Less: Accumulated Depreciation and Amortization	(1,420)	(215)

Net Investments in Real Estate	57,163	43,946

Cash and Cash Equivalents	22,231	22,956
Accounts and Other Receivables	89	24
Deferred Rent	108	3
Deferred Offering Costs	1,963	971
Acquired Above Market Leases, Net of Accumulated Amortization of $131 and $0, respectively	792	—
Acquired In-Place Lease Value, Net of Accumulated Amortization of $1,391 and $119, respectively	10,801	5,386
Deferred Financing Cost, Net of Accumulated Amortization of $50 and $4, respectively	416	178
Other Assets	555	240

Total Assets	$94,118	$73,704

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Notes Payable	$34,975	$13,250
Security Deposits	8	7
Accounts Payable and Accrued Expenses	709	483
Accrued Offering Costs	1,963	971
Distributions Payable	873	559
Acquired Below Market Leases, Net of Accumulated Amortization of $446 and $64, respectively	2,898	3,130
Investment Management Fees Payable to Related Party	84	61

Total Liabilities	41,510	18,461

Minority Interest	242	245

Shareholders’ Equity
Common Stock, $.01 par value, 990,000,000 shares authorized; 5,818,799 issued and outstanding as of December 31, 2005 and 2004	58	58
Additional Paid-in-Capital	55,957	55,588
Accumulated Deficit	(3,649)	(648)

Total Shareholders’ Equity	52,366	54,998

Total Liabilities and Shareholders’ Equity	$94,118	$73,704

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Operations

(Dollar Amounts in Thousands, Except Share Data)

	For the Year Ended December 31, 2005	For the Period July 1, 2004 (Date of Commencement) to December 31, 2004
		(As Restated, Note 2)
REVENUES
Rental	$4,614	$913
Tenant Reimbursements	872	120

	5,486	1,033

EXPENSES
Operating and Maintenance	374	7
Property Taxes	563	113
Interest	1,195	117
General and Administrative	359	123
Investment Management Fee to Related Party	603	230
Class C Fee to Related Party	459	197
Depreciation and Amortization	2,478	334
Organizational Expenses	—	109

	6,031	1,230

INTEREST AND OTHER INCOME	460	111

LOSS BEFORE MINORITY INTEREST	(85)	(86)

MINORITY INTEREST	7	3

NET LOSS	$(92)	$(89)

Basic and Diluted Net Loss per Share	$(0.02)	$(0.02)

Weighted Average Common Shares Outstanding – Basic and Diluted	5,818,799	5,757,167

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Cash Flows

(Dollar Amounts in Thousands, Except Share Data)

	For the Year Ended December 31, 2005	For the Period July 1, 2004 (Date of Commencement) to December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(92)	$(89)
Adjustments to Reconcile Net Loss to Net Cash Flows Provided by Operating Activities:
Minority Interest	7	3
Depreciation and Amortization of Building and Improvements	1,205	215
Amortization of Deferred Financing Cost	46	4
Amortization of Acquired in Place Lease Value	1,272	119
Amortization of Below Market Leases	(382)	(64)
Amortization of Above Market Leases	131	—
Class C Fee to Related Party	369	180
Changes in Assets and Liabilities:
Accounts and Other Receivables	(65)	(24)
Deferred Rent	(105)	(3)
Other Assets	185	(240)
Accounts Payable and Accrued Expenses	326	444
Asset Management Fees Payable	23	—
Security Deposits	1	7

Net Cash Flows Provided by Operating Activities	2,921	552

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for Operating Properties	(41)	—
Acquisition of REMEC	(101)	(26,566)
Acquisition of 300 Constitution	—	(19,806)
Acquisition of Deerfield Commons I & II	(21,839)	—
Purchase Deposit on Texas Portfolio	(500)	—

Net Cash Flows Used in Investing Activities	(22,481)	(46,372)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Proceeds from Initial Private Offering	—	54,510
Payment of Offering Fee to Investment Advisor	—	(559)
Payment of Offering Costs Reimbursements to CB Richard Ellis Investors	—	(407)
Payment of Distributions	(2,595)	—
Distribution to Minority Interest	(11)	—
Repayments Received on Shareholder Loan	—	932
Proceeds from Minority Interest	—	242
Proceeds from Additional Private Offering	—	1,000
Payment of Offering Fee to Investment Advisor for Additional Private Offering	—	(10)
Proceeds from Note Payable Collateralized by REMEC, Net of Deferred Financing Cost of $182	—	13,068
Proceeds from Note Payable Collateralized by 300 Constitution Drive, Net of Deferred Financing Cost of $152	11,848	—
Proceeds from Note Payable Collateralized by Deerfield Commons I, Net of Deferred Financing Costs of $132	9,593	—

Net Cash Flows Provided by Financing Activities	18,835	68,776

Net Increase (Decrease) in Cash and Cash Equivalents	(725)	22,956
Cash and Cash Equivalents, Beginning of Period	22,956	—

Cash and Cash Equivalents, End of Period	$22,231	$22,956

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Period for Interest	$1,072	$60

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Deferred Payment Due Seller as Part of REMEC Purchase
Paid January 4, 2005	$—	$100

Distributions Declared and Payable	$873	$559

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Consolidated Statements of Shareholders’ Equity

(Dollar Amounts in Thousands, Except Share Data)

	Common Shares
	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity
Balance at July 1, 2004 (Date of Commencement)	—	$—	$—	$—	$—

July 1, 2004 Private Offering:

Net Contributions from Initial Private Offering of Common Shares, $0.01 Par Value	5,715,706	57	54,453	—	54,510
Costs Associated with Initial Private Offering	—	—	(966)	—	(966)

	5,715,706	$57	$53,487	$—	$53,544

Share Subscriptions Received	—	—	932	—	932

Contributions from Additional Private Offering of Common Shares, $0.01 Par Value	103,093	1	999	—	1,000

Class C Fee to Related Party (As Restated, Note 2)	—	—	180	—	180

Costs Associated with Additional Private Offering	—	—	(10)	—	(10)

Distributions Declared and Payable	—	—	—	(559)	(559)

Net Loss (As Restated, Note 2)	—	—	—	(89)	(89)

Balance at December 31, 2004 (As Restated, Note 2)	5,818,799	$58	$55,588	$(648)	$54,998

Class C Fee to Related Party	—	—	369	—	369

Distributions Paid	—	—	—	(2,036)	(2,036)

Distributions Declared and Payable	—	—	—	(873)	(873)

Net Loss	—	—	—	(92)	(92)

Balance at December 31, 2005	5,818,799	$58	$55,957	$(3,649)	$52,366

See accompanying notes to consolidated financial statements.

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

1.	Organization and Nature of Business

CB Richard Ellis Realty Trust (the “Company”) was formed on March 30, 2004 under the laws of the state of Maryland. CBRE Operating Partnership, L.P. (“CBRE OP”) was formed in Delaware on March 30, 2004, with the Company as the sole general partner (the “General Partner”). The Company has elected to be taxed as a Real Estate Investment Trust (“REIT”) under sections 856 through 860 of the Internal Revenue Code of 1986 as amended for its taxable years ended December 31, 2005 and 2004. The Company was incorporated to raise capital and acquire ownership interests in high quality real estate properties, including office, retail, industrial, and multi-family residential properties, as well as other real estate-related assets. CBRE OP was formed as a holding company for its direct investment interests in properties and other assets, as well as for the purpose of operating these investment interests. This structure is commonly known in the real estate industry as an umbrella partnership REIT.

On July 1, 2004, the Company commenced operations and issued 5,715,706 common shares of beneficial interest in connection with the initial capitalization of the Company. For each common share the Company issued, one common partnership unit in CBRE OP was issued to the Company in exchange for the cash proceeds from the issuance of the common shares. In addition, CBRE REIT Holdings, LLC (“REIT Holdings”) an affiliate of CBRE Advisors LLC (the “Investment Advisor”), purchased 25,000 common units in CBRE OP as a limited partner. During October 2004, the Company issued an additional 103,093 common shares of beneficial interest to an unrelated third-party investor.

The Company operates in an umbrella partnership REIT structure in which its majority-owned subsidiary, CBRE OP, owns, directly or indirectly, substantially all of the properties acquired on behalf of the Company. The Company, as the sole general partner of CBRE OP, owns greater than 99% of the common partnership units therein. REIT Holdings, an affiliate of the Investment Advisor, holds the remaining interest through 25,000 common partnership units representing less than a 1% ownership interest in the total common partnership units. In exchange for services provided to the Company relating to its formation and future services, REIT Holdings also owns a Class B limited partnership interest (“Class B interest”) and a Class C limited partnership interest (“Class C interest”) in CBRE OP. Management of the Company’s day-to-day operations is delegated by the Company’s trustees to the Investment Advisor. The Investment Advisor is affiliated with the Company in that the two entities have common officers and trustees, some of whom also own equity interests in the Investment Advisor and the Company. All business activities of the Company are managed by the Investment Advisor.

2.	Restatement

Restatement of Financial Statements

Subsequent to the issuance of the 2004 financial statements, the Company’s management determined that the accounting for the Class B and Class C interests was in error. The Company is restating the consolidated balance sheet as of December 31, 2004 and the related consolidated statements of operations, and shareholders’ equity for the period from July 1, 2004 (date of commencement) to December 31, 2004 to correct the accounting for the Class B and Class C interests. The effects of the restatement adjustments on the Company’s originally reported results of operations for the period from July 1, 2004 (date of commencement) to December 31, 2004 and on its originally reported statement of shareholders’ equity and consolidated balance sheet at December 31, 2004 are summarized below:

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

	Net Income (Loss)	Accumulated Deficit	Minority Interest	Additional Paid-in Capital
As Originally Reported	$94	$(465)	$242	$55,408
Adjustments for:
Class B Minority Interest	(3)	(3)	3	—
Class C Fee to Related Party	(180)	(180)	—	180

As Restated	$(89)	$(648)	$245	$55,588

The Company erroneously accounted for the class B and class C interests, that were granted to an affiliate of the Investment Advisor at the date of commencement. Subsequent to the issuance of the 2004 consolidated financial statements, the Company realized that the class B and the class C interests should have been recorded as an equity award issued to non-employees, with expense recorded over the periods to their measurement dates based on their respective fair values. The measurement date of the class B interest coincided with its grant date. Subsequent reporting period adjustments to the fair value of the class B interest are reflected as an allocation of earnings or losses to minority interest holder in the Company’s consolidated statement of operations.

3.	Summary of Significant Accounting Policies

Principles of Consolidation

Because the Company is the sole general partner of CBRE OP and has majority control over its management and major operating decisions, the accounts of CBRE OP are consolidated in the Company’s financial statements. The interests of REIT Holdings are reflected in minority interest in the accompanying consolidated financial statements. All significant inter-company accounts and transactions are eliminated in consolidation. CB Richard Ellis Investors, LLC (“CBRE Investors”), an affiliate of the Investment Advisor, also owns an interest in the Company through its ownership of approximately 218,000 common shares of beneficial interest at December 31, 2005.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Information

Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information”, established standards for disclosure about operating segments and

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

related disclosure about products and services, geographic areas and major customers. The Company currently operates in one geographic area (the United States). The Company views its operations as one reportable segment, namely the acquisition, development, ownership, and operation of high quality real estate and the financial information disclosed herein represents all of the financial information related to this principal operating segment.

Cash Equivalents

The Company considers short-term investments with a maturity of 90 days or less when purchased to be cash equivalents. As of December 31, 2005 and December 31, 2004, cash equivalents consisted of investments in money market funds.

Investments in Real Estate

The Company’s investment in the real estate is stated at depreciated cost. Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows:

Building and improvements	39 years
Site improvements	15 years
Tenant improvements	Shorter of the useful lives or the terms of the related leases

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Repairs and maintenance are charged to expense as incurred. As of December 31, 2005, the Company owned four real estate investments. On September 15, 2004, the Company purchased the REMEC Corporate Campus, located in San Diego, California, for approximately $26,667,000, with cash of $26,566,000, and an additional $101,000 paid in January of 2005. On November 3, 2004, the Company purchased 300 Constitution Drive, located in Taunton, Massachusetts, for approximately $19,806,000.

On June 21, 2005, a wholly owned subsidiary of CBRE Operating Partnership L.P. (the “wholly owned subsidiary”) acquired the assets (“Deerfield Commons I”) of Deerfield Commons I, LLC (the “Seller”) for approximately $19,577,000. The properties are located in Alpharetta, Georgia and include a multi-tenant commercial office building of approximately 121,000 square feet on approximately 10 acres. In addition, our wholly owned subsidiary also purchased an entitled land parcel (“Deerfield Commons II”) from Deerfield Park, LLC (a related party of the Seller) for approximately $2,262,000.

Impairment of Long-Lived Assets

The Company assesses whether there has been impairment in the value of its long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to the future net cash flows, undiscounted and without interest, expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. Management believes no impairment in the net carrying values of the investments in real estate has occurred.

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

Purchase Accounting for Acquisition of Investments in Real Estate

The Company applies purchase accounting to all acquired real estate investments. The purchase price of the real estate is allocated to the acquired tangible assets, consisting primarily of land, building and tenant improvements and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases, value of tenant relationships and acquired ground leases, based in each case on their fair values. Loan premiums, in the case of above-market rate loans, or loan discounts, in the case of below-market loans, will be recorded based on the fair value of any loans assumed in connection with acquiring the real estate.

The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land (or acquired ground lease if the land is subject to a ground lease), building and tenant improvements based on management’s determination of the relative fair values of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. Management also estimates costs to execute similar leases including leasing commissions, legal and other related costs.

In allocating the purchase price of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases; and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases measured over a period equal to the remaining non-cancelable term of the lease and, for below-market leases, over a period equal to the initial term plus any below-market fixed rate renewal periods. The capitalized below-market lease values, also referred to as acquired lease obligations, are amortized as an increase to rental income over the initial terms of the respective leases and any below-market fixed rate renewal periods. The capitalized above-market lease values are amortized as a decrease to rental income over the initial terms of the prospective leases and any above-market fixed rate renewal period.

The aggregate value of other acquired intangible assets, consisting of in-place leases and tenant relationships, is measured by the estimated cost of operations during a theoretical lease-up period to replace in-place leases, including lost revenues and any unreimbursed operating expenses, plus an estimate of deferred leasing commissions for in-place leases. This aggregate value is allocated between in-place lease value and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease; however, the value of tenant relationships has not been separated from in-place lease value for the real estate acquired as such value and its consequence to amortization expense is immaterial for these particular acquisitions. Should future acquisitions of properties result in allocating material amounts to the value of tenant relationships, an amount would be separately allocated and amortized over the estimated life of the relationship. The value of in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written-off.

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

Income Taxes

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) for its taxable years ended December 31, 2005 and 2004. To qualify as a REIT, the Company must distribute annually at least 90% of its adjusted taxable income, as defined in the Code, to its shareholders and satisfy certain other organizational and operating requirements. The Company generally will not be subject to U.S. federal income taxes if it distributes 100% of its taxable income for each year to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to U.S. federal income taxes (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and to U.S. federal income taxes and excise taxes on its undistributed taxable income. The Company believes that it has met all of the REIT distribution and technical requirements for the periods ended December 31, 2005 and December 31, 2004, and was not subject to any U.S. federal income taxes. Management intends to continue to adhere to these requirements and maintain the Company’s REIT status.

Revenue Recognition

All leases are classified as operating leases and minimum rents are recognized on a straight-line basis over the terms of the leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases is recorded as deferred rent. Tenant reimbursements for real estate taxes and other recoverable costs are recognized in the period that the expenses are incurred. A provision for possible loss is made if the receivable balances related to contractual rent, rent recorded on a straight-line basis, and tenant reimbursements are considered to be uncollectible.

Offering Costs

In connection with the Company’s anticipated initial public offering, an affiliate of the Company has incurred legal, accounting, and related costs which will be reimbursed to such affiliate by the Company upon completion of such public offering. Such costs will be deducted from the gross proceeds of the public offering and recorded as a reduction of additional paid-in-capital. The public offering costs incurred through December 31, 2005 and December 31, 2004 are presented on the Consolidated Balance Sheets as deferred offering costs and accrued offering costs. The affiliate, not the Company, will pay these costs in the event such public offering is not consummated.

Deferred Financing Costs

Direct costs incurred in connection with obtaining financing are amortized over the respective term of the loan on a straight-line basis.

Class B and Class C Interests – Related Party

Effective July 1, 2004, REIT Holdings, was granted a Class B interest and a Class C interest in CBRE OP. The Class B interest will entitle REIT Holdings to distributions made by CBRE OP in an amount equal to (i) 20% of the distributions of earnings to the partners in excess of distributed earnings of 6%

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

per annum of the aggregate purchase price paid for all outstanding common partnership units in CBRE OP; and (ii) 20% of all net proceeds of any disposition of properties to be distributed to the partners after subtracting (x) the costs of such disposition, (y) the amount of equity capital invested in such property which has not been reinvested or returned to the partners, and (z) an amount equal to a 10% annual, uncompounded rate of return on such invested capital. The Class C interest will entitle REIT Holdings to a profits interest which has the right to receive distributions made by CBRE OP in amounts equal to (i) 3% of the aggregate distribution to the Class A partnership unit holders and the holder of the Class C interest, and (ii) up to 3% of the net sales proceeds upon liquidation of the assets of CBRE OP. The Class B interest is subject to redemption by the Company in the event of termination of the Investment Advisory agreement and the Class C interest is subject to conversion by the Company into Class A common partnership units upon such termination. In addition, a listing on a public exchange will be deemed a disposition of all properties for purposes of the Class B interest and trigger a conversion of the Class C interest into Class A common partnership units.

The Class B interest is an equity instrument issued to non-employees in exchange for services. Each reporting period, the Company determines the fair value of the Class B interest, records an allocation of earnings/(loss) to minority interest holder, and adjusts the minority interest balance to reflect the current period change in fair value, if any. Distributions paid on the Class B interest will be recognized as distributions paid to minority interest holder.

The Class C interest is an equity instrument issued to non-employees in exchange for services. Each reporting period prior to the measurement date, the Company determines the fair value of the Class C interest, records a related party fee expense, and adjusts the additional paid-in capital balance to reflect the current period expense, if any.

Loss Per Share

Basic loss per share is computed by dividing loss by the weighted average number of common shares outstanding during each period. The computation of diluted earnings per share further assumes the dilutive effect of stock options, stock warrants and contingently issuable shares, if any. In accordance with SFAS No. 128, “Earnings Per Share”, as the Company has recorded net losses for the year ended December 31, 2005 and for the period from July 1, 2004 (date of commencement) to December 31, 2004, the effect would be anti-dilutive and accordingly excluded from the earnings per share computation.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standard Board (“FASB”) issued SFAS No. 123 – Revised, “Shared Based Payment.” The statement establishes the standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. The statement focuses primarily on accounting for transactions in which an entity obtains employee services in share- based payment transactions. Under this method, a company records compensation expense for all awards it grants after the date it adopts the standard. In addition, public companies are required to record compensation expense for the unvested portion of previously granted awards that remain outstanding at the date of adoption. During 2005, the Securities and Exchange Commission deferred the effective date

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

of this statement until the first annual period beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on the Company’s financial position or results of operations.

In 2004, the FASB released EITF Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” Effective for general partners of all new limited partnerships formed and for existing limited partnerships for which the partnership agreements are modified, the guidance in this Issue is effective after June 29, 2005. For general partners in all other limited partnerships, the guidance in this Issue is effective no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005, and that application of either one of two transition methods described in the Issue would be acceptable. The adoption of this statement did not have a material impact on the Company’s financial position or results of operations.

In March 2005, the FASB issued SFAS No. 47, Accounting for Conditional Asset Retirement Obligations (“FIN 47”). FIN 47 clarifies guidance provided in SFAS No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”). The term asset retirement obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Entities are required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 was effective for fiscal years ending after December 15, 2005. The adoption of the interpretation did not have a material effect on the Company’s results of operations or financial condition.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections (“SFAS 154”) to replace APB Opinion No. 20, Reporting Accounting Changes in Interim Financial Statements (“APB 20”), SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine period specific effects or the cumulative effect of the change. SFAS 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of this statement is not expected to have a material effect on the Company’s results of operations or financial condition.

In June 2005, the Financial Accounting Standards Board issued Emerging Issues Task Force Abstract No. 05-06, Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination. (“EITF 05-06”) to address issues related to the amortization period for leasehold improvements acquired in a business combination or placed in service after and not contemplated at the beginning of the lease term. The Task Force reached a consensus that these types of leasehold improvements should be amortized over the shorter of the useful life of the assets on a term that includes required lease periods and renewals that are deemed to be reasonably assured at the date of the acquisition or the date the leasehold improvements are purchased. This consensus does not apply to preexisting leasehold improvements, but should be applied to leasehold improvements that are purchased or acquired in reporting periods beginning after June 29, 2005. The application of this consensus did not have a material impact on the Company’s results of operations or financial condition.

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

4.	Acquisitions of Real Estate

REMEC Corporate Campus (“REMEC”) was acquired for approximately $26,667,000, 300 Constitution Drive (“300 Constitution”) was acquired for approximately $19,806,000, Deerfield Commons I was acquired for approximately $19,577,000 and Deerfield Commons II was acquired for approximately $2,262,000 on September 15, 2004, November 3, 2004, June 21, 2005 and June 21, 2005, respectively. These property acquisitions are accounted for in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, site improvements, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above and below-market leases and the value of in-place leases and tenant relationships, if any, based in each case on their respective fair values.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

	REMEC	300 Constitution	Deerfield Commons I	Deerfield Commons II	Total
Land	$11,862	$5,591	$2,053	$2,262	$21,768
Site Improvements	—	—	916	—	916
Building and Improvements	8,932	13,826	7,784	—	30,542
Tenant Improvements	3,218	733	1,364	—	5,315
Acquired In-Place Leases	2,869	2,636	6,687	—	12,192
Above Market Lease Value	—	—	923	—	923
Below-Market Lease Value	(214)	(2,980)	(150)	—	(3,344)

Net Assets Acquired	$26,667	$19,806	$19,577	$2,262	$68,312

Building is depreciated over 39 years; Site Improvements over 15 years; Value of In-Place Leases, Above-Market Lease Values and Below-Market Lease Values, are amortized over the remaining lease terms at the time of acquisition of 151 months for REMEC and 101 months for 300 Constitution Drive and various months for Deerfield Commons I.

The following is a schedule of future amortization of acquisition related intangible assets for each of the next five years and thereafter as of December 31, 2005:

	In-Place Lease Value	Below-Market Lease Value	Above Market Lease Value
2006	$1,724,244	$391,965	$186,114
2007	1,710,014	391,965	181,031
2008	1,680,029	391,965	179,706
2009	1,680,029	391,965	179,706
2010	1,276,487	391,965	65,443
Thereafter	2,730,197	938,175	—

	$10,801,000	$2,898,000	$792,000

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

For the year ended December 31, 2005, the amortization of above and below-market lease values included in rental revenue were $(131,000) and $382,000, respectively, and the amortization of in-place lease value included in amortization expense was $1,272,000. During the period from July 1, 2004 (date of commencement) to December 31, 2004, the amortization of below-market lease value included in rental revenue was $64,000 and the amortization of in-place lease value included in amortization expense was $119,000.

5.	Debt

On November 29, 2005, the Company issued a note payable secured by Deerfield Commons I for $9,725,000. Interest only payments are due monthly for the first 60 months based on a 360-day year at a fixed annual rate of 5.23%. Payments totaling $53,582 (including principal and interest) are due monthly for the remaining 60 months of the loan term. L.J. Melody and Company, an affiliate of the Investment Advisor, received a mortgage loan origination fee of approximately $73,000 which was paid at the time the note was issued.

On March 10, 2005, the Company issued a note payable secured by 300 Constitution Drive for $12,000,000. Interest only payments are due monthly at a fixed rate of 4.84% per annum for the term of the note. The loan may be prepaid after January 2006 upon payment of a prepayment fee equal to the greater of yield maintenance on the note or 1% of the principal. The principal balance on the note is due on April 2012 and the loan can be extended for three years thereafter at a then current market rate. L.J. Melody and Company, an affiliate of the Investment Advisor, received a mortgage loan origination fee of $90,000 which was paid at the time the note was issued.

On October 25, 2004, the Company issued a note payable secured by REMEC Corporate Campus for $13,250,000. Interest only payments are due monthly at a fixed rate of 4.79% per annum for the term of the note. The loan may be prepaid upon payment of a prepayment fee equal to the greater of yield maintenance on the note or 1% of the principal. The principal balance on the note is due on November 2011. L.J. Melody and Company, an affiliate of the Investment Advisor, received a mortgage loan origination fee of approximately $112,000 which was paid at the time the note was issued.

The minimum principal payments due for the mortgage loans in each of the next five years and thereafter are as follows (in thousands):

2006	$—
2007	—
2008	—
2009	—
2010	—
Thereafter	34,975

$34,975

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

6.	Minimum Future Rents Receivable

The following is a schedule of minimum future rentals to be received on non-cancelable operating leases as of December 31, 2005 (in thousands):

2006	$4,935
2007	5,008
2008	5,078
2009	5,131
2010	4,632
Thereafter	17,894

$42,678

7.	Concentrations

Rental Revenue Concentrations

All of the Company’s rental revenues and tenant reimbursements, totaling approximately $1,033,000 for the period ended December 31, 2004, were generated from two tenants. REMEC Defense and Space Incorporated, the tenant in REMEC Corporate Campus, accounted for approximately $630,000, or 61%, of total revenues; and Chadwick’s of Boston, Incorporated, the tenant in 300 Constitution Drive, accounted for approximately $403,000, or 39%, of total revenues. The leases under which the tenants occupy the properties expire in April 2017 for the tenant in REMEC and March 2013 for the tenant in 300 Constitution.

For the year ended December 31, 2005, the tenant in REMEC Corporate Campus accounted for approximately $2,479,000 or 45% of total revenues; and the tenant in 300 Constitution Drive accounted for approximately $1,923,000 or 35% of total revenues.

Geographic Concentrations

At December 31, 2005, the Company owned four real estate investments, REMEC, located in San Diego, California, 300 Constitution, located in Taunton, Massachusetts, and Deerfield Commons I and Deerfield Commons II located in Alpharetta, Georgia.

Concentrations of Credit Risk

The Company has a single tenant property, REMEC Corporate Campus, which is leased and occupied by REMEC Defense & Space, Inc. (a subsidiary of Chelton Microwave Corporation, its parent, in the United States of America) which represents a concentration of credit risk. The REMEC Defense & Space, Inc. lease is guaranteed by Chelton Microwave Corporation as of the close of its acquisition of REMEC Defense & Space, Inc. in June of 2005. The consolidated condensed financial information of Chelton Microwave Corporation as of December 31, 2005 and for the year then ended, and of REMEC Defense & Space, Inc. as of December 31, 2004 and for the year then ended, are as follows (dollars in thousands).

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

Consolidated Condensed Balance Sheet Information (Unaudited):

	2005	2004
Current Assets	$144,829	$51,585
Non Current Assets	387,662	17,668
Current Liabilities	375,145	16,690
Net Equity	157,346	52,563

Consolidated Condensed Statements of Operations Information (Unaudited):

	2005	2004
Net Revenue	$238,314	$99,553
Operating Income	55,150	16,306
Net Income	17,439	9,590

8.	Asset Management and Other Fees to Related Parties

Pursuant to the agreement between the Company, CBRE OP and the Investment Advisor, (the “Advisory Agreement”), the Investment Advisor and its affiliates will perform services relating to the Company’s anticipated initial public offering and the management of its assets. Items of compensation and equity participation are as follows:

Initial Administration Fee

The Investment Advisor receives 1% of gross equity raised in offerings. For the period ended December 31, 2004, approximately $569,000 has been paid and has been reflected as a reduction to gross proceeds received from the initial private offerings of common shares. No additional equity has been raised during the year ended December 31, 2005.

Investment Management Fee to Related Party

The Investment Advisor receives an annual fee equal to 0.75% of the book value of the total assets, as defined in the Advisory Agreement, based on the assets of CBRE OP. The investment management fee is calculated monthly based on the average of total assets, as defined, during such period. For the periods ended December 31, 2005 and December 31, 2004, approximately $603,000 and $230,000, respectively, of investment management fees were incurred.

Affiliate Equity Investment

During 2004, CBRE Investors purchased 225,000 common shares of beneficial interest in the Company for $9.70 per share in a private placement. During the period ended December 31, 2005, CBRE Investors sold 6,784 shares to employees and related parties.

During 2004, REIT Holdings purchased 25,000 common partnership units in CBRE OP at $9.70 per unit in a private placement. In exchange for the services provided to the Company, REIT Holdings was granted a Class B limited partnership interest and a Class C limited partnership interest in CBRE OP

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

(see Note 2). For the periods ended December 31, 2005 and 2004, REIT Holdings earned approximately $459,000 and $197,000, respectively, relating to its Class C limited partnership interest in CBRE OP. Included in minority interest is $7,000 and $3,000 for the changes in fair value of the Class B interest during the year ended December 31, 2005 and the period from July 1, 2004 (date of commencement) to December 31, 2004, respectively.

Management Services

Affiliates of the Investment Advisor may also provide leasing, brokerage, property management, or mortgage banking services for the Company. For the periods ended December 31, 2005 and 2004, L.J. Melody & Company, an affiliate of the Investment Advisor, received mortgage loan origination fees of approximately $163,000 and $112,000, respectively, which were paid at the time the notes were issued. For the year ended December 31, 2005, CB Richard Ellis Inc., an affiliate of the Investment Advisor, received property management fees of approximately $6,200.

9.	Equity Incentive Plan and Performance Bonus Plan

Equity Incentive Plan

The Company has adopted a 2004 equity incentive plan. The purpose of the 2004 equity incentive plan is to provide the Company with the flexibility to use share options and other awards to provide a means of performance-based compensation. Key employees, directors, trustees, officers, advisors, consultants or other personnel of the Company and its subsidiaries or other persons expected to provide significant services to the Company or its subsidiaries, including employees of the Investment Advisor, would be eligible to be granted share options, restricted shares, phantom shares, distribution equivalent rights and other share-based awards under the 2004 equity incentive plan. No awards of any kind have been made under this plan during the periods ended December 31, 2005 and December 31, 2004.

Performance Bonus Plan

The Company has adopted a 2004 performance bonus plan. Annual bonuses under the Company’s 2004 performance bonus plan are awarded by the Company’s Compensation Committee to selected key employees based on corporate factors or individual factors (or a combination of both). Subject to the provisions of the 2004 performance bonus plan, the Compensation Committee will (i) determine and designate those key employees to whom bonuses are to be granted; (ii) determine, consistently with the 2004 performance bonus plan, the amount of the bonus to be granted to any key employee for any performance period; and (iii) determine, consistently with the 2004 performance bonus plan, the terms and conditions of each bonus. Bonuses may be so awarded by the Compensation Committee prior to the commencement of any performance period, during or after any performance period. No bonus shall exceed 200% of the key employee’s aggregate salary for the year. The Compensation Committee may provide for partial bonus payments at target and other levels. Corporate performance hurdles for bonuses may be adjusted by the Compensation Committee in its discretion to reflect (i) dilution from corporate acquisitions and share offerings, and (ii) changes in applicable accounting rules and standards. The Compensation Committee may determine that bonuses shall be paid in cash or shares or other equity-based grants, or a combination thereof. The Compensation Committee may also provide that any such share grants be made under the Company’s 2004 equity incentive plan or any other equity-based

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

plan or program the Company may establish. The Compensation Committee may provide for programs under which the payment of bonuses may be deferred at the election of the employee. No bonuses were awarded and no bonus related expenses were incurred by the Company during the periods ended December 31, 2005 and December 31, 2004.

10.	Shareholders’ Equity

Under our declaration of trust, we have the authority to issue a total of 1,000,000,000 shares of beneficial interest of the total shares authorized. 990,000,000 shares are designated as common shares with a plan value of $0.01 per share and 10,000,000 shares are designated as preferred shares.

During the period from July 1, 2004 (date of commencement) to December 31, 2004, the Company issued 5,818,799 common shares of beneficial interest. Funds from the sale of shares were subsequently invested in CBRE OP, with the Company holding 5,818,799 common operating partnership units of CBRE OP. REIT Holdings, an affiliate of the Investment Advisor, holds 25,000 common partnership units which creates the minority interest balance upon consolidation. CBRE OP has three classes of interest entitled the “Class A Interest,” (common partnership units), the “Class B Interest” and the “Class C Interest.” Common partnership units or new classes of Partnership Interests may be issued to newly admitted partners in exchange for the contribution by such partners of cash, real estate partnership interests, stock, notes or other assets or consideration. A Class B Interest and a Class C Interest were issued to REIT Holdings. The Class B Interest held by REIT Holdings is entitled to certain distributions, as described in Note 2, and is subject to certain transfer restrictions. The Class C Interest held by REIT Holdings is also entitled to certain distributions, as described in Note 2, and is subject to certain transfer restrictions.

11.	Distributions

Earnings and profits, which determine the taxability of distributions to stockholders, will differ from income reported for financial reporting purposes due to the differences for federal income tax purposes including the treatment of loss on extinguishment of debt, revenue recognition, compensation expense and in the basis of depreciable assets and estimated useful lives used to compute depreciation.

On December 16, 2004, the Company declared a distribution to common stockholders of record and its Operating Partnership declared a distribution to Unit holders of record, in each case as of December 31, 2004, of $0.096 per common share and Unit, for the six months ended December 31, 2004. These distributions were paid on January 19, 2005. During the quarters ended March 31, June 30, September 30, and December 31, 2005, the Company and Operating Partnership declared $0.10, $0.10, $0.15 and $0.15 per share distributions payable, respectively. The December 31, 2005 distributions were paid on January 20, 2006.

The following table reconciles the distributions declared per common share to the distributions paid per common share during the period ended December 31, 2005 and the period ended December 31, 2004:

	2005	2004
Distributions declared per common share	$0.500	$0.096
Less: Distributions declared in the current period, and paid in the subsequent period	(0.150)	(0.096)
Add: Distributions declared in the prior year, and paid in the current year	0.096	—

Distributions paid per common share	$0.446	$0.000

CB RICHARD ELLIS REALTY TRUST

Notes to Consolidated Financial Statements

July 1, 2004 (date of commencement) to December 31, 2004 and

For the Year Ended December 31, 2005

The income tax treatment for distributions reportable for the year December 31, 2005 and for the period ended December 31, 2004 as identified above, were as follows (unaudited):

	2005		2004
Ordinary Income	$0.26	51.6%	$0.096	100.0%
Return of capital	0.24	48.4%	0.000	0.0%

	$0.50	100.0%	$0.096	100.0%

12.	Fair Value of Financial Instruments

The carrying amounts for cash, cash equivalents, accounts and other receivables, as well as accounts payable and accrued expenses approximate their fair value because of the short-term nature of these instruments. The fair value of long-term debt was estimated based on current interest rates available to the Company for debt instruments with similar terms.

The following table summarizes our financial instruments and their calculated fair value (dollars in thousands):

	Book Value		Fair Value
Financial Instrument	2005	2004	2005	2004
Notes payable	$34,975	$13,250	$34,427	$13,250

13.	Subsequent Event

On January 9, 2006, a wholly owned subsidiary of CBRE OP acquired the assets of Telecom Commerce Associates, Ltd., Telecom Commerce II, Ltd. and Millennium Associates, Ltd. (collectively “Texas Portfolio”) for approximately $18,250,000.

Also during the period January 2006 through April 2006, CBRE Investors sold 15,096 common shares of beneficial interest in the Company to some of its employees for $9.70 per share in a private placement that reduced its holding to 203,120 common shares of beneficial interest.

Schedule III – Properties and Accumulated Depreciation Through December 31, 2005 (in Thousands)

	REMEC	300 Constitution	Deerfield Commons I	Deerfield Commons II
Encumbrances, net	$13,250	$12,000	$9,725	$—
Initial Cost to the real estate entity that acquired property:
Land	11,862	5,591	2,053	2,262
Site Improvements	—	—	916	—
Building and Improvements	8,932	13,826	7,784	—
Tenant Improvements	3,218	733	1,364	—
Value of In Place Leases	2,869	2,636	6,687	—
Above Market Leases	—	—	923	—
Below Market Leases	(214)	(2,980)	(150)	—

Total Costs	$26,667	$19,806	$19,577	$2,262
Accumulated Depreciation and Amortization	(899)	(467)	(1,130)	—
Date Construction Completed	N/A	N/A	N/A	N/A

Investment in real estate:
	December 31, 2005	December 31, 2004
Balance, beginning of period	$46,372	$—
Additions during the period
Acquisitions through foreclosure	—	—
Acquisitions	21,940	46,372
Improvements	—	—

Balance, end of the period	$68,312	$46,372

Accumulated depreciation related to investments in real estate
	December 31, 2005	December 31, 2004
Balance, beginning of period	$(270)	$—
Additions during the period	(2,226)	(270)
Deductions during the period	—	—

Balance, end of the period	$(2,496)	$(270)

The aggregate gross cost of our investments in real estate for federal income tax purposes approximated 68.4 million and 46.5 million as of December 31, 2005 and December 31, 2004.

Report of Independent Registered

Public Accounting Firm

Board of Trustees of

CB Richard Ellis Realty Trust:

We have audited the accompanying statement of revenues and certain expenses of Deerfield Commons (the “Property”), for the year ended December 31, 2004. This statement is the responsibility of the Property’s management (“Management”). Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Management’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses. This statement is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1, of the Property for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Los Angeles, California

May 20, 2005

DEERFIELD COMMONS

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Period from January 1, 2005 to March 31, 2005	Year Ended December 31, 2004
	(Unaudited)
Revenues:
Rental Revenue	$412,919	$1,555,177
Tenant Reimbursements	178,777	631,663
Other	7,642	13,537

Total Revenues	599,338	2,200,377

Certain Expenses:
Rental Property Operating and Maintenance	126,230	481,317
Property Taxes	55,020	155,297
Insurance	4,284	18,734
General and Administrative	54,978	182,809

Total Certain Expenses	240,512	838,157

Revenues in Excess of Certain Expenses	$358,826	$1,362,220

See accompanying notes to statements of revenues and certain expenses

DEERFIELD COMMONS

Notes to Statements of Revenues and Certain Expenses for the

Year Ended December 31, 2004

1.	BASIS OF PRESENTATION

The accompanying statements of revenues and certain expenses relate to the operations of Deerfield Commons (the “Property). The property is located in Alpharetta, Georgia, and includes a multi-tenant commercial office building of approximately 121,000 square feet and a commercially-zoned land parcel of approximately 10.057 acres.

On June 15, 2005, a wholly owned subsidiary of CBRE Operating Partnership, L.P. (the “Buyer”) acquired the assets of Deerfield Commons I, LLC (the “Seller”) for approximately $19,577,000 (the “Acquisition”). In addition, the buyer also purchased an entitled land parcel from Deerfield Park, LLC (a related party of the seller) for approximately $2,262,000. The vacant land parcel did not have any operating activity of substance for inclusion in this statement of revenues and certain expenses.

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, is not representative of the actual results of operations of the Property for the year ended December 31, 2004, due to the exclusion of depreciation, amortization, interest, U.S. Federal and State income taxes, and other costs not directly related to the proposed future operations of the Property, which may not be comparable to the future operations of the Property.

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Revenue Recognition—All leases are classified as operating leases with minimum rents, free rent periods (rent holidays) and any other lease inducements recognized on a straight-line basis over the terms of the leases.

Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period in which the expenses are incurred.

Lease termination fees, if any, are recognized when the related leases are canceled and the landlord has no continuing obligation to provide services to such former tenants.

Use of Estimates—Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statement of revenues and certain expenses of the Property in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Depreciation and Amortization—Historical depreciation and amortization expense is excluded from the accompanying statement of revenues and certain expenses of the Property as such amounts will not be comparable after the Acquisition due to purchase accounting.

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Repairs and maintenance are charged to expense as incurred.

DEERFIELD COMMONS

Notes to Statements of Revenues and Certain Expenses for the

Year Ended December 31, 2004

Amortization of deferred loan costs and the interest expense on the Seller’s mortgage note payable associated with the Property have also been excluded from the accompanying statement because the mortgage note payable is not being assumed by the Buyer in the Acquisition.

3.	MINIMUM FUTURE LEASE RENTALS

The Property is subject to various non-cancelable operating lease agreements with tenants. As of December 31, 2004, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

Year Ending December 31
2005	$1,572,619
2006	1,397,103
2007	1,421,647
2008	1,425,170
2009	1,467,805
Thereafter	1,879,425

$9,163,769

The leases also generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are not included in the future minimum amounts above.

4.	TENANT CONCENTRATIONS

For the year ended December 31, 2004, rent and tenant reimbursements from the three primary tenants of the Property represent approximately 48%, 17%, and 12%, respectively, of the Property’s total rental revenues and tenant reimbursements, under leases which expire in 2010, 2005, and 2012, respectively.

5.	RELATED PARTY TRANSACTIONS

Hines Management Inc. (“Hines”), the general partner of Deerfield Commons I, LLC, provides property management, leasing and development management services to the Property.

Hines is entitled to property management fees calculated based on 3% of the gross cash receipts of the Property, paid on a monthly basis. In addition, Hines is reimbursed for compensation paid to certain of its employees and direct out-of-pocket expenses. For the year ended December 31, 2004, Hines earned property management fees under this agreement of $69,958 from the Property. In addition, for the year ended December 31, 2004, Hines was reimbursed $127,658 from the Property, representing primarily the cost of on-site property management personnel incurred on behalf of the Property. These property management fees and expense reimbursements are included in general and administrative expense and rental property operating and maintenance expense, respectively.

6.	COMMITMENTS AND CONTINGENCIES

The Property is subject to legal claims in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims would not have a material impact on the Property’s results of operations.

DEERFIELD COMMONS

Notes to Statements of Revenues and Certain Expenses for the

Year Ended December 31, 2004

In connection with the ownership and operation of the real estate property, the Property may be potentially liable for costs and damages related to environmental matters, including asbestos-containing materials. The Property has not been notified by any governmental authority of any noncompliance, liability or other claim and the Property is not aware of any other environmental condition that management believes will have a material adverse effect on the Property’s results of operations.

7.	UNAUDITED INTERIM FINANCIAL INFORMATION

The statement of revenues and certain expenses as of and for the three months ended March 31, 2005 is unaudited. In the opinion of management, such statement reflects all adjustments necessary for fair presentation of the results of this interim period. All such adjustments are of a normal recurring nature.

Report of Independent Registered

Public Accounting Firm

Board of Trustees of

CB Richard Ellis Realty Trust:

We have audited the accompanying combined statement of revenues and certain expenses of Texas Portfolio (the “Property”), for the year ended December 31, 2005. This statement is the responsibility of the Property’s management (“Management”). Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Management’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by Management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenues and certain expenses. This statement is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1, of the Property for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 10, 2006

TEXAS PORTFOLIO

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

Year Ended December 31, 2005
Revenues:
Rental Revenue	$1,280,199
Tenant Reimbursements	428,322
Other	3,972

Total Revenues	1,712,493

Certain Expenses:
Rental Property Operating and Maintenance	134,962
Property Taxes	300,847
Insurance	28,970
General and Administrative	66,455

Total Certain Expenses	531,234

Revenues in Excess of Certain Expenses	$1,181,259

See accompanying notes to combined statements of revenues and certain expenses

TEXAS PORTFOLIO

Notes to Combined Statement of Revenues and Certain Expenses for the

Year Ended December 31, 2005

1.	BASIS OF PRESENTATION

The accompanying combined statement of revenues and certain expenses relate to the operations of Texas Portfolio (the “Property”). The Property is made up of three multi-tenant office/warehouse buildings two of which are located at the Telecom Commerce Center in Richardson, Texas and are approximately 120,000 and 73,112 square feet and the other building is located at the Millennium Business Center in Allen, Texas and is approximately 100,000 square feet.

On January 9, 2006, a wholly owned subsidiary of CBRE Operating Partnership, L.P. (the “Buyer”) acquired the assets of Telecom Commerce Associates, Ltd., Telecom Commerce II, Ltd., and Millennium Associates, Ltd. (the “Seller”) for approximately $18,250,000 (the “Acquisition”).

The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and, accordingly, are not representative of the actual results of operations of the Property for the year ended December 31, 2005 due to the exclusion of depreciation, amortization, interest, U.S. Federal and State income taxes, and other costs which may not be comparable to the future operations of the Property.

Management is not aware of any material factors relating to the Property other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Revenue Recognition—All leases are classified as operating leases with minimum rents, free rent periods (rent holidays) and any other lease inducements recognized on a straight-line basis over the terms of the leases.

Tenant reimbursements for real estate taxes, common area maintenance and other recoverable costs are recognized in the period in which the expenses are incurred.

Lease termination fees, if any, are recognized when the related leases are canceled and the landlord has no continuing obligation to provide services to such former tenants.

Use of Estimates—Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statements of revenues and certain expenses of the Property in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Depreciation and Amortization—Historical depreciation and amortization expense is excluded from the accompanying statements of revenues and certain expenses of the Property as such amounts will not be comparable after the Acquisition due to purchase accounting.

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset. Repairs and maintenance are charged to expense as incurred.

Amortization of deferred loan costs and the interest expense on the Seller’s mortgage note payable associated with the Property have also been excluded from the accompanying statement because the mortgage note payable is not being assumed by the Buyer in the Acquisition.

TEXAS PORTFOLIO

Notes to Combined Statement of Revenues and Certain Expenses for the

Year Ended December 31, 2005

3.	MINIMUM FUTURE LEASE RENTALS

The Property is subject to various non-cancelable operating lease agreements with tenants. As of December 31, 2005, the minimum future cash rents receivable under noncancelable operating leases in each of the next five years and thereafter are as follows:

Year Ending December 31
2006	$1,387,448
2007	991,412
2008	924,246
2009	568,624
20010	369,002
Thereafter	827,136

$5,067,868

The leases also generally require reimbursement of the tenant’s proportional share of common area, real estate taxes and other operating expenses, which are not included in the future minimum amounts above.

4.	TENANT CONCENTRATIONS

For the year ended December 31, 2005, rent and tenant reimbursements from the three primary tenants of the Property represent approximately 18%, 21% and 18%, respectively, of the Property’s total rental revenues and tenant reimbursements, under leases which expire in 2010, 2009, and 2006, respectively.

5.	RELATED PARTY TRANSACTIONS

JSC Realty Services Inc. (“JSC”), the general partner of Telecom Commerce Associates, Ltd., Telecom Commerce II, Ltd., and Millennium Associates, Ltd., provides property management, leasing and development management services to the Property.

JSC is entitled to property management fees calculated based on 3.5% of gross cash receipt collections from rents, additional rents and escalations of the Property. In addition, JSC is reimbursed for direct expenses that benefit the Property including compensation paid to certain of its employees. For the year ended December 31, 2005, JSC earned property management fees under this agreement of $50,292 from the Property. In addition, for the year ended December 31, 2005, JSC was reimbursed $4,871 from the Property, representing primarily the cost of on-site property management personnel incurred on behalf of the Property. These property management fees and expense reimbursements are included in general and administrative expense and rental property operating and maintenance expense, respectively.

6.	COMMITMENTS AND CONTINGENCIES

The Property is subject to legal claims in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims would not have a material impact on the Property’s results of operations.

In connection with the ownership and operation of the real estate property, the Property may be potentially liable for costs and damages related to environmental matters, including asbestos-containing materials. The Property has not been notified by any governmental authority of any noncompliance, liability or other claim and the Property is not aware of any other environmental condition that management believes will have a material adverse effect on the Property’s results of operations.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables (“Tables”) provide information relating to the real estate investment programs sponsored by CBRE Investors and its affiliates, all of which have investment objectives similar to ours. CBRE Investors’ previous programs and investments were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations in which CBRE REIT will be subject. In addition, CB Richard Ellis Realty Trust, or CBRE REIT, is CBRE Investors’ first publicly-offered investment program and CBRE Investors has never operated a REIT before. Because of these facts, investors in CBRE REIT should not assume that the prior performance of CBRE Investors will be indicative of CBRE REIT’s future performance.

The Tables below provide information on the performance of a number of private programs of CBRE Investors. This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the Tables. In addition, you may not experience any return on your investment. If you purchase our shares, you will not acquire any ownership in any of the programs to which the Tables relate.

The following tables are included herein:

TABLE I Experience in Raising and Investing Funds

TABLE II Compensation to Sponsor

TABLE III Operating Results of Prior Programs

TABLE IV Results of Completed Programs

TABLE V Sales or Disposals of Properties.

Additional information relating to the acquisition of properties by CBRE Investors’ prior programs is contained in Table VI, which is included in Part II of the registration statement of which this prospectus is a part, which CBRE REIT has filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request. See also “Questions and Answers About this Offering.”

Our determination as to which of CBRE Investors’ prior programs have investment objectives similar to ours was based primarily on the type of real estate in which the programs invested, whether through acquisitions or development of properties. Generally, we consider programs invested primarily in office, retail, multi-family and industrial properties to have investment objectives similar to ours. We consider programs with investments primarily in residential or resort properties not to have investment objectives similar to ours.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of CBRE Investors as a sponsor in raising and investing funds in programs for which the offerings have closed since July 1998. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested.

	As of December 31, 2005
	Retail Enhancement Fund	Strategic Partners I	Strategic Partners II	Strategic Partners III	Global Innovation Partners	Strategic Partners IV	Strategic Partners UK I	Partenaires Bureaux	Commerces Rendement	Strategic Partners UK II	Dynamique Bureaux
Dollar amount committed	42,500,000	324,010,000	300,900,000	498,000,000	652,945,789	1,172,446,000	39,000,000	22,053,447	50,795,666	392,836,848	67,355,725
Dollar amount raised	38,721,000	324,010,000	300,900,000	362,700,000	652,945,789	19,182,000	38,881,447	22,053,447	31,465,821	54,783,382	16,838,931
Percentage amount raised (to committed)	91.00%	100.00%	100.00%	73.00%	100.00%	2.00%	100.00%	100.00%	62.00%	13.90%	25.00%
Less offering expenses:
Selling commissions	—	—	—	—	—	—	—	—	—	—	—
Organizational expenses – $	—	500,000	500,000	600,000	215,000	600,000	227,560	130,062	210,172	600,000	318,777
Organizational expenses – %	—	0.15%	0.17%	0.12%	0.03%	0.05%	0.58%	0.59%	0.41%	0.15%	0.47%
Reserves									—		—
Percent available for investment	100.00%	99.85%	99.83%	99.88%	99.97%	99.95%	99.42%	99.41%	99.59%	99.85%	99.53%
Acquisition & development costs:
Prepaid items & fees	—	—	—	—	—	—	—	—	—	—	—
Purchase price – $	114,568,944	525,595,746	466,165,100	527,616,000	1,093,607,627	72,939,000	153,811,490	61,908,370	47,465,582	442,171,127	52,129,431
Purchase price – %	295.88%	162.22%	154.92%	145.47%	167.49%	380.25%	395.59%	280.72%	150.85%	807.13%	309.58%
Acquisition fees – $	313,056	—	—		—	—	—	760,087	1,116,516	—	791,317
Acquisition fees – %	0.81%	0.00%	0.00%	0.00%	0.00%	0.00%	—	3.45%	3.55%	0.00%	4.70%
Other capitalized costs	31,635,351	90,481,254	68,862,900	46,552,000	43,745,872	110,000	3,192,123	13,079,421	6,402,815	19,025,231	3,086,180
Other capitalized costs – %	81.70%	27.93%	22.89%	12.83%	6.70%	0.57%	8.21%	59.31%	20.35%	34.73%	18.33%
Total acq & dev costs $ (a)	146,517,351	616,077,000	535,028,000	574,168,000	1,137,353,499	73,049,000	157,003,613	75,747,878	54,984,913	461,196,358	56,006,928
Total acq & dev costs – %	378.39%	190.14%	177.81%	158.30%	174.19%	380.82%	403.80%	343.47%	174.74%	841.85%	332.60%
Percent leveraged	74.00%	47.00%	44.00%	37.00%	43.00%	74.00%	75.00%	71.00%	43.00%	88.00%	70.00%
Date offering Began	Jul-98	Mar-99	Mar-01	Feb-03	Feb-01	May-05	Aug-01	Sep-01	Nov-03	Sep-04	May-05
Closing Date	Jul-98	Apr-00	Dec-01	Dec-03	Feb-01	Dec-05	Oct-03	Oct-01	Mar-04	Jul-05	Dec-05
Length of offering	n/a	14 Months	10 months	11 months	n/a	8 months	25 months	6 months	4 months	11 months	7 months
Months to invest 90% of amount available for investment	20 months	23 months	21 months	continuing	43 months	continuing	25 months	1 year	NA	N/A	N/A

(a)	Total acquisition and development costs include both debt-and equity-financed payments.

TABLE II

COMPENSATION TO SPONSOR

Table II summarizes the amount and type of compensation paid to CBRE Investors and its affiliates during the periods presented ending December 31, 2005 in connection with the ongoing operations of Prior Programs, the offerings of which have closed since July 1998.

	As of December 31, 2005
	Retail Enhancement Fund	Strategic Partners I	Strategic Partners II	Strategic Partners III	Strategic Partners IV	Global Innovation Partners	Strategic Partners UK I	Partenaires Bureaux	Commerces Rendement	Strategic Partners UK II	Dynamique Bureaux
Date offering commenced	Jul-98	Mar-99	Mar-01	Feb-03	May-05	Feb-01	Aug-01	Sep-01	Nov-03	Sep-04	May-05
Dollar amount raised	$38,721,000	$324,010,000	$300,900,000	$362,700,000	$19,182,000	$652,945,789	$38,881,447	$22,053,447	$31,465,821	$54,783,382	$16,838,931
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—	—	—	—	—	—	—
Acquisition fees	313,056	—	—	—	—	—	—	760,087	1,116,516	—	791,317
Real estate commissions paid to affiliate	—	1,025,537	—	—	—	1,689,395	—	—	—	—	—
Advisory fees	—	—	—	—	—	—	—	—	—	—	—
Loan Origination Fees	—	826,628	—	448,000	—	—	—	—	—	—	—

Dollar amount of cash generated from operations before deducting payments to sponsor (a)	$4,307,888	$83,107,296	$40,197,057	$12,630,000	$1,150,000	$96,721,344	$18,893,208	$(5,552,790)	$(1,311,864)	$1,044,447	$(330,999)

Amount paid to sponsor from operations:
Property mgmt fees	$—	$2,546,662	$1,178,508	$587,000	$—	$999,264	$329,150	$—	$—	$14,966	$—
Construction supervision fees	—	793,387	550,951	200,000	—	60,750	—	—	—	—	—
Partnership & asset mgmt fees	701,630	18,548,941	8,945,479	9,770,000	862,000	29,880,399	3,464,808	2,215,404	697,944	3,248,945	189,520
Reimbursements	—	3,467,731	2,355,824	1,074,000	—	407,130	—	—	—	3,899	13,276
Leasing commissions	—	4,793,575	5,791,295	2,068,000	—	1,790,801	—	377,853	—	24,029	—
Other Fees	—	—	—	—	—	—	846,125	2,134	—	—	—

Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor(b)	$24,076,398	$503,585,975	$454,606,269	$35,295,000	$—	$608,111,443	$59,065,200	$64,581,069	$—	$—	$—
Cash	—	—	—	—	—	—	—	—	—	—	—
Notes	—	—	—	—	—	—	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions paid to affiliate	$—	$3,217,704	$2,139,000	$—	$—	$—	$—	$41,970	$—	$—	$—
Advisory disposition fees	$39,132	$—	$—	$—	$—	$—	$—	$2,814,179	$—	$—	$—
LP Incentive interest held by Advisor	$—	$10,737,166	$17,219,876	$—	$—	$—	$—	$—	$—	$—	$—

(a)	Derived by adding the fees listed below this caption in the table to the operating cash flow, even though not all of the fees were necessarily paid out of operating cash flow; certain fees may have been paid out of loan proceeds.
(b)	Derived by adding the fees listed below this caption in the table to the cash generated from property sales.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of the Prior Programs, the offerings of which have closed during the eight years ended December 31, 2005.

	Retail Enhancement Fund 2000	Retail Enhancement Fund 2001	Retail Enhancement Fund 2002	Retail Enhancement Fund 2003	Retail Enhancement Fund 2004	Strategic Partners I 2000	Strategic Partners I 2001	Strategic Partners I 2002	Strategic Partners I 2003	Strategic Partners I 2004	Strategic Partners I 2005
Gross revenues	15,130,252	15,743,311	15,882,538	13,143,044	2,119,800	13,052,000	42,175,000	55,364,000	52,810,000	34,254,000	17,488,000
Profit (loss) on sale of properties	—	—	—	—	—	—	452,000	9,343,000	35,165,000	4,627,000	80,738,000
Less: Operating expenses	(8,373,604)	(8,387,681)	(9,427,465)	(8,016,975)	(1,684,820)	(7,189,000)	(19,523,000)	(26,368,000)	(27,187,000)	(23,252,000)	(11,582,000)
Interest expense	(6,212,701)	(5,867,521)	(5,192,338)	(2,933,928)	(430,172)	(4,260,000)	(8,265,000)	(10,594,000)	(10,316,000)	(7,785,000)	(2,167,000)
Unrealized appreciation (depreciation)	1,406,257	(1,811,549)	(17,956,918)	—		20,457,000	4,900,000	25,884,000	(13,462,000)	12,999,000	(55,908,000)
Other gain (loss)	—	—	—	2,297,287	(1,083,509)	—	—	—	—	—	—

Net income (loss) GAAP basis	1,950,204	(323,440)	(16,694,183)	4,489,428	(1,078,701)	22,060,000	19,739,000	53,629,000	37,010,000	20,843,000	28,569,000

Taxable income (loss):
From operations	(724,575)	(545,212)	(611,663)	6,773,947	(204,309)	552,974	10,318,876	14,747,059	22,390,755	405,082	(25,162,501)
From gain (loss) on sale	—	—	—	6,602,969	(4,022,739)	—	—	4,261,775	24,732,342	7,818,294	121,541,509

Net Income (loss) Tax basis	(724,575)	(545,212)	(611,663)	13,376,916	(4,227,048)	552,974	10,318,876	19,008,834	47,123,097	8,223,376	96,379,008

Cash generated (deficiency) from operations	1,066,688	5,274,623	(77,626)	(3,333,394)	(327,225)	1,259,000	13,573,000	17,393,000	10,518,000	9,155,000	1,059,000
Cash generated from sales	—	—	—	24,037,266		—	4,212,000	29,085,000	111,376,448	54,372,566	285,333,091
Cash generated from refinancing & other	—	—	—	1,169,503	9,666,893	4,625,000	2,282,000	3,355,000	874,000	3,623,000	—

Total cash generated from operations, acquisitions, sales and refinancing	1,066,688	5,274,623	(77,626)	21,873,375	9,339,668	5,884,000	20,067,000	49,833,000	122,768,448	67,150,566	286,392,091

Less cash distributions to investors:
From operating cash flow	—	—	—	—	—	—	(11,000,000)	(17,393,000)	(10,518,000)	(9,155,000)	(1,059,000)
From sales and refinancing	—	—	—	(17,790,000)	(10,000,000)	—	—	(36,827,000)	(61,186,167)	(80,045,000)	(262,941,000)

Cash generated (deficiency) after cash distributions	1,066,688	5,274,623	(77,626)	4,083,375	(660,332)	5,884,000	9,067,000	(4,387,000)	51,064,281	(22,049,434)	22,392,091

Special items (not including sales & refinancing)
Periodic principal payments and loan fees	(481,375)	(615,582)	(2,167,629)	(729,063)	—	(1,812,000)	(1,740,000)	(1,495,000)	(3,108,000)	(3,195,000)	(367,000)
Additions to real estate	(208,577)	(5,054,008)	(559,210)	(3,803,836)	—	—	—	—	(20,320,000)	—	(25,085,000)
Other	—	—	(71,625)	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	376,736	(394,967)	(2,876,090)	(449,524)	(660,332)	4,072,000	7,327,000	(5,882,000)	27,636,281	(25,244,434)	(3,059,909)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results	(27)	(14)	(16)	175	(5)	10	54	47	69	1	(78)
Ordinary income (loss): from operations from recapture	—	—	—	—	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	171	(104)	—	—	13	76	24	375

Total taxable income (loss)	(27)	(14)	(16)	346	(109)	10	54	60	145	25	297

Cash Distributions to Investors Source (GAAP)
from investment income	—	—	—	—	—	—	(58)	(127)	(90)	(72)	(192)
from return of capital	—	—	—	(459)	(258)	—	—	(45)	(131)	(203)	(622)

Total Distributions on GAAP Basis	—	—	—	(459)	(258)	—	(58)	(172)	(221)	(275)	(814)

Source—Cash Basis
Sales	—	—	—	(459)	—	—	—	(117)	(189)	(247)	(812)
Refinancing	—	—	—	—	—	—	—	—	—	—	—
Operations	—	—	—	—	—	—	(58)	(55)	(32)	(28)	(3)
Other	—	—	—	—	(258)	—	—	—	—	—	—

Total Distributions on Cash Basis	—	—	—	(459)	(258)	—	(58)	(172)	(221)	(275)	(815)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table					0%						3%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of the Prior Programs, the offerings of which have closed during the eight years ended December 31, 2005.

	Strategic Partners II 2002	Strategic Partners II 2003	Strategic Partners II 2004	Strategic Partners II 2005	Strategic Partners III 2003	Strategic Partners III 2004	Strategic Partners III 2005	Global Innov. Partner Fund 2001	Global Innov. Partner Fund 2002	Global Innov. Partner Fund 2003	Global Innov. Partner Fund 2004	Global Innov. Partner Fund 2005	Strategic Partners IV 2005
Gross revenues	6,851,000	48,037,000	43,995,000	32,507,000	—	9,867,000	42,292,000	12,000	22,096,000	57,958,000	81,194,000	27,217,000	247,000
Profit (loss) on sale of properties	—	—	52,723,000	123,950,000	—	2,128,000	5,567,000	—	—	—	14,632,000	61,542,000	—
Less: Operating expenses	(6,045,000)	(26,177,000)	(27,212,000)	(21,454,000)	(819,000)	(8,111,000)	(31,571,000)	(5,718,000)	(15,076,000)	(22,220,000)	(31,631,000)	(8,511,000)	(1,634,000)
Interest expense	(1,127,000)	(8,367,000)	(8,093,000)	(6,238,000)	—	(3,554,000)	(14,309,000)	—	(6,138,000)	(11,000,000)	(21,196,000)	(1,393,000)	(182,000)
Unrealized appreciation (depreciation)	2,075,000	52,313,000	21,051,000	(69,941,000)	—	3,702,000	81,917,000	—	(15,000,000)	15,764,000	150,951,000	216,120,000	—
Other gain (loss)	—	—	—	—	—	—	—	—	—	—	—	—	—

Net income (loss) GAAP basis	1,754,000	65,806,000	82,464,000	58,824,000	(819,000)	4,032,000	83,896,000	(5,706,000)	(14,118,000)	40,502,000	193,950,000	294,975,000	(1,569,000)

Taxable income (loss):
From operations	580,574	6,678,142	22,290,191	7,586,828	(229,170)	(971,129)	1,101,608	(5,527,263)	(368,596)	17,694,709	24,200,056	27,476,484	(656,199)
From gain (loss) on sale	—	—	33,327,365	131,697,021	—	—	5,053,353	—	—	(15,000,000)	14,898,723	7,541,527	—

Net Income (loss) Tax basis	580,574	6,678,142	55,617,556	139,283,849	(229,170)	(971,129)	6,154,961	(5,527,263)	(368,596)	2,694,709	39,098,779	35,018,311	(656,199)

Cash generated (deficiency) from operations	2,080,000	9,314,000	13,334,000	(3,353,000)	(725,000)	1,867,000	(2,211,000)	(4,033,000)	6,035,000	26,348,000	22,885,000	12,348,000	288,000
Cash generated from sales	—	—	134,213,560	301,033,833	—	3,730,000	31,565,000	—	—	—	137,743,000	178,008,000	—
Cash generated from refinancing & other	10,184,000	24,865,000	—	—	—	2,079,000	9,473,000	4,045,000	5,484,000	57,836,000	33,698,000	1,269,000	16,536,000

Total cash generated from operations, acquisitions, sales and refinancing	12,264,000	34,179,000	147,547,560	297,680,833	(725,000)	7,676,000	38,827,000	12,000	11,519,000	84,184,000	194,326,000	191,625,000	16,824,000

Less cash distributions to investors:
From operating cash flow	—	(11,407,000)	(13,315,000)	—	—	—	—	—	(4,390,000)	(21,254,000)	(17,850,000)	(19,128,000)	—
From sales and refinancing	—	—	(124,236,000)	(300,423,000)	—	—	—	—	—	(55,921,000)	(173,403,000)	(173,833,000)	—

Cash generated (deficiency) after cash distributions	12,264,000	22,772,000	9,996,560	(2,742,167)	(725,000)	7,676,000	38,827,000	12,000	7,129,000	7,009,000	3,073,000	(1,336,000)	16,824,000

Special items (not including sales & refinancing)
Periodic principal payments and loan fees	(1,162,000)	(1,167,000)	(372,000)	(2,658,000)	—	(1,737,000)	(3,265,000)	—	(2,614,000)	(5,669,000)	(6,451,000)	—	(2,671,000)
Additions to real estate	—	—	(33,904,559)	(1,386,834)	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	11,102,000	21,605,000	(24,279,999)	(6,787,001)	(725,000)	5,939,000	35,562,000	12,000	4,515,000	1,340,000	(3,378,000)	(1,336,000)	14,153,000

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary income (loss): from operations	5	27	81	26	(344)	(19)	4	(173)	(3)	27	37	42	(411)
from recapture	—	—	—	—	—	—	—	—	—	—	—	—	—
Capital gain (loss)	—	—	121	445	—	—	20	—	—	(23)	23	11	—

Total taxable income (loss)	5	27	202	471	(344)	(19)	24	(173)	(3)	4	60	53	(411)

Cash Distributions to Investors Source (GAAP)
from investment income	—	(47)	(155)	(360)	—	—	—	—	(41)	(32)	(26)	(26)	—
from return of capital	—	—	(345)	(655)	—	—	—	—	—	(85)	(263)	(266)	—

Total Distributions on GAAP Basis	—	(47)	(500)	(1,015)	—	—	—	—	(41)	(117)	(289)	(292)	—

Source—Cash Basis
Sales	—	—	(451)	(1,015)	—	—	—	—	—	(85)	(262)	(263)	—
Refinancing	—	—	—	—	—	—	—	—	—	—	—	—
Operations	—	(47)	(49)	—	—	—	—	—	(41)	(32)	(27)	(29)	—
Other	—	—	—	—	—	—	—	—	—	—	—	—2	—

Total Distributions on Cash Basis	—	(47)	(500)	(1,015)	—	—	—	—	(41)	(117)	(289)	(292)	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table				12%			95%					39%	100%

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of the Prior Programs, the offerings of which have closed during the eight years ended December 31, 2005.

	Strategic Partners UK 2001	Strategic Partners UK 2002	Strategic Partners UK 2003	Strategic Partners UK 2004	Strategic Partners UK 2005	Partenaires Bureaux 2001	Partenaires Bureaux 2002	Partenaires Bureaux 2003	Partenaires Bureaux 2004	Partenaires Bureaux 2005	Commerces Rendement 2004	Commerces Rendement 2005	Strategic Partners UK II 2005	Dynamique Bureaux 2005
Gross revenues	744,082	2,954,260	10,656,415	16,554,714	5,334,933	493,303	5,251,889	7,413,922	9,212,072	5,799,718	1,940,801	6,115,520	11,935,799	998,835
Profit (loss) on sale of properties	—	95,943	75,728	16,216,209	5,871,888	—	811,070	1,513,632	250,981	26,731,470	—	—	—	—
Less: Operating expenses	(195,793)	(516,970)	(2,052,081)	(3,743,085)	(3,165,622)	(337,115)	(3,556,949)	(4,133,733)	(5,705,205)	(7,585,283)	(1,252,530)	(3,295,280)	(6,047,131)	(312,527)
Interest expense	(51,909)	(1,394,910)	(3,947,578)	(5,061,750)	(2,917,314)	(161,156)	(3,265,747)	(4,220,842)	(4,450,110)	(2,238,857)	(880,491)	(2,871,494)	(7,067,615)	(663,806)
Realized/unrealized appreciation (depreciation)	—	1,282,466	2,265,001	5,660,791	11,406,747	(142,746)	(293,068)	(411,381)	(365,182)	(295,575)	1,362,901	(255,022)	(7,853,499)	—
Other gain (loss)	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Net income (loss) GAAP basis	496,380	2,420,789	6,997,485	29,626,879	16,530,632	(147,714)	(1,052,805)	161,598	(1,057,444)	22,411,473	1,170,681	(306,276)	(9,032,446)	22,502

Taxable income (loss):
From operations	250,950	1,555,793	4,906,113	2,353,738	(1,163,893)	—	(3,170,991)	(68,222)	(1,595,007)	26,186,463	(737,693)	(965,082)	2,289,685	577,549
From gain (loss) on sale	—	108,765	335,599	18,557,043	4,826,965	—	—	—	—	—	—	—	—	—

Net Income (loss) Tax basis	250,950	1,664,558	5,241,712	20,910,781	3,663,072	—	(3,170,991)	(68,222)	(1,595,007)	26,186,463	(737,693)	(965,082)	2,289,685	577,549

Cash generated (deficiency) from operations	147,153	1,766,570	3,241,204	8,122,501	975,697	(616,239)	1,287,679	(886,596)	(2,679,442)	(5,253,523)	(355,917)	(1,653,891)	(2,247,392)	(533,795)
Cash generated from sales	—	480,594	3,374,078	42,387,308	12,823,220	—	2,178,409	1,531,855	1,166,961	55,535,022	—	—	—	—
Cash generated from refinancing	—	10,782,329	8,921,972	6,377,257	—	2,229,778	420,510	108,076	—	—	9,477,063	—	26,340,167	7,853,168

Total cash generated from operations, acquisitions, sales and refinancing	147,153	13,029,493	15,537,254	56,887,066	13,798,917	1,613,539	3,886,598	753,335	(1,512,481)	50,281,499	9,121,146	(1,653,891)	24,092,775	7,319,373

Less cash distributions to investors:
From operating cash flow	—	—	—	(6,515,103)	(3,843,190)	—	—	—	—	—	—	—	—	—
From sales and refinancing	—	(1,532,994)	(1,882,475)	(38,934,289)	—	—	—	—	—	(26,079,027)	—	—	—	—

Cash generated (deficiency) after cash distributions	147,153	11,496,499	13,654,779	11,437,674	9,955,727	1,613,539	3,886,598	753,335	(1,512,481)	24,202,472	9,121,146	(1,653,891)	24,092,775	7,319,373

Less: Special items (not including sales & refinancing)
Periodic principal payments and loan fees	—	(870,744)	(167,836)	(62,110)	(1,827,148)	(409,449)	(1,931,473)	(819,403)	(623,886)	—	(229,424)	(165,014)	(1,242,461)	(100,009)
Additions to real estate	—	—	(20,389,674)	(12,206,484)	(288,689)	—	—	—	1,957,617	(5,939,009)	—	(6,059,265)	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	147,153	10,625,755	(6,902,731)	(830,920)	7,839,890	1,204,090	1,955,125	(66,068)	(178,750)	18,263,463	8,891,722	(7,878,170)	22,850,314	7,219,364

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results
Ordinary income (loss): from operations	99	97	127	50	(25)	—	(200)	(3)	(61)	994	(83)	(31)	74	343
from recapture	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Capital gain (loss)	—	7	9	392	102	—	—	—	—	—	—	—	—	—

Total taxable income (loss)	99	104	136	442	77	—	(200)	(3)	(61)	994	(83)	(31)	74	343

Cash distributions to investors:
Source (on GAAP basis):
from investment income	—	(95)	(49)	(402)	(38)	—	—	—	—	—	—	—	—	—
from return of capital	—	—	—	(557)	(43)	—	—	—	—	(990)	—	—	—	—

Total distributions on GAAP basis	—	(95)	(49)	(959)	(81)	—	—	—	—	—	—	—	—	—

Source—Cash Basis
Sales	—	(95)	(49)	(821)	(81)	—	—	—	—	(990)	—	—	—	—
Refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Operations	—	—	—	(138)	—	—	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Distributions on Cash Basis		(95)	(49)	(959)	(81)	—	—	—	—	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	—	—	—	—	33%	—	—	—	—	—	—	100%	100%	100%

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Retail Enhancement Program
Program Name
Dollar Amount Raised	$38,720,655
Number of Properties Purchased	4
Day of Closing of Offering	7/31/1998
Date of First Sale of Property	10/3/2003
Date of Final Sale of Property (a & b)	6/30/2004

Tax and Distribution Data per $1,000 Investment Through
U.S. Federal Income Tax Results
Ordinary income (loss)
from operations	$164
from recapture	–
Capital Gain (loss)	$67
Deferred Gain
Capital	–
Ordinary	–

Cash Distribution to Investors per $1,000 Investment
Source (GAAP basis)
Investment Income	–
Return of capital	$(865)
Source (on cash basis)
Sales	$(718)
Refinancing	–
Operations	–
Other	$(147)

(a)	On November 20, 2003, the partnership entered into the first amendment to the partnership agreement. In accordance with the partnership amendment the Partnership assigned and conveyed all of its limited partnership interests in Old Hyde Park LP to Madison Realty Partnership LP (MRPLP) and distributed $1 million to the Fund.
(b)	The two remaining partnership interests in Broadway Market Properties, LP & 290 Sutter LP were acquired by MRPLP on June 28, 2004 at carrying value totaling 10,412,000. Carrying value for this presentation is defined as the partnership share of fair market value, less debt, plus or minus operating prorations.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents summary information on the results of sales or disposals of properties from the Prior Programs during the five years ended December 31, 2005. The table includes information about the sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gains or loss from the sales and the cash flow from operations of the properties.

				Selling Price, Net of Closings Costs and GAAP Adjustments				Cost of Properties Including Closing and Soft Costs
			+	+	+	+ or—	=	+	+	=		+	—	=
Property	Date Acquired	Date of Sale	Cash Received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original Mortgage Financing	Total acquisition cost, capital improvements and soft costs(1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)

Retail Enhancement Fund:
Marketplace at Birdcage	Jan-00	Oct-03	$24,037,266	$28,213,048	$—	$—	$52,250,314	$19,825,000	$26,710,737	$46,535,737	$2,088,041	$6,602,969	$6,602,969	$—

TOTAL			$24,037,266	$28,213,048	$—	$—	$52,250,314	$19,825,000	$26,710,737	$46,535,737	$2,088,041	$6,602,969	$6,602,969	$—

CBRE Strategic Partners I
550 West Adams	Nov-00	May-01	$4,212,000	$—	$—	$—	$4,212,000	$—	$3,760,000	$3,760,000	$(29,523)	$—	$—	$—
555 West Monroe	Nov-00	Oct-02	29,085,000	—	—	—	29,085,000	—	22,939,000	22,939,000	3,265,320	4,261,775	4,261,775	—
Bridgeview Tower – participating loan	Apr-00	2002-03	38,755,000	—	—	—	38,755,000	—	23,189,000	23,189,000	4,462,334	1,884,607		1,884,607
Ontario Gateway I	Dec-01	Oct-03	29,638,000	21,467,000	—	—	51,105,000	21,468,000	19,647,000	41,115,000	100,763	10,673,622	10,673,622	—
Ontario Gateway II	Jun-02	Oct-03	10,271,000	8,586,000	—	—	18,857,000	8,587,000	6,514,000	15,101,000	(924,405)	3,849,649	3,849,649	—
1300 West Holt	Apr-00	Dec-03	8,948,000	7,499,000	—	—	16,447,000	—	15,383,000	15,383,000	(203,143)	1,828,570	1,828,570	—
3 Hutton Centre	Jul-01	Dec-03	21,366,000	18,084,000	—	—	39,450,000	—	34,077,000	34,077,000	2,815,274	6,495,894	6,495,894	—
Park Alexandria – participating loan	Nov-05	2003-04	23,068,000	—	—	—	23,068,000	—	20,548,000	20,548,000	4,927,509	—	—	—
303 W. Madison	Nov-00	Dec-04	31,152,791	31,235,209	—	—	62,388,000	—	58,876,000	58,876,000	6,567,041	7,818,294	7,818,294	—
4 Hutton Center	Mar-02	Jan-05	22,908,137	24,338,863	—	—	47,247,000	—	41,067,000	41,067,000	3,603,891	8,754,554	8,754,554	—
One Buckhead Plaza	Aug-00	Apr-05	84,592,847	44,435,153	—	—	129,028,000	39,800,000	50,291,000	90,091,000	12,017,089	49,792,605	49,792,605	—
505 N. Brand Blvd	Jun-01	Sep-05	72,555,718	35,414,282	—	—	107,970,000	—	64,733,000	64,733,000	7,736,796	51,847,418	51,847,418	—
Preston Park	Jun-01	Nov-05	26,526,143	29,598,857	—	—	56,125,000	—	51,650,000	51,650,000	6,809,666	10,337,770	10,337,770	—
Alamo Crossing	Oct-01	Nov-05	38,450,469	17,982,531	—	—	56,433,000	12,000,000	34,399,000	46,399,000	(2,285,102)	15,161,444	15,161,444	—
77 Worth Street – participating/condo sales	Jun-01	2005	48,102,000	—	—	—	48,102,000	—	69,019,000	69,019,000	9,107,449	(14,461,728)	(14,461,728)	—

TOTAL			$489,631,105	$238,640,895	$—	$—	$728,272,000	$81,855,000	$516,092,000	$597,947,000	$57,970,959	$158,244,474	$156,359,867	$1,884,607

CBRE Strategic Partners II
Airport Mission Business Park	Sep-02	Jun-04	$21,598,000	$17,372,000	$—	$—	$38,970,000	$—	$28,282,000	$28,282,000	$(2,433,302)	$11,569,871	$11,569,871	$—
1900 S. Burgundy	Oct-02	Dec-04	21,735,000	—	—	—	21,735,000	—	14,128,000	14,128,000	2,404,315	8,151,212	8,151,212	—
Kaiser Gateway I	Jun-03	Dec-04	23,867,000	12,072,000	—	—	35,939,000	—	22,861,000	22,861,000	(1,818,718)	13,606,282	13,606,282	—
The Montebello – participating loan	Mar-02	2004-05	22,949,000	—	—	—	22,949,000	—	16,677,000	16,677,000	804,508	—	—	—
The Metropolitan – participating loan	Jun-02	2004-05	66,158,000	—	—	—	66,158,000	—	46,186,000	46,186,000	6,931,585	—	—	—
Century Center	Dec-02	Jan-05	91,748,000	42,000,000	—	—	133,748,000	42,000,000	43,937,000	85,937,000	4,682,175	46,678,992	46,678,992	—
101 Arch Street	Dec-02	Nov-05	59,647,324	60,467,676	—	—	120,115,000	52,000,000	47,207,000	99,207,000	3,848,180	25,485,234	25,485,234	—
Metrowest Land	Nov-02	Dec-05	239,785	2,405,215	—	—	2,645,000	—	2,500,000	2,500,000	(210,258)	128,783	128,783	—
Metropolitan Centre	Dec-02	Dec-05	65,069,284	50,567,716	—	—	115,637,000	42,000,000	51,504,000	93,504,000	7,376,809	28,761,653	28,761,653	—
3500 Maple	Sep-02	Dec-05	46,585,000	17,328,000	—	—	63,913,000	—	42,127,000	42,127,000	2,148,874	23,550,532	23,550,532	—
McKinney Plaza	Jan-02	Dec-05	15,651,000	8,228,000	—	—	23,879,000	—	17,606,000	17,606,000	(719,046)	7,093,462	7,093,462	—

TOTAL			$435,247,393	$210,440,607	$—	$—	$645,688,000	$136,000,000	$333,015,000	$469,015,000	$23,015,122	$165,026,021	$165,026,021	$—

CBRE Strategic Partners III
Buckhead Grand – participating loan	June-04	2004/05	$35,295,000	$—	$—	$—	$35,295,000	$—	$27,600,000	$27,600,000	$2,284,726	$—	$—	$—

TOTAL			$35,295,000	$—	$—	$—	$35,295,000	$—	$27,600,000	$27,600,000	$2,284,726	$—	$—	$—

Global Innovation Partners
Miami Data Center /PSI NET	Jun-03	Mar-04	$7,482,000	$—	$—	$—	$7,482,000	$—	$3,503,000	$3,503,000	$(2,036,084)	$4,073,721	$—	$4,073,721
System Management Specialist – Equity	Jul-03	Apr-04	12,703,000	—	—	—	12,703,000	—	7,030,000	7,030,000	—	5,672,660	—	5,672,660
2500 Marsh Lane	Jul-03	Apr-04	13,608,000	—	—	—	13,608,000	—	8,629,000	8,629,000	(758,544)	5,152,342	—	5,152,342
Univision Tower	Jan-02	Nov-04	52,154,557	56,561,714	—	—	108,716,271	59,512,286	37,051,122	96,563,408	10,338,297	—	—	—

				Selling Price, Net of Closings Costs and GAAP Adjustments				Cost of Properties Including Closing and Soft Costs
			+	+	+	+ or—	=	+	+	=		+	—	=
Property	Date Acquired	Date of Sale	Cash Received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original Mortgage Financing	Total acquisition cost, capital improvements and soft costs(1)	Total	Excess (deficiency) of property operating cash receipts over cash expenditures	Taxable Gain (Loss)	Capital Gain (Loss)	Ordinary Gain (Loss)
36 NE Second Street	Jan-02	Nov-04	17,300,293	17,802,950	—	—	35,103,243	20,098,251	11,115,548	31,213,799	10,392,805	—	—	—
Camperdown House	Jul-02	Nov-04	17,074,038	23,079,105	—	—	40,153,143	22,186,535	13,664,851	35,851,386	4,515,828	—	—	—
Hudson Corporate Center	Nov-02	Nov-04	26,002,846	42,772,500	—	—	68,775,346	—	57,768,064	57,768,064	9,725,918	—	—	—
2334 Lundy Place	Dec-02	Nov-04	16,738,251	19,250,000	—	—	35,988,251	—	28,751,849	28,751,849	4,764,953	—	—	—
Ardenwood Corporate Park	Jan-03	Nov-04	38,964,263	38,000,000	—	—	76,964,263	—	60,132,297	60,132,297	8,635,832	—	—	—
2440 Marsh Lane	Jan-03	Nov-04	7,207,606	7,750,000	—	—	14,957,606	—	12,436,834	12,436,834	1,671,181	—	—	—
ASM Lithography Training Facility	May-03	Nov-04	11,376,810	13,965,388	—	—	25,342,198	—	22,534,279	22,534,279	2,035,135	—	—	—
AT&T Web Hosting Facility	Jun-03	Nov-04	6,588,811	8,775,000	—	—	15,363,811	—	13,661,499	13,661,499	851,374	—	—	—
Brea Data Center	Aug-03	Nov-04	3,914,827	7,612,500	—	—	11,527,327	—	10,250,098	10,250,098	1,078,103	—	—	—
Granite Tower	Sep-03	Nov-04	16,063,896	21,645,000	—	—	37,708,896	—	33,530,746	33,530,746	2,848,880	—	—	—
Maxtor Mfg. Facility	Sep-03	Nov-04	13,156,030	18,000,000	—	—	31,156,030	—	27,703,938	27,703,938	2,651,397	—	—	—
Stanford Place II	Oct-03	Nov-04	17,645,313	26,000,000	—	—	43,645,313	—	38,809,407	38,809,407	2,393,447	—	—	—
100 Technology Center Drive	Feb-04	Nov-04	23,000,416	20,000,000	—	—	43,000,416	—	38,235,965	38,235,965	1,776,073	—	—	—
The Siemens Building	Apr-04	Nov-04	6,642,081	12,900,000	—	—	19,542,081	—	17,376,816	17,376,816	504,011	—	—	—
Carrier Center	May-04	Nov-04	28,949,117	56,139,800	—	—	85,088,917	—	75,661,055	75,661,055	1,944,701	—	—	—
Lafyette Data Center	May-04	Nov-04	22,759,865	45,000,000	—	—	67,759,865	—	60,252,064	60,252,064	1,258,311	—	—	—
Converse Tech	Jun-04	Nov-04	22,136,065	43,500,000	—	—	65,636,065	—	58,363,581	58,363,581	1,062,413	—	—	—
Webb @ LBJ	Aug-04	Nov-04	17,732,904	34,387,500	—	—	52,120,404	—	46,345,457	46,345,457	(21,703)	—	—	—
Above Net Data Center	Sep-04	Nov-04	14,056,636	27,375,000	—	—	41,431,636	—	36,841,005	36,841,005	(94,565)	—	—	—
eBay Sacramento	Oct-04	Nov-04	4,471,918	7,950,000	—	—	12,421,918	—	11,045,568	11,045,568	(104,625)	—	—	—
Yates Group	Various	May-05	132,600,700	—	—	—	132,600,700	—	88,065,337	88,065,337	(35,899)	—	—	—
Denver Data Center	Dec-02	Jun-05	16,490,000	—	—	—	16,490,000	—	8,183,717	8,183,717	(1,251,683)	9,130,298	9,130,298	—
Cambian Healthcare	Mar-04	Sep-05	36,342,200	—	—	—	36,342,200	—	27,640,809	27,640,809	(17,495)	—	—	—

TOTAL			$603,162,443	$548,466,457	$—	$—	$1,151,628,900	$101,797,072	$854,583,906	$956,380,978	$64,128,061	$24,029,021	$9,130,298	$14,898,723

Strategic Partners UK I
MCD Group, Ltd.	Oct-01	Jun-02	$480,594	$1,057,200	$—	$—	$1,537,794	$1,021,133	$420,719	$1,441,852	$76,240	$97,331	$97,331	$—
The Delphi	Apr-03	Dec-03	3,374,078	8,921,399	—	—	12,295,477	8,921,399	3,298,350	12,219,749	719,959	180,121	180,121	—
Toplin House – Brixton	Oct-01	Dec-04	6,038,686	3,955,582	—	—	9,994,268	3,277,654	2,376,369	5,654,023	1,439,881	3,865,305	3,865,305	—
UK House	Oct-01	Dec-04	1,120,466	5,274,108	—	—	6,394,574	4,369,445	3,169,252	7,538,697	1,951,923	(1,144,125)	(1,144,125)	—
Burrows Building	Oct-01	Dec-04	2,247,369	2,637,055	—	—	4,884,424	2,185,862	1,583,487	3,769,349	1,095,312	798,451	798,451	—
Gateway House	Sep-02	Dec-04	2,528,698	5,106,022	—	—	7,634,720	4,284,645	3,067,399	7,352,044	1,037,739	—	—	—
Arkgrove House	Mar-03	Dec-04	2,182,400	3,000,471	—	—	5,182,871	2,651,476	1,615,150	4,266,626	560,097	643,180	643,180	—
Berwick House	Apr-03	Dec-04	5,073,100	8,494,485	—	—	13,567,585	7,577,078	3,422,398	10,999,476	1,186,488	2,095,129	2,095,129	—
Variety House	Apr-03	Dec-04	3,049,076	7,014,800	—	—	10,063,876	6,257,200	2,374,009	8,631,209	935,071	1,063,005	1,063,005	—
Highlight Retail Park	Apr-03	Dec-04	11,568,930	10,049,524	—	—	21,618,454	8,964,173	4,980,373	13,944,546	943,545	7,074,297	7,074,297	—
Pilot HQ	Jul-03	Dec-04	4,507,839	7,097,005	—	—	11,604,844	6,782,707	3,905,412	10,688,119	830,090	467,823	467,823	—
Tramlink Park, Merton	Feb-04	Dec-04	4,070,746	6,376,331	—	—	10,447,077	6,376,331	3,277,263	9,653,594	109,975	523,182	523,182	—
The Bull Works (Ipswich)	Oct-01	Jan-05	2,722,306	2,110,080	—	—	4,832,386	2,214,248	801,853	3,016,101	1,146,989	1,563,646	1,563,646	—
Garland House (Hartlepool)	Mar-03	Feb-05	1,315,121	2,740,722	—	—	4,055,843	2,714,647	1,182,949	3,897,596	335,470	—	—	—
Isis House (Poyle)	Apr-03	Sep-05	489,676	3,288,867	—	—	3,778,543	3,288,867	1,390,923	4,679,790	1,963,875	(899,421)	(899,421)	—
Vantage Point (Brighton)	Mar-03	Dec-05	8,296,115	7,776,799	—	—	16,072,914	7,704,671	3,569,641	11,274,312	1,148,964	3,908,690	3,908,690	—

TOTAL			$59,065,200	$84,900,450	$—	$—	$143,965,650	$78,591,536	$40,435,547	$119,027,083	$15,481,618	$20,236,614	$20,236,614	$—

Partenaires Bureaux
Metropolitain – Parking	Mar-02	Jul-02	$2,181,252	$3,733,349	$—	$—	$5,914,601	$3,733,349	$1,370,606	$5,103,955	$12,627	$—	$—	$—
Metropolitain – Residences	Mar-02	2003-04	2,695,973	3,259,113	—	—	5,955,086	2,800,012	1,605,638	4,405,650	6,401	—	—	—
Victoria Michelet	Mar-02	Feb-05	23,360,459	28,729,742	—	—	52,090,201	27,443,583	10,874,117	38,317,700	(718,395)	—	—	—
Metropolitain – Offices	Mar-02	Sep-05	16,903,895	13,451,531	—	—	30,355,426	14,652,495	7,002,391	21,654,886	1,664,017	—	—	—
Baldi (Saint Ouen)	Oct-01	Sep-05	16,583,341	16,532,593	—	—	33,115,934	18,105,289	10,752,155	28,857,444	(789,080)	—	—	—

TOTAL			$61,724,920	$65,706,328	$—	$—	$127,431,248	$66,734,728	$31,604,907	$98,339,635	$175,570	$—	$—	$—

(1)	Total acquisition cost has been adjusted based on the year of sale currency conversion rate.

Appendix B

Subscription Agreement CB Richard Ellis Realty Trust	ADD LOGO

1.	INVESTMENT
	THIS IS AN (SELECT ONE):	☐ Initial Investment [the minimum initial subscription is 500 shares ($5,000)] ☐ Additional Investment in this offering

THIS SUBSCRIPTION IS IN THE AMOUNT OF (SELECT ONE):

☐ For shares sold at $10.00 per share $ for the purchase of shares
☐ For shares sold net of commissions and marketing support fees $ for the purchase of shares
(See the prospectus for shares sold subject to volume discounts)

METHOD OF PAYMENT
Please make investment check payable to Escrow Agent?. For qualified investments, (i.e. IRA), make checks payable to custodian of record. ☐ Check Enclosed ☐ Wire

WE DO NOT ACCEPT Money Orders, Traveler’s Checks, Starter Checks, Counter Checks, third-party checks or Cash due to Anti-Money Laundering considerations.

2.	FORM OF OWNERSHIP

TYPE OF ACCOUNT (SELECT ONE): SINGLE ☐ Individual ☐ Individual with TOD

IRA / QUALIFIED		TRUST	OTHER
☐ Traditional	☐ SEP/IRA	☐ Taxable ☐ Tax Exempt	Custodian for, under the: ☐ UGMA of the State of: ☐ UTMA of the State of: ☐ Corporation ☐ Partnership ☐ Non-Profit Organization
☐ Roth IRA	☐ Keogh (H.R.10)	☐ Charitable Remainder Trust
☐ Pension or Profit Sharing Plan
MULTIPLE REGISTRATIONS – (ALL PARTIES MUST SIGN)
☐ Joint Tenants with right of survivorship		☐ Joint Tenants with TOD
☐ Husband and wife community property		☐ Tenants In Common
☐ A married person separate property (one signature required)

3.	INVESTOR INFORMATION

Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name, if applicable. If an IRA or qualified plan, include both investor and custodian names and their taxpayer identification numbers. Complete Investor Mailing Address below to receive informational mailings.

Custodian (if IRA / qualified plan) / Trust Name	Tax ID Number

1st Registration Name / Trustee	Social Security Number

2nd Registration Name (if applicable)	Social Security Number

Address -OR- Custodian’s Address (if IRA / qualified plan) (City/State/Zip)	Custodian Account Number

Investor Mailing Address (City/State/Zip)	Custodian Account Number

Investor E-mail Address	Investor Daytime Phone Number

☐ Check this box if you are subject to backup withholding.

Non-U.S. citizen investors should contact CNL Client Services at (866) 650-0650 prior to submitting this Subscription Agreement.

4.	DISTRIBUTIONS

Choose only one option. IRA accounts may not direct distributions without the custodian’s approval.

☐	SEND DISTRIBUTIONS TO INVESTOR ADDRESS SHOWN IN SECTION 3	☐	REINVESTMENT PLAN (see prospectus for more details)	☐	DIRECT DEPOSIT (non-custodian investors only)

I authorize [            ] to deposit my distribution to my checking, savings or brokerage account. This authority will remain
in force until I notify [            ] in writing to cancel it. In the event that [            ] deposits funds erroneously into my
account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution	Address	City State Zip Code

Account Type (check one):	☐ Checking (please include a voided check)	☐ Savings ☐ Brokerage or other

Account Number	ABA Routing Number

5.	SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce CB Richard Ellis Realty Trust to accept this subscription, I hereby represent and warrant to you as follows:

(a)	I have received the prospectus for CB Richard Ellis Realty Trust
		Initials	Initials

(b)	I have (i) a net worth (not including home, furnishings and personal automobiles) of at least $150,000 or (ii) a net worth (as previously described) of at least $45,000 and a gross annual income of at least $45,000, or

I meet the higher suitability requirements imposed by my state of primary residence (if applicable) as set forth in the prospectus under the section entitled “Suitability Standards and How to Subscribe.”
		Initials	Initials

(c)	For telephonic Only: If a registered representative is executing the signature on behalf of the subscriber, initial here that the subscriber meets the suitability requirements described above and that the subscriber has acknowledged receipt of the final prospectus. See prospectus for more information.
		Initials	Initials

Substitute IRS Form W-9 Certification:

The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct taxpayer identification number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because (A) it is exempt from backup withholding, (B) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified it that it is no longer subject to backup withholding, and (iii) it is a U.S. person (including a U.S. resident alien). [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT AND THE WITHHOLDING BOX SHOULD BE CHECKED IN SECTION 3 IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT IT IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE IT HAS FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON ITS TAX RETURN].

The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

X			X
	Signature of Investor -OR- Beneficial Owner	Date		Signature of Joint Investor -OR- Custodian	Date

6.	BROKER/INVESTMENT ADVISOR INFORMATION

The Financial Advisor (“FA”) or Registered Representative hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence and must sign below for the investment to be accepted.

Participating Broker/Dealer (“B/D”) name
☐ Check if recently employed by new B/D

Financial Advisor-OR-Registered Representative	Advisor Number

Mailing Address ☐ Check if updated address	City	State	Zip Code

Telephone Number	Fax Number	E-mail Address

☐	Check if investor is permitted to invest net of selling commission and marketing support fees (“NOC”). Attach an NOC affirmation letter, completed and signed by the B/D.

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered a current prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, Advisor and/or B/D, has performed functions required by federal and state securities laws and NASD rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by their relationship with the subscriber(s) identified on this document.

☐    Telephonic Subscriptions (check here and initial above): Please refer to the Prospectus for details. If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Arizona, California, Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

I understand this Subscription Agreement is for CB Richard Ellis Realty Trust

X			X
	Financial Advisor-OR-Registered Representative Signature	Date		Branch Manager Signature	Date

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers should read the prospectus in its entirety. Each subscription will be accepted or rejected by CB Richard Ellis Realty Trust within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of the prospectus.

Return to: [                            ] • PO Box 1033 • Orlando, FL • 32802-1033

Overnight Delivery: [                            ] • 455 South Orange Avenue • Orlando, FL • 32801

CNL Client Services: tel (407) 650-1000 • toll-free (866) 650-0650 • fax (407) 650-1231

For Office Use Only**
Sub.#	Admit Date	Amount Paid
Check #	Investment Amount	Rev. 03/06

APPENDIX C

CB RICHARD ELLIS REALTY TRUST

DIVIDEND REINVESTMENT PLAN

As of             , 2006

CB Richard Ellis Realty Trust, a Maryland real estate investment trust (the “Company”), has adopted a dividend reinvestment program (the “Plan”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Declaration of Trust unless otherwise defined herein.

1.        Participants.    “Participants” are our existing shareholders, persons who receive our shares upon conversion of OP units of CBRE OP and purchasers of Common Shares issued in the offering covered by the Company’s initial public offering (the “Initial Offering”) or any future offering of the Company (the “Future Offering” and, together with the Initial Offering, the “Offering”), who elect to participate in the Plan.

2.        Dividend Reinvestment.    The Company will apply all of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s Common Shares to the purchase of additional Common Shares for such Participant. Such shares will be sold through a broker-dealer through whom the Company sold the underlying shares to which the Distributions relate in the Offering unless the Participant makes a new election through a different distribution channel. No sales commissions will be paid in connection with purchases under the Plan.

3.        Administrator.                                         , will serve as the plan administrator.                                      will administer the plan, keep records and will provide each participant with purchase confirmations.

4.        Procedure for Participation.    Qualifying shareholders may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other Company-approved authorization form as may be available from the plan administrator. Participation in the Plan will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that the Company makes a Distribution. Distributions will be paid quarterly.

5.        Purchase of Shares.    Participants will acquire Common Shares at a price equal to the higher of $9.50 per share or 95% of the fair market value of a common share on the reinvestment date, as determined by CBRE Advisors LLC, the Investment Advisor, or another firm that the company chooses for that purpose, until the earliest of (i) all of the Common Shares registered under the Plan are issued or (ii) all Offerings terminate and the Company elects to deregister with the Commission the unsold Common Shares. Participants in the Plan may also purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the Plan to the extent such purchase would cause it to exceed the Aggregate Share Ownership Limit (unless exempted by the Company’s board of trustees).

6.        Investment of Distribution.    Our plan administrator will use the aggregate amount of distributions to all participants for each fiscal quarter to purchase shares (including fractional shares) for the participants. If the aggregate amount of distributions to participants exceeds the amount necessary to purchase all shares then available for purchase, the plan administrator will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. Any distributions not so invested will be returned to participants. At this time, participants will not have the option to make voluntary contributions to the dividend reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. Our board of trustees reserves the right, however, to amend the dividend reinvestment plan in the future to permit voluntary contributions to the dividend reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT.

C-1

7.        Taxation of Distributions.    The reinvestment of Distributions in the Plan does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan. Participants should be aware that, because shares purchased with reinvested dividends may be purchased at up to a 5% discount, the taxable income received by a Participant may be greater than the taxable income that would have resulted from the receipt of the dividend in cash.

8.        Share Certificates.    The shares issuable under the Plan shall be uncertificated until the board of trustees determines otherwise.

9.        Voting of Plan Shares.    In connection with any matter requiring the vote of the Company’s shareholders, each Participant will be entitled to vote all of the whole shares acquired by the Participant through the Plan. Fractional shares will not be voted.

10.        Purchase Confirmations.    Within 30 days after the end of each quarter, the plan administrator shall provide each Participant (or his or her designee) with (i) an individualized report on the Participant’s investment, including each dividend reinvested during the quarter, the reinvestment date(s), purchase price and number of shares purchased during the quarter and the total number of shares owned; and (ii) all material information regarding the Plan and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by a broker-dealer in the Offering in order for such broker-dealer to meet its obligation to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

11.        Fees and Commissions.    The Company shall not pay selling commissions, the dealer manager fee or the marketing support fee on shares sold under the Plan and shall not receive a fee for selling shares under the Plan. The Company will be responsible for all administrative charges and expenses charged by the plan administrator. Any interest earned on such distributions will be paid to the Company to defray certain costs relating to the Plan. The administrative charge for each fiscal quarter will be the lesser of 5% of the amount reinvested for the participant or $2.50, with a minimum charge of $0.50.

12.        Termination by Participant.    A Participant may terminate participation (in whole and not in part) in the Plan at any time, without penalty, by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten (10) business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the Plan with respect to the transferred shares. Upon termination of Plan participation, Distributions will be distributed to the shareholder in cash.

13.        Amendment or Termination of Plan by the Company.    The board of trustees of the Company may amend or terminate the Plan for any reason upon ten (10) days’ written notice to the Participants.

14.        Liability of the Company.    The Company shall not be liable for any act done in good faith, or for any good faith omission to act. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, the Company has been advised that, in the opinion of the Securities and Exchange Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

15.        Governing Law.    This Plan shall be governed by the laws of the State of Maryland.

C-2

Until                     , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

CB RICHARD ELLIS REALTY TRUST

Up to $2,000,000,000 in Common Shares

PROSPECTUS

            , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the NASD filing fee.

Securities and Exchange Commission registration fee	$235,400
NASD filing fee	75,500
Printing expenses	3,800,000
Legal fees and expenses	3,400,000
Sales and advertising fees	7,400,000
Accounting fees and expenses	1,800,000
Blue sky fees and expenses	200,000
Investor Services	3,000,000
Miscellaneous expenses	1,000,000

Total	$20,910,900

Item 32.    Sales to Special Parties.

See Item 33.

Item 33.    Recent Sales of Unregistered Securities.

From July 2004 and October 2004, we sold 5,818,799 common shares of beneficial interest at $10.00 (subject to discount) per share in private placements to accredited investors, which includes the sale of 225,000 common shares at $9.70 per share to CB Richard Ellis Investors, L.L.C. We received net proceeds of approximately $55.5 million from these private placements after commissions and expenses, including approximately $1.5 million in placement agency fees to Wells Fargo Investments LLC and $569,000 to the Investment Advisor for advisory and management services and reimbursement of offering and organizational fees and expenses paid by the Investment Advisor on our behalf.

On July 1, 2004, CBRE REIT Holdings LLC, an affiliate of CBRE Advisors LLC, our Investment Advisor, purchased 25,000 class A units in CBRE Operating Partnership, L.P., or CBRE OP, at $9.70 per unit.

Each of the recipients of our common shares of and units in CBRE OP has represented to us that they are an accredited investor or a qualified institutional buyer. Based upon these representations, we believe that the issuances of our common shares and units in CBRE OP were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

Item  34.    Indemnification of Trustees and Officers.

Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or the Maryland REIT Law, permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the corporation and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services, or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT Law requires a Maryland real estate investment trust to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland REIT Law permits Maryland real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the trustee or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland REIT Law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland REIT Law permits a Maryland real estate investment trust to advance reasonable expenses to a trustee or officer upon the corporation’s receipt of (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Our declaration of trust limits the above provisions of the Maryland REIT Law, providing that until our shares are listed on a national securities exchange, our trustees, the Investment Advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	our trustees, the Investment Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our trustees, the Investment Advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated trustees, the Investment Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

Until our shares are listed on a national securities exchange, indemnification of the trustees, officers, employees, agents, the Investment Advisor or affiliates will not be allowed for liabilities arising from or out of a violation of state or U.S. federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our declaration of trust provides that until our shares are listed on a national securities exchange, the advancement of our funds to our trustees, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or on behalf of us;

•	our trustees, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification;

•	the legal action is initiated by a third party who is not a shareholder or, if the legal action is initiated by a shareholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and

•	our trustees, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such trustees, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We have agreed to indemnify and hold harmless the Investment Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

Item 35.    Treatment of Proceeds from Shares Being Registered.

None.

Item 36.    Financial Statements and Exhibits.

(A)        Financial Statements.    See page F-1 for an index to the financial statements included in the registration statement.

(B)        Exhibits.    The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit
*1.1	Form of Managing Dealer Agreement.

3.1	First Amended and Restated Declaration of Trust of CB Richard Ellis Realty Trust, dated as of July 1, 2004.

3.2	Bylaws of CB Richard Ellis Realty Trust.

4.1	Subscription Agreement (included in the prospectus as Appendix B and incorporated herein by reference).

*5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered.

*8.1	Opinion of Clifford Chance US LLP with respect to tax matters.

10.1	2004 Equity Incentive Plan.

10.2	2004 Performance Bonus Plan.

10.3	Advisory Agreement, dated as of July 1, 2004, by and among CB Richard Ellis Realty Trust, CBRE Operating Partnership, L.P. and the Investment Advisor.

Exhibit
10.4	Agreement of Limited Partnership of CBRE Operating Partnership, L.P., dated as of July 1, 2004, by and among CB Richard Ellis Realty Trust and the limited partners named therein.
10.5	CB Richard Ellis Realty Trust Dividend Reinvestment Plan (included in the prospectus as Appendix C incorporated herein by reference).
**10.6	Purchase and Sale Agreement, dated as of August 6, 2004, by and between WS Roscoe, LLC and CBRE Operating Partnership, L.P.
**10.7	Purchase and Sale Agreement, dated as of November 2, 2004, by and between Taunton Industrial Associates LLC and RT Taunton, LLC.
**10.8	Purchase and Sale Agreement, dated as of May 10, 2005, by and between Deerfield Commons I LLC and RT Deerfield I, LLC.
10.9	License Agreement, dated as of July 19, 2005, by and among CB Richard Ellis Realty Trust, CB Richard Ellis, Inc. and CB Richard Ellis of California, Inc.
**10.10	Purchase and Sale Agreement, dated May 10, 2005, by and between Deerfield Park LLC and RT Deerfield II, LLC.
**10.11	Promissory Note, dated as of October 25, 2004, made by CBRE Operating Partnership, L.P. to the order of The Northwestern Mutual Life Insurance Company.
**10.12	Deed of Trust and Security Agreement, dated as of October 25, 2004, by and between CBRE Operating Partnership, L.P. and The Northwestern Mutual Life Insurance Company.
**10.13	Promissory Note, dated as of February 28, 2005, made by RT Taunton, LLC to the order of The Northwestern Mutual Life Insurance Company.
**10.14	Mortgage and Security Agreement, dated as of February 28, 2005, by and between RT Taunton, LLC and The Northwestern Mutual Life Insurance Company.
**10.15	Promissory Note, dated as of November 29, 2005, made by CBRE Operating Partnership, L.P. to the order of Allianz Life Insurance Company of North America LLC.
**10.16	Deed to Secure Debt and Security Agreement, dated as of November 29, 2005, by RT Deerfield I, LLC to and in favor of Allianz Life Insurance Company of North America LLC.
**10.17	Form of Indemnification Agreement.
*10.18	Form of Escrow Agreement.
**21.1	List of Subsidiaries of CB Richard Ellis Realty Trust.
**23.1	Consent of Deloitte & Touche LLP.
*23.2	Consent of Clifford Chance US LLP (included in Exhibits 5.1 and 8.1).
24.1	Power of Attorney (included on the Signature Page).

*	To be filed by amendment.

**	Filed herewith.

Item 37.    Undertakings.

(a)        The registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

(b)        The registrant undertakes: (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (iv) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (v) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of this offering.

(c)        The registrant undertakes to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the Investment Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Investment Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d)        The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Investment Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e)        The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once every quarter after the distribution period of the offering has ended.

(f)        The registrant undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each shareholder the financial statements required by Form 10-K for such year.

(g)        The registrant undertakes to distribute to each shareholder, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

(h)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

Table VI presents summary information on properties acquired by the Prior Programs having similar or identical investment objectives to those of CB Richard Ellis Realty Trust during the eight years ended December 31, 2005. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch. Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Retail Enhancement Fund
Old Hyde Park	Retail	Tampa, FL	Joint Venture	Jul-98	245,000	—	$35,435,000	$11,893,000	$47,328,000	$—	$12,455,311	$59,783,311
Broadway Market	Retail/Multi-family	Seattle, WA	Joint Venture	Oct-99	100,000	30	17,070,000	5,828,000	22,898,000	—	2,919,958	25,817,958
Birdcage Properties	Retail	Citrus Heights, CA	Joint Venture	Jan-00	259,700	—	19,825,000	10,853,000	30,678,000	—	15,857,737	46,535,737
290 Sutter Street	Retail	San Francisco, CA	Joint Venture	May-00	32,000	—	5,483,494	8,494,506	13,978,000	—	402,345	14,380,345

							$77,813,494	$37,068,506	$114,882,000	$—	$31,635,351	$146,517,351

CB Richard Ellis Strategic Partners I
1300 West Holt	Industrial	Pomona, CA	Equity	Apr-00	355,162	—	$—	$13,840,000	$13,840,000	$—	$1,543,000	$15,383,000
Bridgeview Tower	Multi-Family	San Francisco, CA	Participating Mortgage	Apr-00	256,000	245	—	23,189,000	23,189,000	—	—	23,189,000
505 North Brand	Office	Glendale, CA	Equity	Jun-00	319,864	—	—	54,625,000	54,625,000	—	10,108,000	64,733,000
One Buckhead Plaza	Office	Atlanta, CA	Equity	Aug-00	461,669	—	39,800,000	39,553,000	79,353,000	—	10,738,000	90,091,000
303 West Madison	Office	Chicago, IL	Equity	Nov-00	310,046	—	—	46,600,000	46,600,000	—	12,276,000	58,876,000
550 West Adams	Land	Chicago, IL	Equity	Nov-00	—	—	—	3,760,000	3,760,000	—	—	3,760,000
555 West Monroe	Office	Chicago, IL	Participating Mortgage	Nov-00	421,800	—	—	22,939,000	22,939,000	—	—	22,939,000
Preston Park South	Office	Plano, TX	Equity	Jun-01	359,630	—	—	43,285,000	43,285,000	—	8,365,000	51,650,000
77 Worth	Multi-Family	New York, NY	Part. Mortgage/Equity	Jun-01	122,898	31	—	63,225,000	63,225,000	—	23,924,000	87,149,000
3 Hutton Centre	Office	Santa Ana, CA	Equity	Jul-01	197,817	—	—	32,250,000	32,250,000	—	1,827,000	34,077,000
Alamo Crossing	Industrial	Houston, TX	Equity	Oct-01	1,046,949	—	12,000,000	21,935,000	33,935,000	—	12,464,000	46,399,000
Park Alexandria	Multi-Family	Chicago, IL	Participating Mortgage	Nov-01	240,379	268	—	20,548,000	20,548,000	—	—	20,548,000
Ontario Gateway I	Industrial	Ontario, CA	Equity	Dec-01	957,860	—	21,468,000	15,749,075	37,217,075	—	3,897,925	41,115,000
4 Hutton Centre	Office	Santa Ana, CA	Equity	Mar-02	209,768	—	—	37,000,000	37,000,000	—	4,067,000	41,067,000
Ontario Gateway II	Industrial	Ontario, CA	Equity	Jun-02	428,827	—	8,587,000	5,242,671	13,829,671	—	1,271,329	15,101,000

							$81,855,000	$443,740,746	$525,595,746	$—	$90,481,254	$616,077,000

CB Richard Ellis Strategic Partners II
The Montebello	Multi-Family	Houston, TX	Participating Mortgage	Mar-02	315,967	112	$—	$16,677,000	$16,677,000	$—	$—	$16,677,000
The Metropolitan	Multi-Family	New York, NY	Participating Mortgage	Jun-02	170,000	94	—	46,186,000	46,186,000	—	—	46,186,000
3500 Maple	Office	Dallas, TX	Equity	Sep-02	374,052	—	—	29,650,000	29,650,000	—	12,477,000	42,127,000

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch. Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Airport Mission Business Park	Industrial	Ontario, CA	Equity	Sep-02	857,000	—	—	28,052,000	28,052,000	—	230,000	28,282,000
McKinney Plaza	Office	Dallas, TX	Equity	Oct-02	145,610	—	—	12,650,000	12,650,000	—	4,956,000	17,606,000
1900 South Burgundy	Industrial	Ontario, CA	Equity	Oct-02	397,125	—	—	14,045,650	14,045,650	—	82,350	14,128,000
Metrowest	Office	Chicago, IL	Equity	Nov-02	209,919	—	—	23,450,000	23,450,000	—	6,161,000	29,611,000
Century Centre	Office	Irvine, CA	Equity	Dec-02	447,579	—	42,000,000	36,000,000	78,000,000	—	7,937,000	85,937,000
101 Arch	Office	Boston, MA	Equity	Dec-02	407,172	—	52,000,000	34,250,000	86,250,000	—	12,957,000	99,207,000
Metropolitan Center	Office	East Rutherford, NJ	Equity	Dec-02	420,080	—	42,000,000	31,250,000	73,250,000	—	20,254,000	93,504,000
The Californian	Multi-Family	Los Angeles, CA	Participating Mortgage	May-03	257,000	84	—	38,902,000	38,902,000	—	—	38,902,000
Kaiser Gateway I	Industrial	Ontario, CA	Equity	Jun-03	600,080	—	—	19,052,450	19,052,450	—	3,808,550	22,861,000

							$136,000,000	$330,165,100	$466,165,100	$—	$68,862,900	$535,028,000
CB Richard Ellis Strategic Partners III
One Rincon Hill	Multi-Family	San Francisco, CA	Participating Mortgage	Jun-04	407,495	415	$—	$25,139,000	$25,139,000	$—	$—	$25,139,000
Buckhead Grand	Multi-Family	Atlanta, GA	Participating Mortgage	Jun-04	349,752	200	—	27,600,000	27,600,000	—	—	27,600,000
100 & 150 S. 5th Street	Office	Minneapolis, MN	Equity	Aug-04	1,069,065	—	68,699,500	48,500,500	117,200,000	—	8,751,000	125,951,000
Allure (SP Sahara)	Multi-Family	Las Vegas, NV	Joint Venture	Sep-04	473,000	404	—	19,868,000	19,868,000	—	13,357,000	33,225,000
Trump International Hotel & Tower	Multi-Family	Ft. Lauderdale, FL	Joint Venture	Nov-04	225,000	261	—	23,807,000	23,807,000	—	8,109,000	31,916,000
550 W. Adams	Office	Chicago, IL	Participating Mortgage	Nov-04	479,277	—	—	24,954,000	24,954,000	—	—	24,954,000
The Paramount	Multi-Family	Atlanta, GA	Joint Venture	Dec-04	396,128	300	—	74,882,000	74,882,000	—	786,000	75,668,000
Haven Distribution	Industrial	Ontario, CA	Equity	Jan-05	830,485	—	—	37,993,000	37,993,000	—	3,901,000	41,894,000
River Park Office	Office	Norwalk, CT	Equity	Mar-05	412,231	—	38,700,000	28,922,000	67,622,000	—	3,154,000	70,776,000
Calabash Distribution	Industrial	Fontana, CA	Equity	Mar-05	528,440	—	18,961,000	5,342,000	24,303,000	—	1,066,000	25,369,000
The Summit at Las Colinas	Office	Irving, TX	Equity	Apr-05	369,659	—	—	38,200,000	38,200,000	—	1,362,000	39,562,000
The Tower on Lake Carolyn	Office	Irving, TX	Equity	Apr-05	360,690	—	—	30,300,000	30,300,000	—	5,569,000	35,869,000
Kaiser Gateway II	Industrial	Fontana, CA	Equity	May-05	334,798	—	6,595,000	6,539,000	13,134,000	—	393,000	13,527,000
University Distribution	Industrial	San Bernardino, CA	Equity	Aug-05	250,111	—	—	2,614,000	2,614,000	—	104,000	2,718,000

							$132,955,500	$394,660,500	$527,616,000	$—	$46,552,000	$574,168,000

CB Richard Ellis Strategic Partners U.S. IV
Millennium Center	Office	Dallas, TX	Equity	Dec-05	835,044		$—	$72,939,000	$72,939,000	$—	$110,000	$73,049,000

							$—	$72,939,000	$72,939,000	$—	$110,000	$73,049,000

Global Innovation Partners
Real Energy, Inc.	Dist. Energy gen.	Woodland Hills, CA	Private Equity	Apr-01	n/a	—	$—	$10,000,000	$10,000,000	$—	$4,752,000	$14,752,000
Celion Networks, Inc.	Optical transport sys	Richardson, TX	Private Equity	Jun-01	n/a	—	—	11,000,000	11,000,000	—	375,000	11,375,000
36 NE Second Street	Office	Miami, Fl	Equity	Jan-02	162,140	—	20,098,251	10,901,749	31,000,000	—	213,799	31,213,799
Univision Tower	Office	Dallas, TX	Equity	Jan-02	477,000	—	59,512,286	32,987,714	92,500,000	—	4,063,408	96,563,408
Energos ASA	Dist. Energy gen.	Stavenger, Norway	Private Equity	Apr-02	n/a	—	—	24,310,000	24,310,000	—	6,090,000	30,400,000
Camperdown House	Office	London, UK	Equity	Jul-02	63,233	—	22,186,535	11,827,665	34,014,200	—	1,837,186	35,851,386
Hudson Corporate Center	Office	Weehawken, NJ	Equity	Nov-02	311,950	—	—	57,030,000	57,030,000	—	738,064	57,768,064
Denver Data Center	Office	Englewood, CO	Equity	Dec-02	84,000	—	—	6,721,760	6,721,760	—	1,461,957	8,183,717
2334 Lundy Place	Office	San Jose, CA	Equity	Dec-02	116,500	—	—	28,500,000	28,500,000	—	251,849	28,751,849

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch. Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Ardenwood Corporate Park	Office	Fremont, CA	Equity	Jan-03	307,657	—	—	57,000,000	57,000,000	—	3,132,297	60,132,297
2440 Marsh Lane	Office	Carrollton, TX	Equity	Jan-03	135,250	—	—	12,000,000	12,000,000	—	436,834	12,436,834
ASM Lithography Training Facility	Office	Tempe, AZ	Equity	May-03	113,405	—	—	22,400,000	22,400,000	—	134,279	22,534,279
AT&T Web Hosting Facility	Industrial	Lithia Springs, GA	Equity	Jun-03	250,191	—	—	13,500,000	13,500,000	—	161,499	13,661,499
Miami Data Center	Office	Miami, Fl	Equity	Jun-03	105,000	—	—	3,215,000	3,215,000	—	288,000	3,503,000
Acentic	In-room media	Cologne, Germany	Private Equity	Jun-03	n/a	—	—	30,778,000	30,778,000	—	—	30,778,000
Systems Management Spec	IT Outsourcing	Brea, CA	Private Equity	Jul-03	n/a	—	—	7,030,000	7,030,000	—	—	7,030,000
NTT/Verio Data Center	Office	Dallas, TX	Equity	Jul-03	116,500	—	—	8,563,000	8,563,000	—	66,000	8,629,000
Brea Data Center	Office	Brea, CA	Equity	Aug-03	68,807	—	—	10,150,000	10,150,000	—	100,098	10,250,098
Granite Tower	Office	Farmers Branch, TX	Equity	Sep-03	240,000	—	—	33,200,000	33,200,000	—	330,746	33,530,746
Maxtor Mfg Facility	Industrial	Fremont, CA	Equity	Sep-03	183,050	—	—	25,000,000	25,000,000	—	2,703,938	27,703,938
Stanford Place II	Office	Denver, CO	Equity	Oct-03	366,184	—	—	35,270,000	35,270,000	—	3,539,407	38,809,407
The Linc Group, LLC	Facilities Mgmt	Houston, TX	Private Equity	Dec-03	n/a	—	—	22,600,000	22,600,000	—	10,000,000	32,600,000
Yates Group	Retail	United Kingdom	Private Equity	Various	n/a	—	—	88,065,337	88,065,337	—	—	88,065,337
100 Technology Center Drive	Office	Stoughton MA	Equity	Feb-04	197,000	—	—	38,100,000	38,100,000	—	135,965	38,235,965
Cambian Healthcare	Health Care	United Kingdom	Private Equity	Mar-04	n/a	—	—	27,640,809	27,640,809	—		27,640,809
Upminster	Data Center	Frankfurt, Germany	Equity	Apr-04	111,000	—	—	14,331,000	14,331,000	—	48,000	14,379,000
The Siemens Building	Office	Dallas, TX	Equity	Apr-04	125,538	—	—	17,200,000	17,200,000	—	176,816	17,376,816
Savis Communication Corp	Data Networking	St Louis, MO	Private Equity	May-04	n/a	—	—	7,527,521	7,527,521	—	—	7,527,521
Carrier Center	Data Center	Los Angeles, CA	Equity	May-04	451,744	—	26,276,500	48,723,500	75,000,000	—	661,055	75,661,055
Lafyette Data Center	Data Center	Santa Clara, CA	Equity	May-04	300,000	—	30,000,000	30,000,000	60,000,000	—	252,064	60,252,064
Converse Tech	Office	Wakefield MA	Equity	Jun-04	388,000	—	27,310,000	30,690,000	58,000,000	—	363,581	58,363,581
Webb @ LBJ	Office	Dallas, TX	Equity	Aug-04	365,449	—	34,387,500	11,562,500	45,950,000	—	395,457	46,345,457
Above Net Data Center	Office	San Jose, CA	Equity	Sep-04	179,489	—	27,375,000	9,275,000	36,650,000	—	191,005	36,841,005
eBay Sacramento	Data Center	Rancho Cordova, CA	Equity	Oct-04	63,000	—	5,090,645	5,509,355	10,600,000	—	445,568	11,045,568
Sunset Gower Studios	Office	Los Angeles, CA	Private Equity	Nov-04	565,000	—	—	38,761,000	38,761,000	—	400,000	39,161,000

							$252,236,717	$841,370,910	$1,093,607,627	$—	$43,745,872	$1,137,353,499

GRAND TOTAL DOMESTIC							$680,860,711	$2,119,944,762	$2,800,805,473	$—	$281,387,777	$3,082,192,850

Strategic Partners UK
Toplin-House Brixton	Office	London, UK	Equity	Oct-01	47,935		$3,277,654	$1,120,224	$4,397,878	$—	$67,113	$4,464,991
UK House	Office	Farnborough, UK	Equity	Oct-01	28,010		4,369,445	1,494,392	5,863,837	—	89,484	5,953,321
Bull Works	Industrial	Ipswich, UK	Equity	Oct-01	104,228		1,748,234	597,301	2,345,535	—	35,793	2,381,328
Stanton Gate	Office	Romford, UK	Equity	Oct-01	19,112		1,310,606	448,546	1,759,152	—	58,566	1,817,718

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch. Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Burrows Building	Office	Shenfield, UK	Equity	Oct-01	15,922	—	2,185,862	746,056	2,931,918	—	44,742	2,976,660
Morley Road	Industrial	Tonbridge, UK	Equity	Oct-01	130,187	—	8,880,208	3,038,042	11,918,250	—	181,876	12,100,126
MCD Group Ltd.	Industrial	Keynsham, UK	Equity	Oct-01	38,351	—	1,021,133	371,528	1,392,661	—	—	1,392,661
Gateway House Kennington	Office	London, UK	Equity	Sep-02	19,537	—	4,284,645	1,708,437	5,993,082	—	17,910	6,010,992
Garland House	Office	Hartlepool, UK	Equity	Mar-03	18,837	—	2,420,965	1,053,550	3,474,515	—	1,421	3,475,936
Arkgrove House	Office	Hartlepool,UK	Equity	Mar-03	18,837	—	2,651,476	1,154,353	3,805,829	—	—	3,805,829
Vantage Point	Mixed Use	Brighton, UK	Equity	Mar-03	59,151	—	6,871,145	2,989,701	9,860,846	—	216,826	10,077,672
Elder Place			Equity	Mar-03	n/a	—	n/a	n/a	n/a	—	—	n/a
Chester House	Office	Haywards Heath, UK	Equity	Apr-03	34,177	—	4,362,931	1,258,235	5,621,166	—	2,315,517	7,936,683
Guild House	Office	Swindon, UK	Equity	Apr-03	51,672	—	6,134,989	1,270,008	7,404,997	—	—	7,404,997
The Delphi	Industrial	Ellsmere Port, UK	Equity	Apr-03	135,867	—	8,921,399	3,298,350	12,219,749	—	—	12,219,749
Brenchley House	Mixed Use	Maidstone, UK	Equity	Apr-03	85,630	—	9,556,896	4,266,341	13,823,237	—	—	13,823,237
Berwick House	Office	Orpington, Auk	Equity	Apr-03	51,204	—	7,577,078	2,234,452	9,811,530	—	—	9,811,530
Isis House	Office	Poyle, UK	Equity	Apr-03	15,626	—	2,933,063	1,240,447	4,173,510	—	—	4,173,510
Varity House	Office	Peterborough, UK	Equity	Apr-03	59,011	—	6,257,200	1,441,836	7,699,036	—	—	7,699,036
Highlight Retail Park	Retail Warehouse	Hartlepool, UK	Equity	Apr-03	63,787	—	8,964,173	3,311,410	12,275,583	—	162,948	12,438,531
Pilot HQ	Warehouse	Winchester, UK	Equity	Jul-03	77,820	—	6,782,707	2,751,166	9,533,873	—	(73)	9,533,800
Hamlet Green	Warehouse	Haverhill, UK	Equity	Oct-03	161,136	—	7,041,201	810,510	7,851,711	—	—	7,851,711
Tramlink Park, Merton	Industrial	London, UK	Equity	Feb-04	43,618	—	6,376,331	3,277,264	9,653,595	—	—	9,653,595

							$113,929,341	$39,882,149	$153,811,490	$—	$3,192,123	$157,003,613
Partenaires Bureaux
Baldi	Office	Saint Ouen, France	Equity	Oct-01	155,488	—	$12,973,065	$3,291,727	$16,264,792	—	$5,273,417	$21,538,209
Victoria Michelet	Office	Levallois Perret, France	Equity	Mar-02	100,354	—	20,489,554	3,636,282	24,125,836	—	4,720,457	28,846,293
Métropolitain	Office	Paris, France	Equity	Mar-02	80,341	—	17,473,008	4,804,821	22,277,829	—	3,085,547	25,363,376

							$50,935,627	$11,732,830	$62,668,457	$—	$13,079,421	$75,747,878
Commerces Rendement
Art de Vivre	Retail	Corbeil, France	Equity	May-04	141,806	—	9,921,029	2,152,114	12,073,143	$—	2,033,517	14,106,660
Venise	Retail	Montigny, France	Equity	Oct-04	125,354	—	8,616,413	2,994,911	11,611,324	—	3,504,913	15,116,237
Run	Retail	Reims, France	Equity	Nov-04	27,438	—	3,211,933	1,088,833	4,300,766	—	261,640	4,562,406
Mulhouse	Retail	Mulhouse	Equity	Apr-05	55,349	—	2,905,247	920,078	3,825,325	—	208,374	4,033,699
FSH	Retail	Paris	Equity	Jun-05	19,250	—	8,075,686	2,740,858	10,816,544	—	116,209	10,932,753
Chambly	Retail	Suburb of Paris	Equity	Jul-05	56,619	—	2,267,460	1,077,942	3,345,402	—	18,845	3,364,247
Allones	Retail	Suburb of Paris	Equity	Dec-05	96,851	—	1,767,400	842,194	2,609,594	—	259,317	2,868,911

							$36,765,168	$11,816,930	$48,582,098	$—	$6,402,815	$54,984,913
Strategic Partners UK II
Thames Tower	Office	Hammersmith	Equity	Jun-05	45,130	—	$—	$23,204,781	$23,204,781	$—	$1,280,513	$24,485,294
National Provident House	Mixed Use	Turnbridge Wells	Equity	Jun-05	81,208	—	—	26,950,435	26,950,435	—	1,584,240	28,534,675
Stockley Park	Office	Uxbridge	Equity	Aug-05	70,175	—	—	41,567,620	41,567,620	—	2,287,769	43,855,389
Landmark House	Office	Hammersmith	Equity	Aug-05	88,991	—	—	66,692,186	66,692,186	—	951,562	67,643,748
Lyondell House	Office	Maidenhead	Equity	Sep-05	25,030	—	—	19,888,507	19,888,507	—	1,060,155	20,948,662

	Type	Location	Investment Structure	Date of Purchase	Square Footage	Units	Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purch. Price Plus Acq. Fee	Other Cash Expenditures Expenses	Other Cash Expenditures Capitalized	Total Acquisition Cost
Lee & Churchgate House	Office	Manchester	Equity	Sep-05	246,250	—	—	83,774,742	83,774,742	—	4,314,693	88,089,435
Quayside Tower	Office	Birmingham	Equity	Oct-05	132,937	—	—	51,772,242	51,772,242	—	1,978,474	53,750,716
Marchington	Office	Marchington	Equity	Dec-05	1,300,000	—	—	65,832,147	65,832,147	—	2,368,357	68,200,504
Linford Wood Business Park	Office	Milton Keynes	Equity	Dec-05	119,122	—	—	26,859,078	26,859,078	—	1,393,950	28,253,028
No 1 Leeds City Office Park	Office	Leeds	Equity	Dec-05	60,856	—	—	35,629,389	35,629,389	—	1,805,518	37,434,907

							$—	$442,171,127	$442,171,127	$—	$19,025,231	$461,196,358
Dynamique Bureaux
Caravelle-Clichy	Office	Clichy	Equity	Aug-05	61,893	—	$17,160,669	$3,255,585	$20,416,254	$—	$1,149,264	$21,565,518
Caravelle-Levallois	Office	Levallos	Equity	Aug-05	43,702	—	13,216,913	2,507,404	15,724,317	—	921,405	16,645,722
Velizy	Office	Velizy	Equity	Dec-05	113,366	—	16,501,403	278,774	16,780,177	—	1,015,511	17,795,688

							$46,878,985	$6,041,763	$52,920,748	$—	$3,086,180	$56,006,928

GRAND TOTAL INTERNATIONAL							$248,509,121	$511,644,799	$760,153,920	$—	$44,785,770	$804,939,690

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, in the State of California, on this day of May 11, 2006.

CB RICHARD ELLIS REALTY TRUST

By:	/S/ JACK A. CUNEO
Name: Jack A. Cuneo
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack A. Cuneo and Robert H. Zerbst, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Name	Title	Date

/S/ ROBERT H. ZERBST Robert H. Zerbst	Chairman of the Board of Trustees	May 11, 2006

/S/ JACK A. CUNEO Jack A. Cuneo	President, Chief Executive Officer and Trustee (Principal Executive Officer)	May 11, 2006

/S/ CHARLES E. BLACK Charles E. Black	Trustee	May 11, 2006

/S/ MARTIN A. REID Martin A. Reid	Trustee	May 11, 2006

/S/ JAMES M. ORPHANIDES James M. Orphanides	Trustee	May 11, 2006

/S/ LAURIE ROMANAK Laurie Romanak	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	May 11, 2006

Exhibit Index

*1.1	Form of Managing Dealer Agreement.

3.1	First Amended and Restated Declaration of Trust of CB Richard Ellis Realty Trust, dated as of July 1, 2004.

3.2	Bylaws of CB Richard Ellis Realty Trust.

4.1	Subscription Agreement (included in the prospectus as Appendix B and incorporated herein by reference).

*5.1	Opinion of Clifford Chance US LLP, with respect to the legality of the shares being registered.

*8.1	Opinion of Clifford Chance US LLP with respect to tax matters.

10.1	2004 Equity Incentive Plan.

10.2	2004 Performance Bonus Plan.

10.3	Advisory Agreement, dated as of July 1, 2004, by and among CB Richard Ellis Realty Trust, CBRE Operating Partnership, L.P. and the Investment Advisor.

10.4	Agreement of Limited Partnership of CBRE Operating Partnership, L.P., dated as of July 1, 2004, by and among CB Richard Ellis Realty Trust and the limited partners named therein.

10.5	CB Richard Ellis Realty Trust Dividend Reinvestment Plan (included in the prospectus as Appendix C and incorporated herein by reference).

**10.6	Purchase and Sale Agreement, dated as of August 6, 2004, by and between WS Roscoe, LLC and CBRE Operating Partnership, L.P.

**10.7	Purchase and Sale Agreement, dated as of November 2, 2004, by and between Taunton Industrial Associates LLC and RT Taunton, LLC.

**10.8	Purchase and Sale Agreement, dated as of May 10, 2005, by and between Deerfield Commons I LLC and RT Deerfield I, LLC.

10.9	License Agreement, dated as of July 19, 2005, by and among CB Richard Ellis Realty Trust, CB Richard Ellis, Inc. and CB Richard Ellis of California, Inc.

**10.10	Purchase and Sale Agreement, dated May 10, 2005, by and between Deerfield Park LLC and RT Deerfield II, LLC.
**10.11	Promissory Note, dated as of October 25, 2004, made by CBRE Operating Partnership, L.P. to the order of The Northwestern Mutual Life Insurance Company.
**10.12	Deed of Trust and Security Agreement, dated as of October 25, 2004, by and between CBRE Operating Partnership, L.P. and The Northwestern Mutual Life Insurance Company.
**10.13	Promissory Note, dated as of February 28, 2005, made by RT Taunton, LLC to the order of The Northwestern Mutual Life Insurance Company.
**10.14	Mortgage and Security Agreement, dated as of February 28, 2005, by and between RT Taunton, LLC and The Northwestern Mutual Life Insurance Company.
**10.15	Promissory Note, dated as of November 29, 2005, made by CBRE Operating Partnership, L.P. to the order of Allianz Life Insurance Company of North America LLC.
**10.16	Deed to Secure Debt and Security Agreement, dated as of November 29, 2005, by RT Deerfield I, LLC to and in favor of Allianz Life Insurance Company of North America LLC.

**10.17	Form of Indemnification Agreement.

*10.18	Form of Escrow Agreement.

**21.1	List of Subsidiaries of CB Richard Ellis Realty Trust.

**23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Clifford Chance US LLP (included in Exhibits 5.1 and 8.1).

24.1	Power of Attorney (included on the Signature Page).

*	To be filed by amendment.

**	Filed herewith.